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                                                                   Exhibit 10.16

                   SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

                            DATED AS OF MAY 24, 2005

                                      AMONG

                              CLEARWIRE CORPORATION

          HISPANIC INFORMATION AND TELECOMMUNICATIONS NETWORK, INC. AND

                               HITN SPECTRUM, LLC

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SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT This Spectrum Access and Loan
Facility Agreement (this "Agreement"), dated as of May 24, 2005, is among Clearwire Corporation, a Delaware corporation, whose address is 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, WA 98033 ("Clearwire"), Hispanic Information and Telecommunications Network, Inc., a New York non-profit corporation, whose address is 449 Broadway, Third Floor, New York, New York 10013 ("HITN"), and HITN Spectrum, LLC, a Delaware limited liability company, having an address at 449 Broadway, Third Floor, New York, New York 10013 ("Holdco").

                                    RECITALS:

     A. HITN and Holdco, as HITN's wholly owned affiliate, are eligible to hold licenses for EBS spectrum in the United States issued by the FCC. HITN currently holds a number of such licenses. HITN has partnered with Clearwire to further its mission of providing a network of non-commercial telecommunications facilities in order to advance the interests of non-profit communities, including educational, social, cultural and governmental organizations (collectively, the "Non-Profit Community"). In particular, HITN, directly and through its affiliates, is focused on the educational, social, cultural, and economic aspirations of Hispanics throughout the United States, including Puerto Rico. HITN has made certain commercial capacity associated with its EBS licenses available to Clearwire, and Clearwire has committed to make capacity on its wireless broadband network available to HITN.

     B. HITN believes that its ability to provide the desired services to the Non-Profit Community will be significantly enhanced by expanding the geographic reach of its platform through the acquisition by Holdco, or wholly owned limited liability company subsidiaries of Holdco (each a "Newco") of additional EBS licenses, making the commercial capacity associated with those licenses available to Clearwire, subject to existing obligations to other commercial operators, and providing services to the Non-Profit Community on the reserved spectrum capacity.

     C. Clearwire wishes to obtain a source of spectrum capacity for the future and to facilitate the branding of the Clearwire mark through the services to be provided by HITN to the Non-Profit Community. Therefore, Clearwire has agreed, at its continuing option and in its sole discretion, to provide financing to Holdco to facilitate Holdco's acquisition of EBS licenses.


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     The parties therefore agree as follows:

     1. DEFINITIONS. As used in this Agreement the following terms shall have the following meanings:

          1.1 "Acquired Channel" shall mean an EBS Opportunity Channel which has been acquired in an Acquisition.

          1.2 "Acquisition" shall mean an acquisition of EBS Opportunity Channel by Holdco or Newco, which acquisition is funded by a Purchase Advance.

          1.3 "Acquisition Balance" shall mean the sum of all Advances made by Clearwire to the date of execution of a Use Agreement by Clearwire with respect to the EBS Opportunity Channels that are the subject of such Use Agreement, together with accrued and unpaid interest in respect thereof to the date thereof.

          1.4 "Acquisition Budget" shall mean a budget submitted by Holdco to Clearwire for each Acquisition showing the purchase price of the EBS Opportunity Channel and all Expenses related to the Acquisition.

          1.5 "Advance" shall mean a Purchase Advance or an Expense Advance in respect of a particular EBS Opportunity Channel or group of EBS Opportunity Channels in the same Market, and reflected in a Promissory Note in respect of such Market.

          1.6 "Advance Royalty Payment" has the meaning given that term in the applicable Use Agreement.

          1.7 "Agreement Expenses" shall mean all out-of-pocket expenses actually incurred and either paid by HITN or approved in advance by Clearwire in the preparation and negotiation of this Agreement and the other Loan Documents, including reasonable attorneys' fees.

          1.8 "Clearwire" has the meaning given that term in the heading, and shall include any Clearwire affiliate to which are assigned any rights or obligations of Clearwire as permitted hereunder.

          1.9 "Clearwire License Transfer" has the meaning given that term in
Section 2.5.4.

          1.10 "CW Subsidiary" shall mean a wholly owned subsidiary of Clearwire.

          1.11 "Default Rate" shall mean five percent (5%) above the prime rate as published in The Wall Street Journal at the time an Event of Default occurs.

          1.12 "Disallowed Claim" has the meaning given that term in Section
9.4.


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          1.13 "EBS" shall mean Educational Broadband Service (formerly known as
"Instructional Television Fixed Service"), as such term is defined in the current rules and regulations of the FCC.

          1.14 "EBS Opportunity Channels" shall mean EBS spectrum identified by any of Clearwire, Holdco and HITN as an acquisition opportunity.

          1.15 "Encumbered Channel" shall mean an Acquired Channel which is subject to a Third-Party Lease that survives the closing of the Acquisition.

          1.16 "Expense Advance" shall mean an advance of funds under a Promissory Note to pay Expenses, as reflected on a grid attached to such Promissory Note.

          1.17 "Expense Budget" shall have the meaning assigned to that term in
Section 2.4.

          1.18 "Expenses" shall mean all out-of-pocket expenses actually incurred and either paid by HITN, Holdco or any Newco or approved in advance by Clearwire including without limitation all FCC filing fees, application fees, reasonable legal and engineering fees arising from the Acquisition of an EBS Opportunity Channel or with respect to the ownership, maintenance and lease of such EBS Opportunity Channel.

          1.19 "FCC" shall mean Federal Communications Commission.

          1.20 "Global Events of Default" shall have the meaning assigned to that term in Section 8.1 hereof.

          1.21 "Guarantor" shall have the meaning given that term in Exhibit
1.40.

          1.22 "Guaranty" shall mean, as the context requires, a Guaranty Agreement in the form attached hereto as Exhibit 1.22 to be executed by HITN in favor of Clearwire, guaranteeing the obligations of Holdco and each subsequent Guaranty Agreement to be executed by HITN and Holdco in favor of Clearwire, guaranteeing the obligations of each Newco.

          1.23 "HITN" has the meaning given that term in the heading.

          1.24 "HITN Indemnitee" has the meaning given that term in Section 9.4.

          1.25 "Holdco" has the meaning given that term in the heading.

          1.26 "Interest Rate" shall mean a fixed rate of interest for each Promissory Note which shall be fixed at the time of the first Advance thereunder at a rate equal to the then prime rate of interest as published in The Wall Street Journal, calculated on the basis of a 365-day year and actual days elapsed.

          1.27 "Loan Documents" shall mean, collectively, this Agreement, each Promissory Note, each Security Agreement, each Pledge Agreement, each Guaranty and any other security documents, guarantees, pledges and agreements executed by HITN, Holdco and/or


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any Newco in connection with this Agreement and any Use Agreement.

          1.28 "Loan Facility" shall mean the credit facilities provided by Clearwire to Holdco and Newco pursuant to this Agreement.

          1.29 "Market" shall mean the EBS Opportunity Channels in the same Geographic Service Area (as defined by the FCC) that are the subject of one or more Acquisitions hereunder.

          1.30 "Market Events of Default" shall have the meaning assigned to that term in Section 8.2 hereof.

          1.31 "Newco" has the meaning given to that term in Recital B.

          1.32 "Newly Unencumbered Channel" shall mean an EBS Opportunity Channel that at the time of Acquisition was an Encumbered Channel and is no longer subject to a Third-Party Lease or Subsequent Lease Rights.

          1.33 "Non-Profit Community" has the meaning given to that term in Recital A.

          1.34 "Opportunity Notice" has the meaning given that term in Section 2.1.

          1.35 "Other Claim" has the meaning given that term in Section 9.4.

          1.36 "Pledge Agreement" shall mean, as the context requires, a Pledge Agreement in the form attached hereto as Exhibit 1.36 to be executed by HITN in favor of Clearwire evidencing the pledge of HITN's membership interests in Holdco as described in Section 3.6.2 and each subsequent Pledge Agreement to be executed by Holdco in favor of Clearwire evidencing the pledge of Holdco's membership interests in a Newco as described in Section 3.6.2.

          1.37 "Promissory Note" shall mean a promissory note in the form attached hereto as Exhibit 1.37 from Holdco or Newco in favor of Clearwire evidencing the applicable Advances and any promissory note or notes made and delivered in substitution or replacement therefor.

          1.38 "Proposed Expense Budget" shall have the meaning assigned to that term in Section 2.4.

          1.39 "Purchase Advance" shall mean an advance of funds under a Promissory Note to fund an Acquisition, as reflected on a grid attached to such Promissory Note.

          1.40 "Security Agreement" shall mean a Security Agreement in the form attached hereto as Exhibit 1.40 and, as the context requires, each Security Agreement executed pursuant to this Agreement.


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          1.41 "Single Purpose Entity" shall mean an entity that (i) exists solely for the purpose of owning and operating its EBS Opportunity Channels, and
(ii) conforms with all of the requirements set forth in Exhibit 1.41.

          1.42 "SPE Operating Agreement" has the meaning given that term in
Exhibit 1.41.

          1.43 "Subsequent Lease Rights" shall mean any and all rights of first refusal, rights of negotiation, rights of first offer, options to lease or purchase or other similar rights that may be in existence or come into existence upon the expiration of a Third-Party Lease or otherwise with respect to an Acquired Channel, but excluding any rights that may be deemed created by this Agreement or that are otherwise for the benefit of Clearwire or any Clearwire affiliate.

          1.44 "Third-Party Lease" shall mean a lease, royalty or other applicable use agreement in respect of an EBS Opportunity Channel by a party other than Clearwire or HITN as the lessee or party with rights to use all or some portion of the EBS Opportunity Channel.

          1.45 "UCC" shall mean the Uniform Commercial Code as currently in force in or as subsequently amended in the State of Washington.

          1.46 "Unencumbered Channel" shall mean an EBS Opportunity Channel that is not subject to a Third-Party Lease or subject to Subsequent Lease Rights on the date of the closing of its Acquisition.

          1.47 "Use Agreement" shall mean the form of EBS Excess Capacity Use and Royalty Agreement attached hereto as Exhibit 1.47, and each Use Agreement entered into pursuant to this Agreement.

     2. LEASE OPTION.

          2.1 Identification of EBS Opportunity Channel. Any of Clearwire, Holdco and HITN may identify opportunities for Holdco, or to the extent provided for in Section 2.3, a Newco, to acquire EBS Opportunity Channels. Such identification shall be in writing addressed to the other parties at the addresses provided below for notice and specifically identifying the channels and the call sign for the channels (each an "Opportunity Notice"). If Clearwire so identifies EBS Opportunity Channels, HITN and Holdco agree that neither of them will solicit, negotiate for, purchase, accept assignment or otherwise acquire such EBS Opportunity Channels other than pursuant to the terms set forth in this Agreement.

          2.2 Election to Proceed. If HITN and Holdco elect to pursue an Acquisition through Holdco or a Newco, Holdco will advise Clearwire in writing of its desire to proceed within five (5) business days following the receipt of the Opportunity Notice from Clearwire. If Holdco does not respond affirmatively, Clearwire may pursue the EBS Opportunity Channels with another organization qualified to hold EBS Channels. If EBS Opportunity Channels are identified by HITN or Holdco, then Clearwire will inform HITN in writing within fifteen (15) days following receipt of the Opportunity Notice whether or not it is willing to provide financing to facilitate the Acquisition. If Clearwire elects to provide financing, then Clearwire will inform


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HITN within 15 days after the receipt by Clearwire of all due diligence materials related to the Acquisition if Clearwire requires that such Acquisition be made by a Newco, as provided in Section 2.3. If the parties mutually agree to pursue an Acquisition pursuant to these procedures and Holdco or a Newco thereafter signs a binding purchase agreement for such Acquisition on terms approved by Clearwire, then subject to satisfaction of the conditions precedent of Section 3.7, Clearwire shall have an obligation to make a Purchase Advance to fund such Acquisition and to make the other Advances with respect thereto as herein provided. In the event of an Acquisition, the commercial capacity on the EBS Opportunity Channels so acquired shall be made available to Clearwire on the terms set forth in Section 2.5.

          2.3 Acquisition by a Newco. At Clearwire's sole discretion, it may require Holdco to form a Newco for the purpose of acquiring any of the EBS Opportunity Channels. Each Newco shall be a Single Purpose Entity and shall also own no assets other than the EBS Opportunity Channel to be acquired (and any EBS Opportunity Channels subsequently acquired in the same Market) and the assets related to the operation of such EBS Opportunity Channel or Channels.

          2.4 Expense Advances.

               2.4.1 Expense Budget Procedures. Within thirty (30) days following the closing of each Acquisition and each year thereafter, Holdco or Newco, as the case may be, will propose a budget ("Proposed Expense Budget") of Expenses necessary to maintain the acquired EBS Opportunity Channel in full force and effect and to carry out its obligations under any Third-Party Lease affecting such acquired EBS Opportunity Channel; provided, however, if more than one Acquisition occurs in a single Market, then the Proposed Expense Budget shall amend the then existing Expense Budget for the acquired EBS Opportunity Channels in such Market and shall reflect Expenses for all EBS Opportunity Channels acquired in such Market. Clearwire will approve or modify the Proposed Expense Budget within thirty (30) days of its receipt and such Proposed Expense Budget, as modified, shall be the "Expense Budget" for the EBS Opportunity Channels in such Market for the following twelve months unless modified by the addition of more EBS Opportunity Channels in such Market. Clearwire shall be obligated to make the Expense Advances for the Expenses set forth in the Expense Budget and such other Expenses that Clearwire approves in writing prior to such Expenses being incurred.

               2.4.2 Uncompensated Actions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, neither Holdco nor any Newco shall be required to take any action for which Clearwire has not approved an Expense under this procedure; provided that, any such failure to take an action shall not prejudice in any manner Clearwire's right to take such action in place of and in the name of Holdco or a Newco, if in the reasonable judgment of Clearwire it was necessary to preserve a present or future right of Clearwire hereunder.

               2.4.3 Application of Third Party Royalties. During the time that an Acquired Channel is subject to a Third-Party Lease, any royalty payments which are paid under such Third-Party Lease to Holdco or Newco (including payments made on account of such Third-Party Lease after its expiration) shall be held in trust for Clearwire and immediately paid over to Clearwire to be applied by Clearwire as provided in the Promissory Note related to such


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Acquired Channel. Clearwire shall make Expense Advances on a timely basis regardless of whether there is any delay or shortfall in such royalty payments. Clearwire shall account for the receipt and application of royalty payments from Third-Party Leases on the grid attached to the applicable Promissory Note.

               2.4.4 Acquired Markets Subject to Use Agreements. The procedures outlined for Expense Advances shall cease to the extent Expenses are provided for under an applicable Use Agreement while such Use Agreement is in force, but shall continue to be applicable to the Acquired Channels to the extent any Expenses are not covered by such Use Agreement or if the operation of the Use Agreement is suspended, terminated or is unenforceable for any reason, as long as an affiliate of HITN is the holder of the license in respect thereof.

          2.5 Clearwire Option to Enter Use Agreements.

               2.5.1 Use Agreement for Unencumbered Channels. Within five (5) days following the closing of the Acquisition of any Unencumbered Channels, Holdco (or the applicable Newco) and Clearwire (or an entity designated by Clearwire) will enter into a Use Agreement (with the blanks appropriately completed by Clearwire), and the Advance Royalty Payment shall be equal to the Acquisition Balance in respect of the Unencumbered Channels, as reflected in the applicable Promissory Note at the time.

               2.5.2 Subsequent Use Agreement Rights. If any Acquired Channel is, at the time of the closing of the applicable Acquisition, subject to a Third-Party Lease and thereafter, such Third-Party Lease expires or is otherwise terminated pursuant to its terms and there are no Subsequent Lease Rights under such Third-Party Lease which survive the expiration or termination thereof, then Holdco or Newco, as the case may be, will then offer to Clearwire, in writing, the right to enter into a Use Agreement with respect to such Acquired Channel and if Clearwire accepts such offer within ninety (90) days of the receipt of such offer by Clearwire, Holdco or Newco shall promptly execute and deliver to Clearwire a Use Agreement, with the blanks appropriately completed by Clearwire, and the Advance Royalty Payment shall be equal to the Acquisition Balance.

               2.5.3 Subsequent Use Agreement Option. If any Acquired Channel is, at the time of the closing of the applicable Acquisition, subject to a Third-Party Lease which includes Subsequent Lease Rights that survive the closing of the Acquisition, then HITN, Holdco and Newco agree that during the term of any such Third-Party Lease and/or during the period during which any such Subsequent Lease Rights are in effect, that neither HITN, Holdco nor Newco will take any action that would trigger the Subsequent Lease Rights or application thereof to such Acquired Channel without the written consent of Clearwire. Upon the expiration of the Third-Party Lease and the Subsequent Lease Rights, Holdco or Newco, as the case may be, will then offer to Clearwire, in writing, the right to enter into a Use Agreement with respect to such Acquired Channel and if Clearwire accepts such offer within ninety (90) days of the receipt of such offer by Clearwire, Holdco or Newco shall execute and deliver to Clearwire a Use Agreement, with the blanks appropriately completed by Clearwire, and the Advance Royalty Payment shall be equal to the Acquisition Balance. Notwithstanding the foregoing, if Clearwire determines in good faith that a breach will not result from, and the Subsequent Lease Rights will not be triggered by, entering into a Use Agreement for such Acquired Channel with Clearwire,


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Clearwire, by written notice to Holdco (or the applicable Newco) may elect to enter into a Use Agreement upon the termination or expiration of such Third-Party Lease. In that event, Holdco (or the applicable Newco) shall, promptly following expiration or termination of such Third-Party Lease, execute and deliver to Clearwire a Use Agreement, with the blanks appropriately completed by Clearwire, and the Advance Royalty Payment shall be equal to the Acquisition Balance; provided that, Clearwire indemnify, and hold harmless, HITN and Holdco and any applicable Newco, and their respective Indemnified Parties, for any and all claims relating to its entering into the Use Agreement, pursuant to the indemnification procedures set forth in Section 9.4

               2.5.4 Clearwire License Options. If at any time the FCC rules permit the license of an Acquired Channel to be held by any commercial entity directly, then pursuant to the applicable Use Agreement if one is then in effect, Holdco (or the applicable Newco) shall transfer the license to Clearwire (or its designated CW Subsidiary) at no cost to Clearwire (a "Clearwire License Transfer"). Where a Use Agreement is not in place with respect to an Acquired Channel that upon expiration of a Third-Party Lease would be a Newly Unencumbered Channel, upon Clearwire's request Holdco (or the applicable Newco) shall transfer the license to Clearwire, at no cost to Clearwire, at which time any Acquisition Balance in respect of the Acquired Channel shall be deemed satisfied. Clearwire shall have no right to a Clearwire License Transfer with respect to any Acquired Channel which is subject to a Third-Party Lease which includes Subsequent Lease Rights unless Clearwire determines in good faith that a breach will not result from, and the Subsequent Rights will not be triggered by, the Clearwire License Transfer. Upon such determination, Clearwire, by written notice to Holdco (or the applicable Newco) may require Holdco (or the applicable Newco) to make a Clearwire License Transfer; provided that, Clearwire indemnify, and hold harmless, HITN and Holdco and any applicable Newco, and their respective Indemnified Parties, for any and all claims relating to such Clearwire License Transfer, pursuant to the indemnification procedures set forth in Section 9.4.

          2.6 Resale of Services. In the event that (i) Clearwire or a CW Subsidiary becomes the holder of a license for an Acquired Channel pursuant to the provisions of Section 2.5.4, (ii) Holdco or Newco, as applicable, is then serving six or more customers through such Acquired Channel, (iii) any Third-Party Lease or Subsequent Lease Rights related to such Acquired Channel have expired, and (iv) Clearwire or such CW Subsidiary has launched or subsequently launches its wireless communications services in the Market over the Acquired Channel, then Clearwire shall offer to Holdco or Newco, as applicable, the ability to resell Clearwire's commercial services to nonprofit accredited and unaccredited educational institutions and other similar nonprofit institutions in the relevant Market ("Permitted Customers"). If the conditions in clauses (i), (ii) and (iii) above are satisfied, then within sixty (60) days following the commencement of commercial services, as described in clause (iv) above, Clearwire, or the CW Subsidiary, will provide written notice of such commercial service to Holdco which notice will include a proposed agreement upon which Holdco or Newco, as applicable, could resell Clearwire's package of wireless communication services on up to five percent (5%) of the network capacity on such Acquired Channel to Permitted Customers in the applicable Market. The prices offered to Holdco or Newco will be the standard wholesale rates offered to similarly situated, unaffiliated third parties in such Market purchasing a similar quantity and type of wireless communications services. The resale agreement will incorporate the standard terms and conditions used by Clearwire with respect to other similarly situated


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resellers of Clearwire's wireless communications services. Clearwire, or the CW
Subsidiary, may terminate any resale agreement entered into pursuant to this
Section 2.6 at any time Holdco or Newco, as applicable, is not serving at least six customers through the Acquired Channel which is the subject of such resale agreement.

     3. LOAN AND PROMISSORY NOTE

          3.1 Loan Amount. Subject to the terms and conditions of this Agreement and each Promissory Note, Clearwire shall make the Loan Facility available to Holdco. Each Advance shall be evidenced by entry on a grid attached to a Promissory Note, as described below, the terms of which are by this reference incorporated in this Agreement.

          3.2 Use of Funds. Holdco, directly or through one or more Newcos, shall utilize the Loan Facility for the exclusive purpose of the Acquisition of identified EBS Opportunity Channels or paying the Expenses set forth in an Expense Budget related thereto or as otherwise approved by Clearwire. The Loan Facility and Advances thereunder shall not be used for any other purposes, including for the personal, family, household or other expenses of any individual.

          3.3 Interest. The outstanding principal balance of each Promissory Note shall bear interest at the Interest Rate per annum and shall be paid as provided therein.

          3.4 Default Interest. If any amount due under this Agreement is not paid when due, such amount shall continue to bear interest from the due date until and including the date such payment is received by Clearwire at the Interest Rate per annum.

          3.5 Payments. Principal and accrued interest shall be payable as described in each Promissory Note. Payment of all principal and interest on each Promissory Note, and all other amounts due under the Loan Documents, shall be made at the office of Clearwire set forth above or as otherwise directed in writing by Clearwire to Holdco or Newco, as applicable. Except as otherwise specifically provided in this Agreement, Holdco's, Newco's and Clearwire's obligations to pay all sums due under the Loan Documents shall be absolute and unconditional under any and all circumstances of any character.

          3.6 Security.

               3.6.1 Security Agreement. All obligations under each Promissory Note and each Use Agreement related thereto shall be secured by a Security Agreement granting Clearwire a first and exclusive lien on all of Holdco's assets in the relevant Market if such Promissory Note is executed by Holdco or by a Security Agreement granting Clearwire a first and exclusive lien on all of assets of each Newco, if such Promissory Note is executed by a Newco, in each case to the extent permitted by law.

               3.6.2 Pledge Agreement. All obligations under every Promissory Note executed by Holdco and each Use Agreement related thereto shall be further secured by a Pledge Agreement granting Clearwire a first priority, exclusive pledge by HITN of 100% of the securities of Holdco. All obligations under each Promissory Note executed by a Newco and each


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Use Agreement related thereto shall be further secured by a Pledge Agreement granting Clearwire a first priority, exclusive pledge by Holdco of 100% of the securities of such Newco.

               3.6.3 Guaranty. All obligations under this Agreement, each Use Agreement and each Promissory Note shall be guaranteed by HITN pursuant to the Guaranty to the extent permitted by law.

          3.7 Conditions Precedent. The following conditions must be satisfied or waived by Clearwire before the initial Purchase Advance or Clearwire shall have no obligation to make such Purchase Advance:

                    (a) All of the Loan Documents to which they are parties and which are due to be executed at the time as provided herein must be executed by HITN, Holdco or Newco, as the case may be, and delivered to Clearwire, and Clearwire must execute all documents to which it is a party;

                    (b) Any other documents, instruments or agreements related to the Loan Facility and reasonably requested by Clearwire must be executed by HITN, Holdco and/or Newco;

                    (c) HITN must own 100% of the voting and beneficial interests of Holdco at all times;

                    (d) Clearwire shall have filed a financing statement in the State of Delaware to perfect its security interest in the membership interests in Holdco;

                    (e) Clearwire's board of directors must have approved this Agreement and the transactions contemplated hereby on or before the date of this Agreement;

                    (f) Clearwire must complete, to its satisfaction, its due diligence for the initial Purchase Advance and the Acquisition to be funded with the proceeds of such Purchase Advance;

                    (g) The representations and warranties of HITN and Holdco contained herein and in the other Loan Documents shall be true and correct in all material respects as of the date the initial Purchase Advance is made as if made on and as of such date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and that the corporate and limited liability company documents described in Sections 3.7(i)((i)and (ii)) have not been amended, and Clearwire shall have received certificates to such effect dated as of such date and executed by duly authorized officers of HITN and Holdco;

                    (h) Holdco's operating agreement must incorporate the single purpose entity provisions attached hereto as Exhibit 1.41;

                    (i) Clearwire shall have received:


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                         (i) certified copies of the resolutions of the board of
          directors of HITN and the sole member's consent of Holdco, dated as of the date of this Agreement, and approving, as appropriate, the Loan Facility, the form of Use Agreement, this Agreement and the other Loan Documents, and all other applicable documents, if any, to which HITN or Holdco is a party and evidencing corporate or limited liability company authorization with respect to such documents;

                         (ii) a certificate of the Secretary or Assistant Secretary of HITN and Holdco, dated as of the date of this Agreement, and certifying (w) the name, title and true signature of each officer of such entity authorized to execute the Loan Documents and the Use Agreements to which it is a party, (x) that attached thereto is a true and complete copy of the organizing documents and bylaws of HITN or the operating agreement of Holdco, as amended to date, and a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate, (y) that HITN owns 100% of the issued and outstanding membership interests of Holdco and that no options or other rights exist in any other person, and (z) that Holdco has no other securities outstanding;

                         (iii) insurance certificates evidencing the coverages required by Section 6.9 and naming Clearwire as an "additional insured" or "loss payee," as applicable;

                         (iv) a copy of the most recent tax information return on Form 990 filed by HITN with the Internal Revenue Service or other applicable information return filed by HITN and a pro forma financial statement of Holdco showing the effect of the initial Purchase Advance and the first Acquisition; and

                         (v) opinion letters of counsel for HITN and Holdco, dated the date of this Agreement, in form and substance satisfactory to Clearwire in its sole discretion;

                    (j) Clearwire must approve the Acquisition Budget; and

                    (k) Clearwire must approve the amount of Agreement Expenses after HITN has presented Clearwire with a detailed accounting of the same.

          3.8 Future Purchase Advance Conditions Precedent. The following conditions must be satisfied or waived by Clearwire before each subsequent Purchase Advance or Clearwire shall have no obligation to make such Purchase
Advance:

                    (a) Holdco or Newco, as the case may be, shall execute a Promissory Note with an attached grid showing the amount of the Purchase Advance. However, if the Purchase Advance is to fund an Acquisition in a Market in which Holdco or an existing Newco already has an Acquired Channel, then the Purchase Advance shall be reflected on the grid attached to the applicable existing Promissory Note and shall be acknowledged by Holdco or Newco, as the case may be, and an additional Promissory Note


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     need not be executed. In other words, all Purchase Advances made to the same entity to fund Acquisitions in the same Market will be evidenced by one Promissory Note;

                    (b) Unless Clearwire has already made a Purchase Advance to fund an Acquisition in the same Market, then Holdco will execute a Security Agreement granting Clearwire a security interest in all of the assets of Holdco in the subject Market;

                    (c) Any other documents, instruments or agreements related to the Loan Facility and reasonably requested by Clearwire must be executed by HITN and/or Holdco or Newco;

                    (d) Clearwire must complete, to its satisfaction, its due diligence for each subsequent Acquisition to be funded with the proceeds of a Purchase Advance;

                    (e) The representations and warranties of HITN and Holdco contained herein and in the other Loan Documents and in the Use Agreements shall be true and correct in all material respects as of the date each subsequent Purchase Advance is made as if made on and as of such date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and that the corporate documents described in Sections 3.7(i) (i and ii) have not been amended, and Clearwire shall have received certificates to such effect dated as of such date and executed by duly authorized officers of HITN and Holdco; and

                    (f) Clearwire must approve the Acquisition Budget.

          3.9 Expense Advance Conditions Precedent. The following conditions must be satisfied or waived by Clearwire before each Expense Advance or Clearwire shall have no obligation to make such Expense Advance:

                    (a) Clearwire must have approved the initial Expense Budget or the applicable annual Expense Budget;

                    (b) Holdco or Newco must deliver a written request for the Expense Advance at least 15 days prior to the proposed date of the Expense Advance stating the amount of the Expense Advance, the items to be paid for with the Expense Advance, a copy of the invoice(s) to be paid, and other information reasonably requested by Clearwire from time to time. Submission of such a request shall be deemed a representation by the submitting party that (i) no Global Event of Default exists, (ii) no Market Event of Default exists in the Market of the Acquired Channel for which the Expense Advance is requested, (iii) all of the representations and warranties of HITN, Holdco and Newco contained in this Agreement are true and correct as of the date of the request and (iv) all Expenses which are described in the request for the Expense Advance have been paid or approved in advance by Clearwire;

                    (c) The items to be paid with the Expense Advance must have been included in the applicable Expense Budget or, if not included, then Clearwire must have approved such Expense in writing; and


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                    (d) Holdco or Newco, as the case may be, shall acknowledge the grid attached to the applicable Promissory Note evidencing the Expense Advance.

          3.10 Conditions Precedent for Newco. The following additional conditions must be satisfied or waived by Clearwire before the first Purchase Advance or Expense Advance to each Newco or Clearwire shall have no obligation to make such Advance:

                    (a) HITN and Holdco must each execute and deliver to Clearwire a Guaranty, guaranteeing the obligations of the Newco which will receive the Advance;

                    (b) Holdco must execute and deliver to Clearwire a Pledge Agreement, granting Clearwire a first priority and exclusive pledge by Holdco of 100% of the securities of Newco;

                    (c) Newco must execute and deliver to Clearwire a Security Agreement, granting Clearwire a first and exclusive lien on all of assets of Newco, to the extent permitted by law;

                    (d) Clearwire shall have filed a financing statement in the State of Delaware to perfect its security interest in the membership interests in Newco;

                    (e) Holdco must take any other actions necessary to provide Clearwire with a perfected first security interest in all of the issued and outstanding securities of Newco;

                    (f) Newco must be a Single Purpose Entity and, after the Acquisition, must own no assets other than the EBS Opportunity Channel to be acquired and the assets related to operating it;

                    (g) Clearwire shall have received:

                         (i) a certified copy of the sole member's consent of Newco, dated as of the date of the Acquisition, and approving, as appropriate, the Use Agreement and the other Loan Documents, and all other applicable documents, if any, to which Newco is a party and evidencing authorization with respect to such documents;

                         (ii) a certificate of the Secretary or Assistant Secretary of Newco, dated as of the date of the Acquisition, and certifying (w) the name, title and true signature of each officer of such entity authorized to execute the Loan Documents and Use Agreements to which it is a party, (x) that attached thereto is a true and complete copy of the organizing documents and operating agreement of Newco, as amended to date, and a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate, (y) that Holdco owns 100% of the issued and outstanding membership interests of Newco and that no options or other rights exist in any other person, and (z) that Newco has no other securities outstanding;


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                         (iii) insurance certificates evidencing the coverages
          required by Section 6.9 and naming Clearwire as an "additional insured" or "loss payee," as applicable;

                         (iv) a pro forma financial statement of Newco showing the effect of the subject Purchase Advance and the subject Acquisition; and

                         (v) an opinion letter of counsel for Newco in the same form and substance as was delivered with respect to Holdco pursuant to
          Section 3.7(i)(v); and

                    (h) Newco must execute an agreement in form attached hereto as Exhibit 3.10(h) to the effect that all representations, warranties and covenants under this Agreement that apply to Holdco also apply to Newco in the same fashion and that Newco is bound by the terms and conditions of this Agreement in the same fashion as Holdco as if it had been a party to this Agreement at the outset.

     4. REPRESENTATIONS AND WARRANTIES OF HITN AND HOLDCO. HITN and Holdco hereby represent and warrant to Clearwire as follows:

          4.1 Nature of HITN and Newco. HITN is a non-profit corporation duly organized, validly existing, and in good standing under the laws of New York. Holdco is a non-profit single member limited liability company duly organized, validly existing, and in good standing under the laws of Delaware. Both HITN and Holdco have powers adequate for (a) making and performing each of the Loan Documents and Use Agreements to which it is a party and (b) carrying on its business and owning its property.

          4.2 Single Purpose Entity. Holdco at all times shall remain a Single Purpose Entity until after every Advance has been repaid in full, all obligations of HITN and Holdco under every Loan Document and Use Agreement have been fully satisfied, and this Agreement has been terminated by Clearwire pursuant to Section 9.13.

          4.3 Authorization. The execution, delivery and performance of each of the Loan Documents and Use Agreements have been duly authorized by all necessary corporate action required by HITN's and Holdco's organizing documents, HITN's bylaws, Holdco's operating agreement and all applicable laws.

          4.4 Power. The execution and performance of, and the compliance with the provisions of, each of the Loan Documents and Use Agreements will not violate any provision of any applicable law or any provision of HITN's or Holdco's organizing documents and bylaws or operating agreement, respectively, and will not conflict with or result in any breach of or result in the creation or imposition of any encumbrance upon any of the properties or assets of HITN or Holdco pursuant to the terms of, or constitute a default under, any other agreement or instrument to which HITN or Holdco is a party or is bound.

          4.5 Binding Effect. This Agreement constitutes, and the Use Agreements, the Promissory Note and each of the other Loan Documents when executed and delivered by HITN and Holdco, as applicable, will constitute, valid obligations of HITN and Holdco, as applicable, which are binding and enforceable against it in accordance with their respective terms, subject to


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bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4.6 Familiarity with Terms. HITN and Holdco are fully familiar with all of the terms, covenants and conditions of the Loan Documents and Use Agreements.

          4.7 Legal Proceedings. There is no proceeding pending or, to the best knowledge of HITN and Holdco, threatened before or by any federal, state, municipal or other governmental department, commission (including the FCC) or instrumentality, domestic or foreign, which might result in any materially adverse change in HITN's or Holdco's financial condition or operations.

          4.8 No Governmental Approvals. No registration with or approval of any governmental agency or commission, including the FCC, is necessary for the due execution and delivery of this Agreement, the Promissory Note, any of the other Loan Documents or the Use Agreements or for the validity or enforceability thereof with respect to any of HITN's or Holdco's obligations hereunder or thereunder; provided, however, that in the event of default, certain FCC notifications or approvals may be required before any action that would result in a transfer of control of Holdco may be permissible.

          4.9 Compliance with Laws. HITN and Holdco have complied with, and shall continue to comply with, all laws, regulations and orders which affect in any material respect Holdco's right to carry on its operations, perform its obligations under the Loan Documents and Use Agreements or meet its obligations in the ordinary course of business.

          4.10 Financial Condition. The financial statement of Holdco as of the closing of the Loan Facility, heretofore delivered to Clearwire correctly sets forth the financial condition of Holdco as of the date thereof, and there has been no material adverse change in the condition or operations of Holdco since such date. Holdco has not made any cash distribution or otherwise distributed profits, property or assets or agreed to do any of the foregoing other than as stated in such financial statement. Upon funding of any Advance under the Loan Facility, (i) Holdco will have no debt except that listed on its financial statement, (ii) Holdco will have no liabilities or obligations except to Clearwire under the Use Agreements, upon the execution thereof, and to lessees under the Third-Party Leases, and (iii) there will be no liens against the assets of Holdco.

          4.11 No Encumbrance. Other than pursuant to the Pledge Agreement, there is no encumbrance on the membership interests in Holdco, and HITN will not further pledge such interests. Holdco has not pledged any of its assets and will not do so except pursuant to a Security Agreement.

          4.12 Agreements. Neither HITN nor Holdco is a party to or subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of Holdco.

          4.13 Performance. Neither HITN nor Holdco is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of HITN or Holdco and no condition exists which, with the giving of


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

notice or the lapse of time or both, would constitute such a default, except in either case where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of HITN or Holdco.

          4.14 Brokers. Neither Holdco nor HITN has engaged a broker in connection with the Loan Facility.

     5. REPRESENTATIONS AND WARRANTIES OF CLEARWIRE. Clearwire hereby represents and warrants to HITN as follows:

          5.1 Nature of Clearwire. Clearwire is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Clearwire has powers adequate for (a) making and performing each of the Loan Documents and Use Agreements to which it is a party and (b) carrying on its business and owning its property.

          5.2 Authorization. The execution, delivery and performance of each of the Loan Documents and Use Agreements to which it is a party have been duly authorized by all necessary corporate action required by Clearwire's articles of incorporation and bylaws and all applicable laws.

          5.3 Power. The execution and performance of, and the compliance with the provisions of, each of the Loan Documents and Use Agreements to which it is a party will not violate any provision of any applicable law or any provision of Clearwire's articles of incorporation and bylaws, and will not conflict with or result in any breach of or result in the creation or imposition of any encumbrance upon any of the properties or assets of Clearwire pursuant to the terms of, or constitute a default under, any other agreement or instrument to which Clearwire is a party or is bound.

          5.4 Binding Effect. This Agreement constitutes, and each of the other Loan Documents and Use Agreements to which it is a party when executed and delivered by Clearwire, will constitute, valid obligations of Clearwire, which are binding and enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          5.5 Familiarity with Terms. Clearwire is fully familiar with all of the terms, covenants and conditions of the Loan Documents and Use Agreements.

          5.6 No Governmental Approvals. No registration with or approval of any governmental agency or commission, including the FCC, is necessary for the due execution and delivery of this Agreement, or any of the other Loan Documents or Use Agreements to which it is a party or for the validity or enforceability thereof with respect to any of Clearwire's obligations hereunder or thereunder; provided, however, that in the event of default, certain FCC notifications or approvals may be required before any action that would result in a transfer of control of Holdco may be permissible.


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          5.7 Compliance with Laws. Clearwire has complied with, and shall continue to comply with, all laws, regulations and orders which affect in any material respect Clearwire's right to carry on its operations, perform its obligations under the Loan Documents and Use Agreements to which it is a party or meet its obligations in the ordinary course of business.

          5.8 Brokers. Clearwire has not engaged a broker in connection with the Loan Facility.

          5.9 Licenses. Clearwire will not take any actions contrary to the rules and regulations of the FCC which would result in the loss or forfeiture of licenses for the EBS Opportunity Channels acquired with a Purchase Advance.

          5.10 Expenses. Clearwire will pay all Expenses required to be paid by it under this Agreement or under any Use Agreement.

     6. AFFIRMATIVE COVENANTS. Until all amounts owed under this Agreement, the Promissory Note and the other Loan Documents have been paid in full and so long as no Event of Default has occurred, Clearwire shall cause to be paid to HITN or Holdco, as the case may be, the amounts required for Holdco and HITN to timely, at its own expense, comply with the terms of this Section 6.

          6.1 Financial Information. Holdco shall furnish or cause to be furnished to Clearwire, as soon as the same are available, and in any event (a) within thirty (30) days after the end of each fiscal quarter, a statement of profit and loss and of surplus of the quarter then ended and a balance sheet as of the end of such quarter, all in reasonable detail and certified by Holdco's chief financial officer, and (b) within ninety (90) days after the end of each fiscal year, copies of Holdco's current annual financial statements. Such annual financial statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods and certified to by a recognized firm of independent certified public accountants satisfactory to Clearwire.

          6.2 Notice of Default. Immediately upon obtaining knowledge of the occurrence of any event which constitutes an Event of Default, or which with notice or lapse of time, or both, would constitute an Event of Default, Holdco shall give written notice thereof to Clearwire, together with a detailed statement of the steps being taken by HITN or Holdco to cure such Event of Default.

          6.3 Maintenance of Existence. Holdco shall cause to be done all things necessary to maintain and preserve its existence, rights, licenses, leases and franchises, and shall comply with all related laws applicable to Holdco in such manner as their counsel shall advise.

          6.4 Payment of Taxes. Holdco shall pay all taxes, assessments and charges lawfully levied or imposed by the United States or any state, local or foreign government or taxing authority on or with respect to Holdco's business, properties and assets.

          6.5 Maintenance of Property and Leases. Holdco shall keep its properties in good repair and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.


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Holdco shall at all times comply with the provisions of all Third-Party Leases and all other licenses and leases, including the rules and regulations of the FCC incorporated thereon to which they are a party so as to prevent any loss or forfeiture thereof or thereunder.

          6.6 Notice of Litigation. HITN and Holdco shall promptly notify Clearwire in writing of the initiation of any litigation against HITN or Holdco or any of them which in HITN's good-faith judgment might materially and adversely affect the operations, financial condition, property or business of Holdco or HITN's ability to perform under the Pledge and Guaranty.

          6.7 Accounts and Reports. Holdco shall keep true and accurate records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          6.8 Inspection. Holdco shall permit Clearwire or its designated representative, at all reasonable hours upon reasonable advance notice, to visit and inspect its properties, offices and facilities, and to examine Holdco's books of account.

          6.9 Insurance. Holdco shall maintain personal property insurance, comprehensive public liability insurance (including but not limited to products liability) and such other insurance as is reasonably required by Clearwire, subject to deductibles reasonably required by Clearwire, issued by insurers satisfactory to Clearwire and under policies (or binders) of a form and type acceptable to Clearwire. Copies of such policies or certificates, and all amendments or changes thereto, evidencing coverage shall be provided to Clearwire. Clearwire shall be listed as a "loss payee" under personal property insurance and an "additional insured" under liability policies. All insurance policies shall contain an endorsement in form and substance acceptable to Clearwire to the effect that they may not be cancelled or materially changed without thirty (30) days prior written notice to Clearwire.

          6.10 License Renewal. HITN or Holdco, as appropriate, shall apply for the renewal of the EBS licenses acquired in any Acquisition in a timely manner, and Clearwire shall advance any and all costs associated therewith, and with all compliance required to maintain and build out the station as required thereby, to HITN.

     7. NEGATIVE COVENANTS. Until all amounts owed under this Agreement, the Promissory Note and the other Loan Documents have been paid in full, Holdco shall not, and HITN shall not allow Holdco nor any Newco, without the prior written consent of Clearwire, to:

          7.1 Distributions. Make any cash distributions or otherwise distribute property in kind;

          7.2 Internal Loans. Make any loans or advances to any of its officers, directors or shareholders, or assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any of its officers, directors or shareholders or any third party except for the guaranty;


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          7.3 Changes. Change its name, liquidate, dissolve, enter into any merger or consolidation, create or acquire any subsidiaries, except for the creation of Newcos by Holdco, or, except for the Use Agreements and Third-Party Leases or in the ordinary course of business, sell, lease, transfer or distribute any of its assets;

          7.4 Debt. Except for the Loan Facility, borrow money or incur any indebtedness or enter into any agreement with respect to the same, other than unsecured trade debt incurred in the ordinary course of business in connection with maintaining or using the EBS Opportunity Channels;

          7.5 Capital Expenditures. Incur any new capital expenditures (by purchase or lease) other than what is required to maintain Holdco's (or any Newco's) existing assets or pursuant to an Acquisition and in the use of spectrum under a Use Agreement or pursuant to Section 2.6;

          7.6 Other Loans. Make any loan or advance to, or investment in, any person except for investments in short-term, direct obligations of the United States government, certificates of deposit issued by Bank, investments in commercial paper maturing 270 days or less and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc.;

          7.7 Subsequent Lease Rights. Take any action that triggers Subsequent Lease Rights for any other party to lease, use or purchase any of the spectrum on the EBS Opportunity Channels or Acquired Channels, pursuant to a Third-Party Lease or otherwise;

          7.8 Negotiations. Enter into any negotiations or agreements with a third party other than Clearwire relating in any way to the future lease, use, sale transfer or assignment of the EBS Opportunity Channels, the Acquired Channels or the associated commercial capacity except as required by any existing Third-Party Lease; or

          7.9 Third-Party Leases. Modify, amend or waive any provisions of existing Third-Party Leases without Clearwire's consent, which shall be given or withheld in Clearwire's sole and absolute discretion.

     8.   EVENTS OF DEFAULT

          8.1 Global Events of Default. The occurrence of one or more of the following events (herein called "Global Events of Default") shall constitute a default under this Agreement: (a) a material default by HITN, Holdco or Newco under any of the other Loan Documents, subject to notice and/or cure periods provided therein, if any, which default could, if not cured, result in (i) a lien being imposed on the membership interests in Holdco or Newco or the assets of Holdco or Newco, or (ii) the loss of an FCC license or (iii) the extension of a Third-Party Lease; (b) the occurrence of any proceeding by or against HITN or Holdco under any provision of bankruptcy law, or the occurrence of any other bankruptcy, insolvency or similar act or proceeding by or against HITN or Holdco; (c) any representation or warranty contained in any of the Loan Documents proves untrue in any material respect; (d) the failure by Holdco or any Newco at any time to be a Single Purpose Entity; or (e) the failure by HITN, Holdco or any Newco to strictly comply with the provisions of Section 6.3 (Maintenance of Existence),


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Section 6.5 (Maintenance of Property and Leases), Section 6.9 (Insurance),
Section 6.10 (License Renewal), Section 7.3 (Changes), Section 7.7 (Subsequent Lease Rights), Section 7.8 (Negotiations) or Section 7.9 (Third-Party Leases).

          8.2 Market Events of Default. The occurrence of one or more of the following events (herein called "Market Events of Default") shall constitute a default under this Agreement: (a) Holdco's or Newco's failure to pay any installment of principal and interest due under any Promissory Note or any other amount under any of the Loan Documents when and as the same shall become due and payable as therein or herein expressed; provided, however, this shall not be a Market Event of Default if such failure is due to the failure of the lessee under a Third-Party Lease to make its payment and Holdco or Newco, as the case may be, has taken all available steps to remedy such failure; (b) HITN's, Holdco's or Newco's failure to duly perform or observe any other material covenant or condition to be performed or observed by it hereunder, not expressly described in Section 8.1, following five (5) business days notice from Clearwire; (c) Holdco or Newco shall be in default in the payment or performance of any material obligation to any third party under any promissory note, contract or other instrument to which it is a party or is bound; (d) final judgment for the payment of money not covered by insurance aggregating in excess of Fifty Thousand United States Dollars ($50,000.00) shall be rendered against Holdco or Newco and the same shall remain outstanding and undischarged for a period of thirty (30) days thereafter; (e) Holdco's or Newco's default under any contractual obligation between Holdco or Newco and Clearwire, including the Use Agreements; or (f) a default by HITN, Holdco or Newco under any of the other Loan Documents which is not expressly described in Section 8.1, subject to notice and/or cure periods provided therein.

          8.3 Clearwire Default. No Global Event of Default or Market Event of Default shall be deemed to have occurred and be continuing if Clearwire is in default of its obligations under this Agreement to pay Expenses.

          8.4 Global Default Remedies. Upon the occurrence of a Global Event of Default and while any Global Event of Default is continuing, and subject to any relevant FCC notice or approval requirements, Clearwire may at its option elect to pursue any or all of the following remedies, which are cumulative and in addition to any other right or remedy provided by applicable law: (a) without further demand, protest or notice of any kind to HITN, Holdco or Newco, declare any or all Advances made to or for the benefit of Holdco and any Newco under any and all Promissory Notes to be due and immediately payable, and upon such declaration the same shall become and be immediately due and payable; (b) in the event HITN, Holdco or Newco fails to perform any act which it is required to perform under the Loan Documents, including enforcement of rights or exercise of remedies under Third-Party Leases, Clearwire may perform such act, and any reasonable expense thereby incurred by Clearwire shall be a demand obligation owing by HITN, Holdco and Newco unless Clearwire is obligated hereunder to pay such expense; (c) assert such other rights and remedies of a secured party under any and all Pledge Agreements and Security Agreements and under the laws of the United States or the State of Washington (regardless of whether such law or one similar thereto has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, all rights and remedies of a secured party under the UCC, whether or not this Agreement and the transactions contemplated hereby are determined to be governed by the UCC; (d) take any and all steps necessary to prevent the loss of an FCC license; and (e) assert all other rights and


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remedies available under any of the Loan Documents, provided, however, Clearwire will not seek monetary damages against HITN under this clause (e) until it has made reasonable efforts to satisfy its claim through the remedies described in clauses (a), (b) and (c).

          8.5 Market Default Remedies. Upon the occurrence of a Market Event of Default and while any Market Event of Default is continuing, and subject to any relevant FCC notice or approval requirements, Clearwire may at its option elect to pursue any or all of the following remedies, which are cumulative and in addition to any other right or remedy provided by applicable law: (a) without further demand, protest or notice of any kind to HITN, Holdco or Newco, declare any or all Advances made to or for the benefit of the defaulting party under the applicable Promissory Note to be due and immediately payable, and upon such declaration the same shall become and be immediately due and payable; (b) in the event HITN, Holdco or any Newco fails to perform any act which it is required to perform under the Loan Documents or Use Agreements, including enforcement of rights or exercise of remedies under Third-Party Leases, Clearwire may perform such act, and any reasonable expense thereby incurred by Clearwire shall be a demand obligation owing by HITN, Holdco or Newco, respectively, unless Clearwire is obligated hereunder to pay such expense; (c) assert such other rights and remedies of a secured party under the applicable Pledge Agreement and Security Agreement and under the laws of the United States or the State of Washington (regardless of whether such law or one similar thereto has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, all rights and remedies of a secured party under the UCC, whether or not this Agreement and the transactions contemplated hereby are determined to be governed by the UCC; and (d) take any and all steps necessary to prevent the loss of an FCC license.

          8.6 FCC Approval. To the extent Clearwire asserts any rights or remedies under this Agreement that may result in a de jure or de facto transfer of control of Holdco or Newco under the provisions of the Communications Act of 1934 and/or the Rules and decisions of the FCC, Clearwire agrees that it will prepare and file the necessary applications with the FCC for such a transfer. Clearwire agrees that no transfer of control will take place until any necessary approvals for such a transfer are obtained from the FCC. For purposes of accomplishing such transfer, Clearwire may assign its rights hereunder to a third party.

          8.7 Costs and Expenses. Holdco shall pay to Clearwire on demand all reasonable attorneys' fees (including allocated costs for in-house legal services) and other costs and expenses reasonably incurred by Clearwire exercising its rights, powers or remedies under Section 8.4 hereof, together with interest on such sums at a fixed rate per annum equal to the Default Rate from the date when the costs and expenses are incurred until fully paid, provided in no event shall the rate of interest exceed that permitted by applicable law; provided, however, if Clearwire incurs fees, costs or expenses due to the default of the lessee under a Third-Party Lease or as a result of a failure of Clearwire to pay Expenses, then Holdco shall have no payment obligation under this Section 8.7.

     9.   MISCELLANEOUS PROVISIONS.

          9.1 No Operational Control. Nothing in this Agreement shall be interpreted to give operational control over Holdco or any Newco to Clearwire. Clearwire agrees that control over Holdco and each Newco, and, subject to the Third-Party Leases and the Use Agreements,


PAGE 21 - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT any FCC licenses held by Holdco or any Newco will remain with HITN, Holdco and Newco, as applicable, and their existing (or, in the case of each Newco, initial) owners, officers and directors, unless and until Clearwire seeks and obtains any FCC approval, as and if applicable, for a transfer of control.

          9.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by HITN, Holdco and Clearwire or (in the case of a waiver) by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          9.3 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

          If to HITN, Holdco or Newco: Hispanic Information and
                                       Telecommunications Network, Inc.
                                       449 Broadway, Third Floor
                                       New York, New York 10013
                                       Attention: Jose Luis Rodriguez
                                       Facsimile No.: (212) 966-5725

          With a copy to:              Day, Berry & Howard LLP
                                       875 Third Avenue
                                       New York, NY 10022
                                       Attention: Sabino Rodriguez, Esq.
                                       Facsimile No.: (212) 829-3601

          With a copy to:              RJGLaw LLC
                                       1010 Wayne Avenue, Suite 950
                                       Silver Spring, MD 20910
                                       Attention: Rudolph J. Geist
                                       Facsimile No.: (301) 589-2644


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

          If to Clearwire:   Clearwire Corporation
                             10210 N.E. Points Drive, Suite 210
                             Kirkland, WA 98033
                             Attention: Benjamin G. Wolff
                             Facsimile: 425-828-8061

          With a copy to:    Davis Wright Tremaine LLP
                             1501 Fourth Avenue
                             2600 Century Square
                             Seattle, WA 98101
                             Attention: Julie A. Weston, Esq.
                             Facsimile: 206-628-7699

HITN and Holdco hereby agree that such notice shall be deemed to meet any requirements of reasonable notice contained in the UCC.

          9.4 Indemnification. Clearwire shall defend, indemnify and hold harmless HITN, Holdco and each Newco (each a "HITN Indemnitee") from and against any and all actions by any person arising (a) in whole or in part as a result of the execution of this Agreement or any Loan Document, or (b) otherwise by virtue of the status of Holdco or Newco as the holder of the license in respect of any Acquired Channel, provided that (x) such action was not the result of the negligence, gross negligence, or intentional or willful misconduct on the part of a HITN Indemnitee or (y) such action would not have a basis if all the representations in Section 4 (including as applicable to each Newco) were true, and (z) in either case, there would have been no liability but for the existence of the circumstance in (x) or (y) (each a "Disallowed Claim"). Upon the request of a HITN Indemnitee to defend an action under this Section, Clearwire shall either: (1) engage counsel of its choosing to defend the HITN Indemnitee; (2) notify the HITN Indemnitee to select counsel, which must be reasonably acceptable to Clearwire, in which case Clearwire shall promptly advance the amount of reasonable attorneys fees to defend any such action as such fees are incurred; or (3) advise the HITN Indemnitee that the action is a Disallowed Claim. HITN shall defend, indemnify and hold harmless Clearwire and each CW Subsidiary from and against any and all actions by any person arising from a Disallowed Claim and any action brought solely against Clearwire or a CW Subsidiary which would be a Disallowed Claim had such action also been brought against a HITN Indemnitee ("Other Claim"). HITN shall promptly advance the amount of reasonable attorneys fees to defend any such Disallowed Claim or Other Claim as such fees are incurred. Any person with rights to indemnification hereunder may decline a defense upon written notice and the related indemnification obligation shall then lapse.

          9.5 Costs and Expenses. Clearwire shall pay its costs and expenses incurred by it, including the fees and out-of-pocket expenses of its own legal counsel, in connection with the preparation, negotiation and filing of the Loan Documents. In addition, Clearwire shall pay such costs and expenses reasonably and necessarily incurred by HITN and Holdco not to exceed $22,500.00.

          9.6 Survival of Covenants. All covenants, agreements, representations and warranties made by HITN and Holdco hereunder shall survive the execution and delivery of this


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

Agreement, the Loan Facility hereunder and the termination hereof. Clearwire's agreement in Section 2.6 and its covenants in Sections 5.9 and 5.10 shall survive the execution and delivery of this Agreement, the Loan hereunder and the termination hereof.

          9.7 Severability. The unenforceability or invalidity of any provision or provisions of this Agreement, the Promissory Note or any other Loan Document shall not render any other provision or provisions hereof or thereof unenforceable or invalid.

          9.8 Additional Loan Documents. HITN shall at Clearwire's request, from time to time, at Clearwire's sole cost and expense, execute, re-execute, deliver and redeliver any and all documents, and do and perform such other and further acts, as may reasonably be required by Clearwire to enable Clearwire to perfect, preserve, and protect its security interest in the collateral subject to the Pledge Agreement and the Security Agreement and its rights and remedies under this Agreement or granted by law and to carry out and effect the intents and purposes of this Agreement.

          9.9 Assignment. This Agreement and the Loan Documents shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and the Loan Documents may not be assigned by HITN or Holdco. Clearwire may transfer or assign the Loan Facility, this Agreement and any other Loan Document to any of its affiliates.

          9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.11 Governing Law. This Agreement, the Promissory Note and the Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law principles thereof. HITN AND HOLDCO IRREVOCABLY AGREE THAT, SUBJECT TO CLEARWIRE'S SOLE AND ABSOLUTE DISCRETION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER DOCUMENTS OR THE LOAN FACILITY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF KING, STATE OF WASHINGTON. HITN AND HOLDCO HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH COUNTY AND STATE. HITN AND HOLDCO HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST HITN OR HOLDCO BY CLEARWIRE IN ACCORDANCE WITH THIS SECTION.

          9.12 Waiver of Jury Trial. HITN, HOLDCO AND CLEARWIRE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY HITN, HOLDCO AND CLEARWIRE MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO. HITN AND HOLDCO REPRESENT AND WARRANT THAT NO REPRESENTATIVE OR AGENT OF CLEARWIRE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT CLEARWIRE WILL NOT, IN THE


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

EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER, HITN AND HOLDCO ACKNOWLEDGE THAT CLEARWIRE HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

          9.13 Termination. Clearwire may terminate this Agreement at any time by written notice to HITN and Holdco, and thereafter upon payment in full of all Advances and satisfaction by HITN and Holdco of all obligations under this Agreement and the other Loan Documents, this Agreement shall have no further force and effect except for the provisions of Section 9.4 which shall survive.

          9.14 Oral Agreements Not Enforceable. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN FACILITY MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLEARWIRE:                             HITN:

Clearwire Corporation, a Delaware      Hispanic Information & Telecommunications
corporation                            Network, Inc., a New York not-for-profit
                                       corporation


By: /s/ Benjamin G. Wolff              By:
    --------------------------------       -------------------------------------
    Benjamin G. Wolff                  Print Name:
    Executive Vice President                       -----------------------------
                                       Title:
                                              ----------------------------------


HOLDCO:

HITN Spectrum, LLC, a Delaware
limited liability company


By:
    --------------------------------
Print Name:
            ------------------------
Title:
       -----------------------------


PAGE 1 - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. HITN AND HOLDCO ACKNOWLEDGE THAT CLEAR WIRE HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

          9.13 Termination. Clearwire may terminate this Agreement at any time by written notice to HITN and Holdco, and thereafter upon payment in full of all Advances and satisfaction by HITN and Holdco of all obligations under this Agreement and the other Loan Documents, this Agreement shall have no further force and effect except for the provisions of Section 9.4 which shall survive.

          9.14 Oral Agreements Not Enforceable. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN FACILITY MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLEAKWIRE:                             HITN:

Clearwire Corporation, a Delaware      Hispanic Information & Telecommunications
corporation                            Network, Inc., a New York not-for-profit
                                       corporation


By: /s/ Benjamin G. Wolff              By: /s/ Jose L. Rodriguez
    --------------------------------       -------------------------------------
    Benjamin G. Wolff                  Print Name: Jose L. Rodriguez
    Executive Vice President           Title: President


HOLDCO:

HITN Spectrum, LLC, a Delaware
limited liability company


By: /s/ Illegible
    --------------------------------
Print Name: Illegible
Title:
       -----------------------------


PAGE 2 - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

                   SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

                                TABLE OF CONTENTS

1.   DEFINITIONS ..........................................................    2
1.1  "Acquired Channel" ...................................................    2
1.2  "Acquisition" ........................................................    2
1.3  "Acquisition Balance" ................................................    2
1.4  "Acquisition Budget" .................................................    2
1.5  "Advance" ............................................................    2
1.6  "Advance Royalty Payment" ............................................    2
1.7  "Agreement Expenses" .................................................    2
1.8  "Clearwire" ..........................................................    2
1.9  "Clearwire License Transfer" .........................................    2
1.10 "CW Subsidiary" ......................................................    2
1.11 "Default Rate" .......................................................    2
1.12 "Disallowed Claim" ...................................................    2
1.13 "EBS" ................................................................    3
1.14 "EBS Opportunity Channels" ...........................................    3
1.15 "Encumbered Channel" .................................................    3
1.16 "Expense Advance" ....................................................    3
1.17 "Expense Budget" .....................................................    3
1.18 "Expenses" ...........................................................    3
1.19 "FCC" ................................................................    3
1.20 "Global Events of Default" ...........................................    3
1.21 "Guarantor" ..........................................................    3
1.22 "Guaranty" ...........................................................    3
1.23 "HITN" ...............................................................    3
1.24 "HITN Indemnitee" ....................................................    3
1.25 "Holdco" .............................................................    3
1.26 "Interest Rate" ......................................................    3
1.27 "Loan Documents" .....................................................    3
1.28 "Loan Facility" ......................................................    4
1.29 "Market" .............................................................    4
1.30 "Market Events of Default" ...........................................    4
1.31 "Newco" ..............................................................    4
1.32 "Newly Unencumbered Channel" .........................................    4
1.33 "Non-Profit Community" ...............................................    4
1.34 "Opportunity Notice" .................................................    4
1.35 "Other Claim" ........................................................    4
1.36 "Pledge Agreement" ...................................................    4
1.37 "Promissory Note" ....................................................    4
1.38 "Proposed Expense Budget" ............................................    4
1.39 "Purchase Advance" ...................................................    4


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

1.40 "Security Agreement" .................................................    4
1.41 "Single Purpose Entity" ..............................................    5
1.42 "SPE Operating Agreement" ............................................    5
1.43 "Subsequent Lease Rights" ............................................    5
1.44 "Third-Party Lease" ..................................................    5
1.45 "UCC" ................................................................    5
1.46 "Unencumbered Channel" ...............................................    5
1.47 "Use Agreement" ......................................................    5

2.   LEASE OPTION .........................................................    5
2.1  Identification of EBS Opportunity Channel ............................    5
2.2  Election to Proceed ..................................................    5
2.3  Acquisition by a Newco ...............................................    6
2.4  Expense Advances .....................................................    6
     2.4.1 Expense Budget Procedures ......................................    6
     2.4.2 Uncompensated Actions ..........................................    6
     2.4.3 Application of Third Party Royalties ...........................    6
     2.4.4 Acquired Markets Subject to Use Agreements .....................    7
2.5  Clearwire Option to Enter Use Agreements .............................    7
     2.5.1 Use Agreement for Unencumbered Channels ........................    7
     2.5.2 Subsequent Use Agreement Rights ................................    7
     2.5.3 Subsequent Use Agreement Option ................................    7
     2.5.4 Clearwire License Options ......................................    8
2.6  Resale of Services ...................................................    8

3.   LOAN AND PROMISSORY NOTE .............................................    9
3.1  Loan Amount ..........................................................    9
3.2  Use of Funds .........................................................    9
3.3  Interest .............................................................    9
3.4  Default Interest .....................................................    9
3.5  Payments .............................................................    9
3.6  Security .............................................................    9
     3.6.1 Security Agreement .............................................    9
     3.6.2 Pledge Agreement ...............................................    9
     3.6.3 Guaranty .......................................................   10
3.7  Conditions Precedent .................................................   10


PAGE ii - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

3.8  Future Purchase Advance Conditions Precedent .........................   11
3.9  Expense Advance Conditions Precedent .................................   12
3.10 Conditions Precedent for Newco .......................................   13

4.   REPRESENTATIONS AND WARRANTIES OF HITN AND HOLDCO ....................   14
4.1  Nature of HITN and Newco .............................................   14
4.2  Single Purpose Entity ................................................   14
4.3  Authorization ........................................................   14
4.4  Power ................................................................   14
4.5  Binding Effect .......................................................   14
4.6  Familiarity with Terms ...............................................   15
4.7  Legal Proceedings ....................................................   15
4.8  No Governmental Approvals ............................................   15
4.9  Compliance with Laws .................................................   15
4.10 Financial Condition ..................................................   15
4.11 No Encumbrance .......................................................   15
4.12 Agreements ...........................................................   15
4.13 Performance ..........................................................   15
4.14 Brokers ..............................................................   16

5.   REPRESENTATIONS AND WARRANTIES OF CLEARWIRE ..........................   16
5.1  Nature of Clearwire ..................................................   16
5.2  Authorization ........................................................   16
5.3  Power ................................................................   16
5.4  Binding Effect .......................................................   16
5.5  Familiarity with Terms ...............................................   16
5.6  No Governmental Approvals ............................................   16
5.7  Compliance with Laws .................................................   17
5.8  Brokers ..............................................................   17
5.9  Licenses .............................................................   17
5.10 Expenses .............................................................   17

6.   AFFIRMATIVE COVENANTS ................................................   17
6.1  Financial Information ................................................   17
6.2  Notice of Default ....................................................   17
6.3  Maintenance of Existence .............................................   17
6.4  Payment of Taxes .....................................................   17
6.5  Maintenance of Property and Leases ...................................   17
6.6  Notice of Litigation .................................................   18
6.7  Accounts and Reports .................................................   18
6.8  Inspection ...........................................................   18


PAGE iii - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

6.9  Insurance ............................................................   18
6.10 License Renewal ......................................................   18

7.   NEGATIVE COVENANTS ...................................................   18
7.1  Distributions ........................................................   18
7.2  Internal Loans .......................................................   18
7.3  Changes ..............................................................   19
7.4  Debt .................................................................   19
7.5  Capital Expenditures .................................................   19
7.6  Other Loans ..........................................................   19
7.7  Subsequent Lease Rights ..............................................   19
7.8  Negotiations .........................................................   19
7.9  Third-Party Leases ...................................................   19

8.   EVENTS OF DEFAULT ....................................................   19
8.1  Global Events of Default .............................................   19
8.2  Market Events of Default .............................................   20
8.3  Clearwire Default ....................................................   20
8.4  Global Default Remedies ..............................................   20
8.5  Market Default Remedies ..............................................   21
8.6  FCC Approval .........................................................   21
8.7  Costs and Expenses ...................................................   21

9.   MISCELLANEOUS PROVISIONS .............................................   21
9.1  No Operational Control ...............................................   21
9.2  Amendments and Waivers ...............................................   22
9.3  Notices ..............................................................   22
9.4  Indemnification ......................................................   23
9.5  Costs and Expenses ...................................................   23
9.6  Survival of Covenants ................................................   23
9.7  Severability .........................................................   24
9.8  Additional Loan Documents ............................................   24
9.9  Assignment ...........................................................   24
9.10 Counterparts .........................................................   24
9.11 Governing Law ........................................................   24
9.12 Waiver of Jury Trial .................................................   24


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

EXHIBITS

     Guaranty .............................................   Page - Ex. 1.22
     Pledge Agreement .....................................   Page - Ex. 1.36
     Promissory Note ......................................   Page - Ex. 1.37
     Security Agreement ...................................   Page - Ex. 1.40
     SPE and Bankruptcy Remote Requirements ...............   Page - Ex. 1.41
     Use Agreement ........................................   Page - Ex. 1.47
     Joinder Agreement ....................................   Page - Ex. 3.10(h)


PAGE i - SPECTRUM ACCESS AND LOAN FACILITY AGREEMENT

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the ____ day of _____ _________________, 20__, between [OPTION 1: HISPANIC INFORMATION & TELECOMMUNICATIONS NETWORK, INC., a New York not-for-profit corporation] [OPTION 2: HITN SPECTRUM, LLC, a Delaware limited liability company] ("Guarantor"), and CLEARWIRE CORPORATION, a Delaware corporation ("Clearwire").

                                    RECITALS

         A. [OPTION 1 (TO BE USED IF GUARANTOR IS HITN): Guarantor, Clearwire and HITN Spectrum, LLC, a Delaware limited liability company ("Holdco") have entered into that certain Spectrum Access and Loan Facility Agreement dated as of April _____, 2005 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Loan Facility Agreement"), pursuant to which Clearwire has agreed, at its continuing option and in its sole discretion, to provide financing to Holdco or wholly owned limited liability company subsidiaries of Holdco to facilitate Holdco's acquisition of EBS licenses (the "Loan Facility"). This Guaranty is a condition precedent to Clearwire's obligations to make available the Loan Facility. Guarantor has agreed to execute and deliver this Guaranty as an inducement to Clearwire to make available the Loan Facility. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Facility Agreement.

         B. Guarantor is the sole member of Holdco [, WHICH IS THE SOLE MEMBER OF _________ ___________, A DELAWARE LIMITED LIABILITY COMPANY ("NEWCO")]. The proceeds of each Advance under the Loan Facility to be made by Clearwire to [HOLDCO/NEWCO] are being used by [HOLDCO/NEWCO] for the exclusive purpose of the Acquisition of EBS Opportunity Channels or paying the Expenses set forth in an Expense Budget related thereto or as otherwise approved by Clearwire. The proceeds of each Advance under the Loan Facility will therefore result in a direct or indirect material economic benefit to Guarantor.]

         A. [OPTION 2 (TO BE USED IF GUARANTOR IS HOLDCO): Guarantor, Clearwire and Hispanic Information & Telecommunications Network, Inc., a New York non-profit corporation ("HITN") have entered into that certain Spectrum Access and Loan Facility Agreement dated as of April ___, 2005 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Loan Facility Agreement"), pursuant to which Clearwire has agreed, at its continuing option and in its sole discretion, to provide financing to Guarantor or wholly owned limited liability company subsidiaries of Guarantor to facilitate Guarantor's acquisition of EBS licenses (the "Loan Facility"). This Guaranty is a condition precedent to Clearwire's obligations to make available the Loan Facility to [_____________________], a Delaware limited liability company ("Newco"). Guarantor has agreed to execute and deliver this Guaranty as an inducement to Clearwire to make available the Loan Facility to Newco. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Facility Agreement.

         B. Guarantor is the sole member Newco. The proceeds of each Advance under the Loan Facility to be made by Clearwire to Newco are being used by Newco for the exclusive


PAGE 1 - EXHIBIT 1.22 - GUARANTY AGREEMENT purpose of the Acquisition of EBS Opportunity Channels or paying the Expenses set forth in an Expense Budget related thereto or as otherwise approved by Clearwire. The proceeds of each Advance under the Loan Facility will therefore result in a direct or indirect material economic benefit to Guarantor.]

         NOW THEREFORE, in consideration of Clearwire making available the Loan Facility, and for other good and valuable consideration receipt of which Guarantor hereby acknowledges, Guarantor agrees as follows:

                                    AGREEMENT

         1. GUARANTEED OBLIGATIONS. Guarantor absolutely and unconditionally guarantees payment to Clearwire when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of all indebtedness, liabilities and obligations whatsoever of [HOLDCO/NEWCO] owing to Clearwire under the Loan Facility Agreement and under any other Loan Documents and Use Agreements (as defined in the Loan Facility Agreement) whether presently existing or hereafter arising (collectively, the "Obligations"), without set-off, counterclaim, recoupment or deduction of any amounts owing or alleged to be owing by Clearwire to [HOLDCO/NEWCO]. Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against [HOLDCO/NEWCO] under the Loan Facility Agreement or any Loan Documents and the payment of any damages that may be awarded in any action brought against [HOLDCO/NEWCO] by Clearwire under the Loan Facility Agreement or any Loan Documents. This Guaranty is a guaranty of payment and not merely of collection.

         2. GUARANTOR'S CONSENT. Guarantor hereby consents to all terms and conditions of agreements heretofore or hereafter made between Clearwire and [HOLDCO/NEWCO] and further consents that Clearwire may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of Clearwire against [HOLDCO/NEWCO]; (c) waive or delay the exercise of any rights or remedies of Clearwire against any surety or guarantor (including, without limitation, rights or remedies of Clearwire against Guarantor under this Guaranty); (d) waive or delay the exercise of any rights or remedies of Clearwire in respect of any collateral or security interest now or hereafter held; (e) release any surety or guarantor; (f) renew, extend, waive or modify the terms of any Obligation or the obligations of any surety or guarantor, or any instrument or agreement evidencing the same; (g) renew, extend, waive or modify the terms of any deed of trust, mortgage, pledge, assignment, security agreement or other security document; (h) apply payments received from [HOLDCO/NEWCO] or any surety or guarantor (including Guarantor) or from any collateral, to any Obligation hereunder; and (i) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment. In the event any deed of trust securing the Obligations is foreclosed judicially or nonjudicially, Guarantor's liability under this Guaranty shall be that portion of the Obligations representing a deficiency resulting from a judicial or nonjudicial sale, i.e., the difference between the amount due and owing on the Obligations on the day of the foreclosure sale (including without limitation principal, accrued interest, attorneys' fees, late payments, if any, and costs of foreclosure) and the amount of the successful bid at any


PAGE 2 - GUARANTY AGREEMENT
such judicial or nonjudicial foreclosure sale. Guarantor hereby waives the right to object to the amount which may be bid by Clearwire or any other person at such foreclosure sale.

         3. GUARANTOR'S WAIVER. Guarantor waives any action on delinquency in respect of the Obligations or any part thereof [FOLLOWING TO BE USED IF GUARANTOR IS HITN), SUBJECT TO THE LIMITATIONS IN SECTION 8.4 OF THE LOAN FACILITY AGREEMENT] [REMAINDER OF THE SENTENCE TO BE USED IF GUARANTOR IS HOLDCO], including any right to require Clearwire to sue Newco or any guarantor or surety obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Obligations or the obligations of any guarantor of surety or any part thereof. Guarantor further waives notice of (a) Clearwire's acceptance of this Guaranty or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Obligations or any terms or amounts thereof or any change therein; (c) any default by [HOLDCO/NEWCO] or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Guaranty); (e) the obtaining of any pledge, assignment or other security for any Obligations; (f) the release of any surety or guarantor; (g) the release of any collateral; (h) any change in [HOLDCO/NEWCO]'s business or financial condition; (i) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; (j) any acts or omissions of Clearwire consented to in Section 2 hereof; and (k) any other demands or notices whatsoever with respect to the Obligations or this Guaranty. Guarantor further waives notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation.

         4. GUARANTOR'S KNOWLEDGE OF [HOLDCO/NEWCO]'S ECONOMIC CONDITIONS. Guarantor represents and warrants to Clearwire that he, she or it has reviewed such documents and other information as he, she or it has deemed appropriate in order to permit he, she or it to be fully apprised of [HOLDCO/NEWCO]'s financial condition and operations and has, in entering into this Guaranty made its own credit analysis independently and without reliance upon any information communicated to it by Clearwire. Guarantor covenants for the benefit of Clearwire to remain apprised of all material economic or other developments relating to or affecting [HOLDCO/NEWCO], [HOLDCO/NEWCO]'s property or [HOLDCO/NEWCO]'s business. Without limiting the foregoing Guarantor agrees to enter into such agreements and arrangements with [HOLDCO/NEWCO] as may be necessary to ensure Guarantor's receipt of notice of such material changes and of periodic financial statements. Guarantor expressly waives any requirement that Clearwire advise, disclose, discuss or deliver notice to Guarantor regarding [HOLDCO/NEWCO]'s financial condition or operations or with respect to any default by [HOLDCO/NEWCO] in its performance of the Obligations whether or not knowledge of such condition, operations or default is or reasonably could be in the possession of Guarantor and whether or not such knowledge is in the possession of Clearwire before or after the extension of any credit giving rise to Obligations by [HOLDCO/NEWCO].

         5. UNCONDITIONAL GUARANTY. The obligations of Guarantor under this Guaranty are absolute and unconditional without regard to the obligations of any other party or person. The obligations of Guarantor hereunder shall not be in any way limited or effected by any circumstance whatsoever including, without limitation, (a) any act or omission of Clearwire consented to in Section 2 hereof; (b) the failure to receive any notice, demand, presentment or protest waived in Sections 3 and 4 hereof; (c) any failure by [HOLDCO/NEWCO] or any other

PAGE 3 - GUARANTY AGREEMENT
guarantor or surety to perform or comply with the Obligations or the terms of any instrument or agreement relating thereto; (d) any change in the name, purpose, capital stock or constitution of [HOLDCO/NEWCO] or any other guarantor or surety; (e) any irregularity, defect or unauthorized action by [HOLDCO/NEWCO], or any other guarantor or surety or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (f) any insolvency, bankruptcy, reorganization or similar proceeding by or against [HOLDCO/NEWCO], Clearwire, Guarantor or any other surety or guarantor; (g) any setoff, counterclaim, recoupment, deduction, defense or other right which Guarantor may have against Clearwire, [HOLDCO/NEWCO] or any other person for any reason whatsoever whether related to the Obligations or otherwise; or (g) any other circumstance which might constitute a legal or equitable discharge or defense, in whole or in part, of a surety or guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

         6. CONTINUING GUARANTY. This Guaranty shall be continuing and shall be binding upon Guarantor regardless of how long before or after the date hereof any Obligation was or is incurred. Credit may be granted or continued from time to time by Clearwire to [HOLDCO/NEWCO] without notice to or authorization from Guarantor regardless of [HOLDCO/NEWCO]'s then-existing financial or other condition. Notwithstanding the foregoing, however, Guarantor may limit its obligations hereunder by delivery of written notice to such effect to Clearwire. Such notice will limit Guarantor's obligations hereunder to (a) Obligations incurred by [HOLDCO/NEWCO], or arising out of acts or omissions of [HOLDCO/NEWCO] occurring, on or prior to a date five (5) business days after such notice is received by Clearwire; (b) any extensions, renewals, or modifications of such Obligations; and (c) any additional fees and expenses incurred by Clearwire (including attorneys' fees and costs) in seeking to enforce or collect such Obligations. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated as the case may be if at any time any payment to Clearwire of any of the Obligations is rescinded or must be restored or returned by Clearwire upon the insolvency, bankruptcy or reorganization of [HOLDCO/NEWCO] all as though such payment had not been made. In the event this Guaranty is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor hereunder shall be in addition to those stated in any other suretyship or guaranty agreement.

         7. WAIVER OF SUBROGATION. Guarantor hereby irrevocably waives all claims it has or may acquire against [HOLDCO/NEWCO] in respect of the Obligations, including rights of exoneration, reimbursement and subrogation. Guarantor agrees to indemnify Clearwire, and hold it harmless from and against all loss and expense, including reasonable attorneys' fees and disbursements, suffered or incurred by Clearwire as a result of claims to avoid any payment received by Clearwire from [HOLDCO/NEWCO], or for their account or from collateral, with respect to the Obligations of [HOLDCO/NEWCO] guarantied herein.

         8. [OPTION 2 (TO BE USED IF GUARANTOR IS HOLDCO): GUARANTOR'S ADDITIONAL COVENANTS. Guarantor at all times shall remain a Single Purpose Entity and shall issue no additional shares until after the Obligations have been repaid in full or otherwise fully satisfied and the Loan Facility Agreement has terminated.]


PAGE 4 - GUARANTY AGREEMENT

         9. FEES AND EXPENSES; DEFAULT INTEREST. Guarantor agrees to pay Clearwire upon demand all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Clearwire
(a) in all efforts made to enforce payment of any of the Obligations or of Guarantor's obligations under this Guaranty, or (b) in connection with the entering into, modification, amendment, administration and enforcement of the Obligations or of Guarantor's obligations under this Guaranty, or (c) in any dispute relating to the interpretation, enforcement or performance of the Obligations or this Guaranty, in any event whether through judicial proceedings, including bankruptcy, or otherwise. All such fees and expenses shall bear interest from the date incurred until paid at the Default Rate (as such term is defined in the Loan Facility Agreement).

         10. NO RELIANCE. Guarantor represents and warrants to Clearwire that in making this Guaranty, it is not relying upon Clearwire's obtaining any guaranty agreements (other than this Guaranty) or any collateral pledged or assigned to secure repayment of the Obligations. Guarantor specifically acknowledges that Clearwire's obtaining any such guaranty agreements or collateral is not a condition to the enforcement of this Guaranty. If Clearwire should simultaneously or hereafter elect to attempt to take additional guaranty agreements or collateral to secure repayment of the Obligations and if Clearwire's efforts to do so should fail in any respect including, without limitation, a determination that the agreement purporting to provide such additional guaranty or security interest is invalid or unenforceable for any reason, this Guaranty shall, nonetheless, remain in full force and effect.

         11. CLEARWIRE'S REMEDIES. No delay in making demand on Guarantor for satisfaction of the obligations of Guarantor hereunder shall prejudice Clearwire's right to enforce such satisfaction. All of Clearwire's rights and remedies shall be cumulative, and any failure of Clearwire to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time hereafter. In the event Clearwire, in its sole discretion, elects to give notice of any action with respect to the sale of collateral, if any, securing the Obligations or any part thereof, Guarantor agrees that a period of seven (7) days from the time the notice is sent shall be deemed a reasonable period of notification of any matters contained in such notice.

         12. FINANCIAL INFORMATION. Guarantor agrees to provide Clearwire with such financial information of Guarantor as Clearwire shall request from time to time (including without limitation year-end tax returns [OPTION (TO BE USED IF GUARANTOR IS HOLDCO) AND UPDATED FINANCIAL STATEMENTS] and authorizes Clearwire to obtain credit information about Guarantor through any credit reporting company or any other means.

         13. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made by Guarantor hereunder shall survive the execution and delivery of this Guaranty, the Loan Facility hereunder and the termination hereof.

         14. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Guaranty shall not render any other provision or provisions hereof or thereof unenforceable or invalid.


PAGE 5 - GUARANTY AGREEMENT

         15. ASSIGNMENT. This Guaranty shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Guaranty may not be assigned by Guarantor. Clearwire may transfer or assign this Guaranty to any of its affiliates.

         16. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law principles thereof. GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO CLEARWIRE'S SOLE AND ABSOLUTE DISCRETION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF KING, STATE OF WASHINGTON. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH COUNTY AND STATE. GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY CLEARWIRE IN ACCORDANCE WITH THIS SECTION.

         17. WAIVER OF JURY TRIAL. GUARANTOR AND CLEARWIRE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY GUARANTOR AND CLEARWIRE MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO. GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF CLEARWIRE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT CLEARWIRE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. GUARANTOR ACKNOWLEDGES THAT CLEARWIRE HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

         18. ACKNOWLEDGMENT OF NOTICE. Guarantor acknowledges receiving the following notice:

               ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
              EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT
                    ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF Guarantor has executed and delivered this Guaranty as of the date first above written.

         GUARANTOR:                       [OPTION 1: HISPANIC INFORMATION &
                                          TELECOMMUNICATIONS NETWORK, INC., a
                                          New York not-for-profit corporation]

                                          [OPTION 2: HITN SPECTRUM, LLC, a
                                          Delaware limited liability company]

                                          By
                                             -----------------------------------
                                             Its
                                                 -------------------------------


PAGE 6 - GUARANTY AGREEMENT

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement" is made as of the_________________________________day of __________________, 20__, between
[OPTION 1: HISPANIC INFORMATION AND TELECOMMUNICATIONS NETWORK, INC., a New York not-for-profit corporation/ [OPTION 2: HITN SPECTRUM, LLC, a Delaware limited liability company] (the "Pledgor"), and CLEARWIRE CORPORATION, a Delaware corporation (the "Pledgee").

                                    RECITALS

         A. The Pledgor and the Pledgee are parties to that certain Spectrum Access and Loan Facility Agreement dated May________________, 2005, herewith (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Loan Facility Agreement").


         B. [OPTION 1 (TO BE USED IF PLEDGOR IS HITN): It is a material condition precedent to the Pledgee's obligation to make an Advance under the Loan Facility Agreement to HITN Spectrum, LLC ("Holdco"), a Delaware limited liability company, that the Pledgor enter into this Agreement and grant to the Pledgee the security interests hereinafter provided to secure the obligations of the Pledgor described below.

         C. Pledgor is the sole member of Holdco and the proceeds of each Advance to be made by the Pledgee to Holdco under the Loan Facility Agreement will result in a direct or indirect material economic benefit to Pledgor.]

         B. [OPTION 2 (TO BE USED IF PLEDGOR IS HOLDCO): It is a material condition precedent to the Pledgee's obligation to make an Advance under the Loan Facility Agreement to [_____________________________ __________________], a
Delaware limited liability company ("Newco") that the Pledgor enter into this Agreement and grant to the Pledgee the security interests hereinafter provided to secure the obligations of the Pledgor described below.


         C. Pledgor is the sole member of Newco and the proceeds of each Advance to be made by the Pledgee to Newco under the Loan Facility Agreement will result in a direct or indirect material economic benefit to Pledgor.]



         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Pledgor hereby agrees as follows:

                                    AGREEMENT

         1. DEFINITIONS; INTERPRETATION.

                  (a) TERMS DEFINED IN LOAN FACILITY AGREEMENT. Capitalized terms not otherwise defined herein shall have the meanings given in the Loan Facility Agreement.

                  (b) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:



PAGE 1 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36

         "Change in Control" means a direct or indirect, de jure or de facto change in the control (as these terms and concepts are defined and interpreted under the Communications Act of 1934, as amended, and/or the rules and decisions of the FCC) of any entity holding licenses issued by the FCC.

         "FCC" means Federal Communications Commission.

         "Governmental Authority" means the government of the United States or any state or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

         "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest.

         "Operating Agreement" means the Operating Agreement of [HOLDCO/NEWCO] as amended from time to time.

         "Pledged Membership Interests" means all of the Pledgor's membership interests in [HOLDCO/NEWCO].

         "Pledged Collateral" has the meaning specified in Section 2.

         "Secured Obligations" means, collectively:

                  (i) all debts, liabilities, obligations, covenants and duties of the Pledgor and [HOLDCO/NEWCO] owing to the Pledgee now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with the Loan Facility Agreement or any Guaranty or any other Loan Document to which it is a party or any of the transactions contemplated thereby and including, without limitation, any interest thereon;

                  (ii) all debts, liabilities, obligations, covenants and duties of the Pledgor to pay or reimburse the Pledgee or any affiliate of the Pledgee for all reasonable expenses including, without limitation, reasonable attorneys' fees (including allocated charges of internal legal counsel), incurred by the Pledgee or any affiliate of the Pledgee in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under any of the documents, instruments and agreements referred to in clause (i) above, including, without limitation, all such costs and expenses incurred during any "workout" or restructuring in respect of the credit extended under the Loan Facility Agreement and during any legal proceeding, including, without limitation, any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws;

                  (iii) all debts, liabilities, obligations, covenants and duties of [HOLDCO/NEWCO] owing to the Pledgee now or hereafter existing, whether joint or several, direct or indirect,



PAGE 2 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


         absolute or contingent or due or to become due, arising under or in connection with the Use Agreements, including, without limitation, any interest thereon;


                  (iv) all debts, liabilities, obligations, covenants and duties of [HOLDCO/NEWCO] to pay or reimburse the Pledgee or any affiliate of the Pledgee for all expenses including, without limitation, attorneys' fees (including allocated charges of internal legal counsel), incurred by the Pledgee or any affiliate of the Pledgee in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under any of the documents, instruments and agreements referred to in clause (iii) above, including, without limitation, all such costs and expenses incurred during any "workout" or restructuring in respect of any lease under the Use Agreements and during any legal proceeding, including, without limitation, any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws; and

                  (v) all interest and fees on any of the foregoing, whether accruing prior to or after the commencement by or against the Pledgor of any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws naming the Pledgor as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Washington; provided, however, in the event that any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Washington, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof as they relate to such Pledged Collateral.



                  (c) TERMS DEFINED IN UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC.



         2. PLEDGE. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges, assigns, transfers, hypothecates and sets over to the Pledgee, its successors and assigns, and grants to the Pledgee, its successors and assigns, a security interest in all of the Pledgor's right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (collectively, the "Pledged Collateral"):

                  (a) PLEDGED MEMBERSHIP INTERESTS. All of the Pledged Membership Interests;

                  (b) ADDITIONAL INTERESTS, ETC. (i) All certificates, instruments or other writings representing or evidencing the Pledged Membership Interests; (ii) all warrants, options and other rights entitling the Pledgor to acquire any interest in any Pledged Membership Interests, and (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Membership Interests; and

                  (c) PROCEEDS. All cash and non-cash proceeds of the foregoing, however and whenever acquired and in whatever form.


PAGE 3 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


         3. DELIVERY OF THE PLEDGED COLLATERAL; CONTINUING SECURITY INTEREST. The Pledgor hereby agrees that:

                  (a) DELIVERY OF CERTIFICATES. The Pledgor shall deliver to the Pledgee simultaneously with or prior to the execution and delivery of this Agreement, all certificates, instruments or other writings representing or evidencing Pledged Membership Interests. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment satisfactory to the Pledgee.

                  (b) ADDITIONAL PLEDGED COLLATERAL. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) warrant, option or other right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall forthwith deliver all of the foregoing to the Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Pledgee, as further collateral security for the Secured Obligations.

                  (c) CONTINUING SECURITY INTEREST. The Pledgor acknowledges and agrees that the security interest of the Pledgee in the Pledged Collateral constitutes continuing collateral security for all of the Secured Obligations.


         4. FINANCING STATEMENTS. The Pledgor hereby irrevocably authorizes the Pledgee at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment in order to perfect and protect the security interest of the Pledgee in the Pledged Collateral.

         5. PLEDGOR'S CONSENT. The Pledgor hereby consents to all terms and condition of agreements heretofore or hereafter made between the Pledgee and [HOLDCO/NEWCO] (including without limitation the Loan Facility Agreement and the other Loan Documents) and further consents that the Pledgee may without further consent or disclosure and without affecting or releasing the obligations of the Pledgor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of the Pledgee against [HOLDCO/NEWCO]; (c) waive or delay the exercise of any rights or remedies of the Pledgee against any surety or guarantor (including, without limitation, rights or remedies of the Pledgee against the Pledgor under this Agreement); (d) waive or delay the exercise of any rights or remedies of the Pledgee in respect of any collateral or security interest now or hereafter held; (e) release any surety or guarantor; (f) renew, extend, waive or modify the terms of any Secured Obligation or the obligations of any surety or guarantor, or any instrument or agreement evidencing the same;


PAGE 4 - EXHIBIT 1.36- PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


(g) renew, extend, waive or modify the terms of any Loan Document or any other security agreement, pledge, assignment, deed of trust, mortgage or other security document; (h) apply payments received from [HOLDCO/NEWCO] or any surety or guarantor or from any collateral, to any indebtedness, liability, or obligations of [HOLDCO/NEWCO] or such sureties or guarantors whether or not a Secured Obligation hereunder; and (i) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment.

         6. PLEDGOR'S WAIVER. The Pledgor waives any action on delinquency in respect of the Secured Obligations or any part thereof [(FOLLOWING TO BE USED IF PLEDGOR IS HITN), SUBJECT TO THE LIMITATIONS IN SECTION 8.4 OF THE LOAN FACILITY AGREEMENT] [REMAINDER OF THE SENTENCE TO BE USED IF PLEDGOR IS HOLDCO], including any requirement, substantive or procedural, that (a) the Pledgee pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against Newco, the Pledgor, surety or any other person or party after any realization; (b) a judgment first be sought or rendered against Newco, the Pledgor, surety, or any other person or party;
(c) Newco, the Pledgor, any surety or any other person or party be joined in any action; or (d) a separate action be brought against Newco under the Loan Facility Agreement or any other Loan Document. The Pledgor waives and releases all right to require marshaling of assets and liabilities or sale in inverse order of alienation of any security for the Secured Obligations. The Pledgor further waives notice of (a) the Pledgee's acceptance of this Agreement or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Secured Obligations or any terms or amounts thereof or any change therein; (c) any default by [HOLDCO/NEWCO] or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement; (e) the obtaining of any pledge, assignment or other security for any Secured Obligations (including this Agreement); (f) the release of any surety or guarantor; (g) the release of any collateral; (h) any change in [HOLDCO/NEWCO]'s business or financial condition; (i) any renewal, extension or modification of the terms of any Secured Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; (j) any acts or omissions of the Pledgee consented to in Section 5 hereof; and (k) any other demands or notices whatsoever with respect to the Secured Obligations or this Agreement. The Pledgor further waives notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Secured Obligation.


         7. PLEDGOR'S KNOWLEDGE OF [HOLDCO/NEWCO]'S ECONOMIC CONDITIONS. The Pledgor represents and warrants to the Pledgee that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of [HOLDCO/NEWCO]'s financial condition and operations and has, in entering into this Agreement made its own credit analysis independently and without reliance upon any information communicated to it by the Pledgee. The Pledgor covenants for the benefit of the Pledgee to remain apprised of all material economic or other developments relating to or affecting [HOLDCO/NEWCO], its property or its business. Without limiting the foregoing, the Pledgor agrees to enter into such agreements and arrangements with [HOLDCO/NEWCO] as may be necessary to ensure its receipt of notice of such material changes and of periodic financial statements. The Pledgor expressly waives any requirement that the Pledgee advise, disclose, discuss or deliver notice to the Pledgor regarding [HOLDCO/NEWCO]'s financial condition or operations or with respect to any default by [HOLDCO/NEWCO] in its performance of the Secured Obligations whether or not knowledge of such condition, operations or default is or reasonably could be in the possession of the Pledgor and



PAGE 5 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


whether or not such knowledge is in the possession of the Pledgee before or after the extension of any credit giving rise to Secured Obligations by [HOLDCO/NEWCO].



         8. NO RELIANCE. The Pledgor acknowledges that the Pledgee intends to obtain other guaranties and collateral to secure the repayment of the Secured Obligations. The Pledgor represents and warrants to the Pledgee, however, that in making this Agreement it is not relying upon the Pledgee obtaining any guaranty agreements or any collateral pledged or assigned to secure repayment of the Secured Obligations. The Pledgor specifically acknowledges that the Pledgee's obtaining any such guaranty agreements or collateral is not a condition to the enforcement of this Agreement. If the Pledgee should simultaneously or hereafter elect to attempt to take additional guaranty agreements or collateral to secure repayment of the Secured Obligations and if its efforts to do so should fail in any respect including, without limitation, a determination that the agreement purporting to provide such additional guaranty or security interest is invalid or unenforceable for any reason, this Agreement shall, nonetheless, remain in full force and effect.

         9. WAIVER OF SUBROGATION. The Pledgor hereby irrevocably waives all claims it has or may acquire against [HOLDCO/NEWCO] in respect of the Secured Obligations, including rights of exoneration, reimbursement and subrogation. The Pledgor agrees to indemnify the Pledgee, and hold it harmless from and against all loss and expense, including legal fees, suffered or incurred by the Pledgee as a result of claims to avoid any interest of the Pledgee in any Collateral.

         10. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Pledgor set forth in the Loan Facility Agreement, which are incorporated herein by this reference, the Pledgor represents and warrants to the Pledgee that:

                  (a) LEGAL NAME; JURISDICTION OF INCORPORATION. The Pledgor's chief executive office and chief place of business is located at________________________________________________________ __________________,
and the Pledgor keeps its books and records at such location. [OPTION 1 (TO BE USED IF PLEDGOR IS HITN) The Pledgor's exact corporate name is Hispanic Information and Telecommunications Network, Inc., the jurisdiction of its incorporation is the State of New York.] [OPTION 2 (TO BE USED IF PLEDGOR IS HOLDCO) The Pledgor's exact legal name is HITN Spectrum, LLC, the jurisdiction of its organization is the State of Delaware and the identification number given by its jurisdiction of organization is 3886431.]

                  (b) OWNERSHIP AND AUTHORITY. The Pledgor is the sole legal and beneficial owner of the Pledged Collateral and has the right, power and authority to pledge, assign, transfer, hypothecate and set over to the Pledgee and grant to the Pledgee a security interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.


                  (c) AUTHORIZATION OF PLEDGED MEMBERSHIP INTERESTS. All of the Pledged Membership Interests are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive first-refusal or other similar rights of any person. All membership interests hereafter constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive, first-refusal or other similar rights of any person, except as may be provided under applicable law.


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                                                                    EXHIBIT 1.36

                  (d) VALIDITY OF SECURITY INTEREST. This Agreement creates a valid security interest in favor of the Pledgee, its successors and assigns, in all of the Pledged Collateral. Upon the filing of an appropriate financing statement on form UCC-1, the Pledgee will have a first priority perfected security interest in all certificated Pledged Membership Interests and such certificates and instruments. Except as set forth in this subsection (d), no action is necessary to perfect or otherwise protect such security interest.

                  (e) ABSENCE of LIENS AND CLAIMS. Except for the security interest of the Pledgee created hereby, the Pledged Collateral is free and clear of any Liens; There exists no "adverse claim" within the meaning of Section 8-102 of the UCC with respect to any of the Pledged Membership Interests.

                  (f) NO TRANSFER RESTRICTIONS. Except for restrictions imposed by this Agreement, the Pledged Collateral is free of contractual restrictions that might prohibit, impair, delay or otherwise affect in a materially adverse manner the pledge of any Pledged Collateral hereunder or the sale or disposition thereof pursuant hereto, provided, however, that Pledgee will not take any actions that would constitute a Change in Control of [HOLDCO/NEWCO] or any other entity holding licenses issued by the FCC without first securing any necessary approvals from the FCC.

                  (g) NO OTHER PLEDGED COLLATERAL. As of the date of this Agreement, (i) the Pledged Membership Interests represent all of the membership interests of [HOLDCO/NEWCO] issued and outstanding as of such date, and (ii) no other party has possession of any of the certificates, instruments or other writings representing or evidencing the Pledged Membership Interests or has any warrants, options or other rights entitling such party to acquire any interest in the membership interests of [HOLDCO/NEWCO].

                  (h) PLEDGED MEMBERSHIP INTERESTS NOT SECURITIES. None of the Pledged Membership Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or Financial Asset.

                  (i) DELIVERY OF MEMBERSHIP INTERESTS. The Pledgor has delivered or otherwise caused the transfer to the Pledgee of all certificates, instruments or other writings representing, evidencing or constituting Pledged Collateral. The Pledged Membership Interests are not and shall not be represented or evidenced by any certificates, instruments or other writings other than those delivered hereunder.

                  (j) CONSENTS. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other person (including, without limitation, any stockholder, member or creditor of the Pledgor), is required (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Pledgee of the rights and remedies provided for in this Agreement, except (a) any necessary approvals by the FCC for a Change in Control of an entity holding FCC licenses, which approvals must be secured by Pledgee before the Pledgee may take any action


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                                                                    EXHIBIT 1.36


constituting a Change in Control, and (b) such approvals as may be required by laws affecting the offering and sale of securities.

                  (k) BINDING OBLIGATIONS, ETC. This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligations of the Pledgor enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

         11. COVENANTS. In addition to the covenants of the Pledgor set forth in the Loan Facility Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations shall remain unpaid or unsatisfied, the Pledgor shall:

                  (a) DEFENSE OF PLEDGED COLLATERAL. At its own cost and expense, take any and all actions necessary to defend title to the Pledged Collateral against all persons and to defend the Pledgee's security interest in the Pledged Collateral and the priority thereof against any Lien.

                  (b) DISPOSITION OF PLEDGED COLLATERAL. Not make or permit to be made any sale, transfer or other disposition of any of the Pledged Collateral or grant any option, warrant or other right or interest with respect to, any of the Pledged Collateral, except with the prior written consent of the Pledgee.

                  (c) CHANGE OF NAME, IDENTITY OR STRUCTURE. The Pledgor will not move the location of its chief executive offices, change its jurisdiction of organization or entity structure nor move its records concerning the Pledged Collateral unless the Pledgor shall have given the Pledgee prior written notice of such move or change.

                  (d) NO LIENS. Not make or permit to be made an assignment, pledge or hypothecation of any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral other than the security interest of the Pledgee created hereby without the prior written consent of the Pledgee.

                  (e) MEMBER AGREEMENTS. Not enter into any member agreement, voting agreement, voting trust, irrevocable proxies or any other similar agreement or instrument with respect to any Pledged Collateral.

                  (f) NO SECURITIES. Not take any action or permit any action to be taken that would cause any Pledged Membership Interests to become a Security, unless such Pledged Membership Interest has been certificated and pledged to the Pledgee pursuant to this Agreement.

         12. FURTHER ASSURANCES. The Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such reasonable actions as the Pledgee may from time to time request to better assure, preserve, protect and perfect the security interest of the Pledgee in the Pledged Collateral and the rights and remedies of the Pledgee hereunder, including, without limitation, the payment of any


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                                                                    EXHIBIT 1.36

fees and taxes required in connection with the execution and delivery of this Agreement, the granting of such security interest and the filing of any financing statements or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, the Pledgor further agrees that it shall, concurrently with the execution of this Agreement and at any time and from time to time thereafter (a) procure, execute and deliver to the Pledgee all stock powers, endorsements, financing statements, assignments and other instruments of transfer requested by the Pledgee and (b) deliver to the Pledgee immediately upon receipt the originals of all Pledged Membership Interests and all certificates, instruments or other writings representing, evidencing or constituting Pledged Collateral. The Pledgor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Pledged Membership Interests within thirty (30) days after the date it has been notified by the Pledgee of the specific identification of such Pledged Membership Interests.


         13. INTENTIONALLY OMITTED.

         14. VOTING RIGHTS; DIVIDENDS.

         (a) PRIOR TO THE OCCURRENCE OF AN EVENT OF DEFAULT. So long as no Event of Default shall exist or result therefrom (and, in the case of subparagraph (i) below, so long as written notice has not been given by the Pledgee to the Pledgor):

                  (i) VOTING RIGHTS. The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Membership Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Facility Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if, in the judgment of the Pledgee, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or the interest of the Pledgee therein, and, provided, further, that the Pledgor shall give the Pledgee at least five business days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                  (ii) DIVIDENDS. The Pledgor shall be entitled to receive and retain any and all dividends or distributions paid in respect of the Pledged Membership Interests, but only if such dividends or distributions are allowed by the terms of the Loan Facility Agreement, except the following: (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Membership Interests; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Membership Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Membership Interests; all of which shall be forthwith delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith paid over or otherwise delivered to the Pledgee as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or


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


                                                                    EXHIBIT 1.36


         assignment satisfactory to the Pledgee, as further collateral security for the Secured Obligations.

                  (iii) PROXIES, ETC. The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subparagraph (i) above and to receive the dividends or distributions which it is authorized to receive and retain pursuant to subparagraph (ii) above.

         (b) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default:

                  (i) VOTING RIGHTS. All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 14(a)(i) above shall cease upon written notice thereof from the Pledgee, and all such rights shall thereupon become vested in the Pledgee, who shall thereupon have the sole right to exercise such voting and other consensual rights, provided, however, that no rights shall vest in Pledgee that would constitute a Change in Control of any holder of FCC licenses unless and until Pledgee first secures any requisite approval from the FCC.

                  (ii) DIVIDENDS. All rights of the Pledgor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Pledgee, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, provided, however, that no rights shall vest in Pledgee that would constitute a Change in Control of any holder of FCC licenses unless and until Pledgee first secures any requisite approval from the FCC. All dividends or distributions which are received by the Pledgor contrary to the provisions of this subparagraph (ii) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over or otherwise delivered to the Pledgee as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Pledgee, as further collateral security for the Secured Obligations.

                  (iii) PROXIES, ETC. In order to permit the Pledgee to exercise the voting and other rights which it may be entitled to exercise pursuant to subparagraph (i) above, and to receive all dividends and distributions which it may be entitled to receive under subparagraph
         (ii) above, the Pledgor shall, if necessary, upon written notice of the Pledgee, from time to time execute and deliver to the Pledgee appropriate proxies, dividend payment orders and other instruments as the Pledgee may request.

         15. APPOINTMENT OF PLEDGEE. So long as any Secured Obligation remains unpaid, the Pledgor does hereby designate and appoint the Pledgee its true and lawful attorney coupled with an interest and with power irrevocable, after an Event of Default has occurred and is continuing, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee may reasonably deem necessary or advisable to accomplish the


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                                                                    EXHIBIT 1.36


purposes hereof, including, without limitation, all of the following: (i) receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; (ii) perfect or continue perfected, maintain the priority of or provide notice of the Pledgee's security interest in the Pledged Collateral; (iii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Pledged Collateral; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Pledgor, which the Pledgee may reasonably deem necessary or advisable to maintain, protect, realize upon and preserve the Pledged Collateral and the Pledgee's security interest therein and to accomplish the purposes of this Agreement, provided, however, that no rights shall vest in Pledgee that would constitute a Change in Control of any holder of FCC licenses unless and until Pledgee first secures any requisite approval from the FCC. The acceptance of this appointment by the Pledgee shall not obligate it to perform any duty, covenant or obligation required to be performed by the Pledgor under or by virtue of the Pledged Collateral or to take any action in connection therewith. All expenses incurred by the Pledgee in connection with exercising any of its rights under this Section shall bear interest at a per annum rate equal to five percent (5%) above the prime rate as published in The Wall Street Journal at the time an Event of Default occurs (the "Default Rate") from the date incurred until repaid by the Pledgor. All amounts described in this Section shall be repayable by the Pledgor on demand and the Pledgor's obligation to make such repayment shall constitute an additional Secured Obligation.

         16. NO RESPONSIBILITY FOR CERTAIN ACTIONS. Notwithstanding any provision contained in this Agreement, the Pledgee shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve any rights against any third parties with respect to any Pledged Collateral.

         17. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) a Global Event of Default or a Market Event of Default as defined in the Loan Facility Agreement shall have occurred and be continuing;

                  (b) any representation or warranty made or deemed made by the Pledgor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) the Pledgor shall fail to perform or observe any other covenant, obligation or term of this Agreement.

         18. FCC COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Pledgee will not take any action pursuant to this Agreement which would constitute or result in an assignment of any FCC license, construction permit or other authorization or a Change in Control of any holder of an FCC license if such assignment of FCC license, construction permit or other authorization or Change in Control would require under then existing law (including the written


PAGE 11 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


rules and regulations promulgated by the FCC) the prior approval of the FCC without first obtaining such approval of the FCC. The Pledgee specifically agrees that (a) voting rights in the Pledged Membership Interests will remain with the Pledgor upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights shall have been obtained; and (b) prior to the exercise of voting rights by a purchaser of the Pledged Membership Interests at a private or public sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) or any successor provision or applicable law will, if required, be obtained. The Pledgor agrees after the occurrence of any Event of Default to take any action which the Pledgee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Pledgee by this Agreement and each other agreement, instrument and document delivered to the Pledgee in connection herewith or by any of the other Loan Documents, including specifically, at the Pledgor's own cost and expense, the use of Pledgor's best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's and licensee's portions of any application or applications for consent to assignment of license, construction permit or other authorization or transfer of control necessary or appropriate under the FCC's rules and regulations. Pledgor further consents to the assignment or transfer of control of any FCC license, construction permit, or other authorization to a receiver, trustee, or similar official or to any purchaser of the pledged securities pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to Pledgee as permitted by applicable law.

         19. REMEDIES.

                  (a) GENERAL REMEDIES. Pledgee's rights and remedies under this
Section 19 are subject to Sections 8.4, 8.5, and 8.7 of the Loan Facility Agreement. If an Event of Default shall occur, the Pledgee shall have, in addition to all other rights and remedies granted to it in this Agreement, the Loan Facility Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Pledgor agrees that the Pledgee may:

                  (i) require the Pledgor to assemble all or any part of the Pledged Collateral and make it available to the Pledgee at any place and time designated by the Pledgee; and

                  (ii) in the event that any of the Pledged Membership Interests become securities, subject to the requirements of laws affecting the offering and sale of securities, sell, resell, assign, transfer or otherwise dispose of any or all of the Pledged Collateral at public or private sale or at any broker's board or on any securities exchange, by one or more contracts, in one or more lots or parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Pledgee deems advisable; provided, however, that, except as otherwise required under Section 9A-608 and/or Section 9A-615 of the UCC, the Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Pledgee.

                  (b) SALE OF PLEDGED COLLATERAL. Each purchaser at any sale pursuant to this Agreement shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by applicable laws, all


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                                                                    EXHIBIT 1.36


rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If required by FCC regulations at the time of sale, each prospective purchaser at any sale pursuant to this Agreement shall be notified in writing that any such sale may be subject to FCC approval (which Pledgor agrees is commercially reasonable). The Pledgee shall be authorized at any such sale to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof (which Pledgor agrees is commercially reasonable). Neither the Pledgee's compliance with the UCC or any other applicable law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Pledged Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Pledgee shall give the Pledgor ten
(10) days' written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9A-612 of the UCC) of the Pledgee's intention to make any sale of Pledged Collateral. The Pledgee shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given (which Pledgor agrees is commercially reasonable). The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned (which Pledgor agrees is commercially reasonable). To the fullest extent permitted by applicable laws, the Pledgee may bid for or purchase the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee from the Pledgor as a credit against the purchase price and the Pledgee, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full.



                  (c) WAIVER OF RIGHTS TO PURCHASE. The Pledgor, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights of the Pledgor to purchase any or all of the Pledged Membership Interests upon any sale thereof by the Pledgee under this Agreement, whether such right to purchase arises under any of the organizational documents of [HOLDCO/NEWCO], by agreement, by operation of law or otherwise.


                  (d) EXEMPT SALES TRANSACTIONS. The Pledgor recognizes that, in the event that any of the Pledged Membership Interests become securities, by reason of certain provisions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act") and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Pledged Membership Interests, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and notwithstanding such circumstances, agrees that any such sale shall


PAGE 13 - EXHIBIT 1.36 - PLEDGE AGREEMENT



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                                                                    EXHIBIT 1.36


be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay the sale of any of the Pledged Membership Interests for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state or foreign government securities laws, even if the Pledgor would agree to do so. If the Pledgee determines to exercise its right to sell any or all of the Pledged Membership Interests, upon written request, the Pledgor shall and shall cause [HOLDCO/NEWCO] to, from time to time, furnish to the Pledgee all such information as the Pledgee may request in order to determine the number of shares and other instruments included in the Pledged Membership Interests which may be sold by the Pledgee as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

         (e) RETENTION OF PLEDGED COLLATERAL. The Pledgee may, after providing the notices required by Section 9A-505(2) of the UCC or otherwise complying with any requirement of applicable law, accept or retain the Pledged Collateral or any part thereof in satisfaction of the Secured Obligations. Unless and until the Pledgee shall have provided such notices, however, the Pledgee shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

         (f) DUTY OF CARE. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own similar property. Neither the Pledgee nor any of its affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

         (g) APPLICATION OF PROCEEDS. The cash proceeds actually received from the sale or other disposition or collection of the Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied: first, to payment of any reasonable costs, expenses and fees, including, without limitation, reasonable attorneys' fees (including allocated costs of in-house counsel), incurred by the Pledgee in connection with sale or other disposition or collection of Pledged Collateral; second, to payment of any all reasonable costs, expenses and fees, including, without limitation, reasonable attorneys' fees (including allocated costs of in-house counsel), payable to the Pledgee under this Agreement; third, to payment in full of the Secured Obligations (to the extent not included in clause first or second above); and fourth, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Pledgor or as otherwise required by law. The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Pledgor shall remain liable to the Pledgee for any deficiency which exists after any sale or other disposition or collection of the Pledged Collateral.


PAGE 14 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36

         20. CERTAIN WAIVERS. The Pledgor waives, to the fullest extent permitted by applicable laws, (a) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Pledgee (i) to proceed against any person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Pledgee's power, or
(iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (c) all claims, damages, and demands against the Pledgee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

         21. EXPENSES INCURRED. The Pledgee is not required to, but may, at its option, pay any tax, assessment, insurance premium, filing or recording fees, or other charges payable by the Pledgor hereunder and any such amount shall bear interest at the Default Rate from the date of payment until repaid. The Pledgor agrees to pay or reimburse the Pledgee on demand for all reasonable expenses including, without limitation, reasonable attorneys' fees (including allocated charges of internal legal counsel), incurred by the Pledgee in connection with
(i) the custody or preservation of, or the sale of, collection from or other realization upon any of the Pledged Collateral (including, without limitation, all reasonable expenses of sales and collections of the Pledged Collateral),
(ii) the exercise, enforcement or protection of any of the rights of the Pledgee under this Agreement (including, without limitation, all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the credit extended under the Loan Facility Agreement and during any legal proceeding, including, without limitation, any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws) or (iii) the failure of the Pledgor to perform or observe any its obligations under this Agreement, and any such amount shall bear interest at the Default Rate from the date such expenditures are made by the Pledgee until repaid. All amounts described in this Section shall be repayable by the Pledgor on demand and the Pledgor's obligation to make such repayment shall constitute an additional Secured Obligation.

         22. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by Pledgor and Pledgee or (in the case of a waiver) by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

         23. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either party may from time to time specify):


PAGE 15 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


                   If to Pledgor:       Hispanic Information and
                                        Telecommunications Network, Inc.
                                        449 Broadway, Third Floor
                                        New York, New York 10013
                                        Attention: Jose Luis Rodriguez
                                        Facsimile No.: (212) 966-5725

                   With a copy to:      Day, Berry & Howard LLP
                                        875 Third Avenue
                                        New York, NY 10022
                                        Attention: Sabino Rodriguez, Esq.
                                        Facsimile No.: (212) 829-3601

                   With a copy to:      RJGLaw LLC
                                        1010 Wayne Avenue, Suite 950
                                        Silver Spring, MD 20910
                                        Attention: Rudolph J. Geist
                                        Facsimile No.: (301) 589-2644

                   If to Pledgee:       Clearwire Corporation
                                        10210 N.E. Points Drive, Suite 210
                                        Kirkland, WA 98033
                                        Attention: Benjamin G. Wolff
                                        Facsimile No.: 425-828-8061

                   With a copy to:      Davis Wright Tremaine LLP
                                        1501 Fourth Avenue
                                        2600 Century Square
                                        Seattle, WA 98101
                                        Attention: Julie A. Weston, Esq.
                                        Facsimile No.: 206-628-7699

Pledgor hereby agrees that such notice shall be deemed to meet any requirements of reasonable notice contained in the UCC or other applicable law.

         24. COSTS AND EXPENSES. Pledgor and Pledgee shall pay their own costs and expenses incurred by them, including the fees and out-of-pocket expenses of their own legal counsel, in connection with the preparation, negotiation and filing of this Agreement. Pledgor shall pay to Pledgee or its agents on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to Pledgee or its agents, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by Pledgee or its agents either directly or indirectly in connection with endeavoring to (1) collect any amount owing pursuant to this Agreement, or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of Pledgee or its agents pursuant to this Agreement. All such amounts shall be repayable by the Pledgor on demand and shall bear


PAGE 16 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


interest at the Default Rate until repaid, and the Pledgor's obligation to make such repayment shall constitute an additional Secured Obligation.

         25. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made by Pledgor hereunder shall survive the execution and delivery of this Agreement and the Pledged Membership Interests hereunder.

         26. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof or thereof unenforceable or invalid.

         27. ADDITIONAL DOCUMENTS. Pledgor shall at Pledgee's request, from time to time, at Pledgor's sole cost and expense, execute, re-execute, deliver and redeliver any and all documents, and do and perform such other and further acts, as may reasonably be required by Pledgee to enable Pledgee to perfect, preserve, and protect its security interest in the Collateral and its rights and remedies under this Agreement or granted by law and to carry out and effect the intents and purposes of this Agreement.

         28. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by Pledgor. Pledgee may transfer or assign the Loan Facility and this Agreement to any of its affiliates.

         29. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         30. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law principles thereof. PLEDGOR IRREVOCABLY AGREES THAT, SUBJECT TO PLEDGEE'S SOLE AND ABSOLUTE DISCRETION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF KING, STATE OF WASHINGTON. PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH COUNTY AND STATE. PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST PLEDGOR BY PLEDGEE IN ACCORDANCE WITH THIS SECTION.

         31. WAIVER OF JURY TRIAL. PLEDGOR AND PLEDGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY PLEDGOR AND PLEDGEE MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO. PLEDGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF PLEDGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PLEDGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. PLEDGOR ACKNOWLEDGES THAT PLEDGEE


PAGE 17 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

         32. NO INCONSISTENT REQUIREMENTS. The Pledgor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

         33. FCC. Notwithstanding anything else contained in this Agreement to the contrary, all actions taken by the parties pursuant to this Agreement shall be consistent with the provisions and requirements of the Communications Act of 1934, as amended by Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

         IN WITNESS WHEREOF, the Pledgor and Pledgee have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.


         PLEDGOR:                  /HISPANIC INFORMATION &
                                   TELECOMMUNICATIONS NETWORK,
                                   INC., a New York not-for-profit corporation/



                                   [OPTION 2: HITN SPECTRUM, LLC, a
                                   Delaware limited liability company/



                                   By
                                       -----------------------------------------
                                   Its
                                       -----------------------------------------

         PLEDGEE:                  CLEARWIRE CORPORATION, a
                                   Delaware corporation

                                   By:
                                       -----------------------------------------
                                   Name:  Benjamin G. Wolff
                                   Title: Executive Vice-President



PAGE 18 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                                                    EXHIBIT 1.36


                     [HOLDCO/NEWCO]'S CONSENT AND AGREEMENT

         [HOLDCO/NEWCO] hereby consents to the terms of the foregoing Agreement. Without limiting the generality of the foregoing, [HOLDCO/NEWCO] agrees that upon the occurrence of an Event of Default, Pledgee may foreclose its security interest in the Pledged Collateral in accordance with the UCC and the terms of the foregoing Agreement. Upon execution and delivery of documents in a form reasonably acceptable to [HOLDCO/NEWCO] purporting to assume the obligations of Pledgor under the Operating Agreement, Pledgee, its nominee or a third party purchaser of the Pledged Collateral, as the case may be, shall have all rights of Pledgor under the Operating Agreement and without limiting the foregoing shall, if it elects to do so, have the right to become a "Member" under the Operating Agreement. [HOLDCO/NEWCO] further agrees that upon receipt of written notice from Pledgee to the effect that an Event of Default has occurred, and without requiring an assumption of Pledgor's obligations by Pledgee or any other party, [HOLDCO/NEWCO] shall make all payments otherwise payable to Pledgor under the Operating Agreement directly to Pledgee. Notwithstanding anything to the contrary in this Consent and Agreement, the provisions of Section 33 of the foregoing Agreement apply.




                                          [HITN SPECTRUM, LLC/NEWCO],

                                          a___________________limited liability
                                          company/corporation

                                          By [_________________________________]
                                             Its Member



PAGE 19 - EXHIBIT 1.36 - PLEDGE AGREEMENT

                                 PROMISSORY NOTE

                                                 Dated as of _____________, 20__

         1. BORROWING AND REPAYMENT.

                  1.1 Promise To Pay. For value received, [HITN SPECTRUM, LLC]/[NEWCO], a Delaware limited liability company ("Borrower"), promises to pay to the order or assigns of Clearwire Corporation, a Delaware corporation ("Lender"), in lawful money of the United States, the amount that Lender actually loans to Borrower under this Promissory Note (this "Note") pursuant to that certain Spectrum Access and Loan Facility Agreement dated as of May _____, 2005 (the "Loan Facility Agreement"), under which Lender, at its continuing option and in its sole discretion, may advance funds to Borrower from time to time, together with interest thereon as provided in this Note (the "Interest Rate").

                  1.2 Definitions. This Note is one of the Promissory Notes described in the Loan Facility Agreement and the terms of the Loan Facility Agreement are incorporated herein by reference. Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder." Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Facility Agreement.

                  1.3 Borrowing. Borrower may request loans from Lender from time to time under this Note and Lender shall make loans to Borrower (each, an "Advance") as long as: (a) the amount to be advanced shall be authorized by Lender and shall not exceed the amount required pursuant to the applicable spectrum transfer agreement (each, an "STA") under which Borrower acquires an EBS Opportunity Channel plus additional expenses incurred in connection with each STA to form an acquisition entity (if required), to complete due diligence and to close the transaction; (b) the initial Advance is being used only for the purpose of financing Borrower's acquisition of the spectrum licenses and channel under each STA; (c) all conditions precedent set forth in the Loan Facility Agreement to making an Advance (or a "Subsequent Advance," if applicable) are satisfied; (d) there is no event of default by Borrower under this Note; (e) there is no Market Event of Default in the Market of the Acquired Channel acquired with an Advance by Hispanic Information and Telecommunications Network, Inc. [OPTION 1: (USE IF BORROWER IS HOLDCO): or Borrower] [OPTION 2: (USE IF BORROWER IS A NEWCO): HITN Spectrum, LLC, or Borrower] or any affiliate of Borrower under the Loan Facility Agreement; (f) no Global Event of Default exists under the Loan Facility Agreement; (g) there is no event of default by Borrower [OPTIONAL (USE IF BORROWER IS A NEWCO): or HITN Spectrum, LLC] under any of the Use Agreements or the Third-Party Leases; and (h) no event exists which with notice, or the passage of time or both would become an event of default, Market Event of Default or Global Event of Default as described in clauses (d) through (g) above. If Lender makes an Advance, then, so long as the conditions in clauses (c) and (d) above are still satisfied, Lender agrees to subsequently advance such additional sums (each, a "Subsequent Advance") as may be necessary to pay other reasonable and necessary out-of-pocket expenses incurred by Borrower in connection with maintaining the Acquired Channel acquired with the Advance, including legal and engineering expenses. Subsequent Advances shall be advanced only against invoices evidencing incurred obligations and will not be advanced prior to the time that the expense is incurred.

PAGE 1 - EXHIBIT 1.37 - PROMISSORY NOTE

                                                                    EXHIBIT 1.37

                  Without limiting the generality of the foregoing, no money will be advanced under this Note for any personal, family, or household purposes.

                  1.3 Further Documentation. Upon the making of any Advance, Lender shall complete a grid in the form of Exhibit 1 attached hereto ("Grid") and attach it to this Note. Each Grid shall become a part of this Note and shall be incorporated herein without further action being required by Borrower. Upon making any Subsequent Advance or the receipt of any payment under this Note, Lender shall make notations on the applicable Grid. Borrower agrees that such notations shall constitute evidence of all Advances and Subsequent Advances made under and payments made on this Note and shall be the sole criteria for computing principal and interest balances owed by Borrower to Lender.

                  1.4 Interest Rate. Interest shall accrue on the outstanding principal balance of each Advance from time to time from the date of disbursement until the Maturity Date at a fixed Interest Rate equal to the prime rate of interest as published in The Wall Street Journal as of the date of the initial Advance hereunder. Interest hereunder shall be calculated on the basis of a 365-day year and actual days elapsed.

                  1.5 Full Repayment. Borrower promises to repay the entire principal plus all accrued and unpaid interest under each Advance at the time a Use Agreement is entered into with respect to the Acquired Channel acquired by Borrower with the Advance but in no event later than [OPTION 1: (USE IF APPLICABLE THIRD-PARTY LEASE IS UNDER OLD FCC RULES AND HAS MORE THAN 10 YEARS REMAINING) fifteen (15) years] [OPTION 2: (USE IF NEW FCC RULES ARE APPLICABLE) ten (10) years] from the initial date of the Advance ("Maturity Date").

                  1.6 Installment Payments. Borrower shall immediately forward all payments received under Third-Party Leases to Lender. Lender shall apply such payments as provided in Section 4.

                  1.7 Place of Payment. All payments shall be made at 10210 N.E. Points Drive, Suite 210, Kirkland, WA 98033, or at such other place as Note Holder notifies Borrower.

         2. PREPAYMENT. Borrower shall have the right to prepay the whole or any part of the unpaid principal balance of this Note on any date, together with all accrued and unpaid interest owing under this Note on the amount so prepaid.

         3. BORROWER'S FAILURE TO PAY AS REQUIRED.

                  3.1 Default. If Borrower is in default under this Note, a Global Event of Default exists under the Loan Facility Agreement or a Market Event of Default under the Loan Facility Agreement exists in the Market of the Acquired Channel acquired with an Advance, then, the Note Holder shall have the right to declare the whole sum of principal and interest remaining unpaid, and all other sums due hereunder, immediately due and payable and, upon such declaration and acceleration of the maturity date hereof, to increase the Interest Rate hereunder to a fixed rate per annum equal to five percent (5%) above the Interest Rate (the "Default Rate"). Such Default Rate shall continue to apply until all defaults are cured to the satisfaction of Note Holder. Failure to exercise this option upon any one or more defaults shall not constitute a waiver of the right to exercise it in the future.

PAGE 2 - EXHIBIT 1.37 - PROMISSORY NOTE

                                                                    EXHIBIT 1.37

                  3.2 Reasonableness of Default Charges. Borrower acknowledges that nonpayment of any payment when due (whether or not resulting from acceleration due to an event of default under any applicable Loan Document) will result in damages to the Note Holder by reason of the additional expenses incurred in servicing the indebtedness evidenced by this Note and by reason of the loss to the Note Holder of the use of the money due and frustration to the Note Holder in meeting its other commitments. Borrower also acknowledges and agrees that the occurrence of any other event of default under any applicable Loan Document will result in damages to the Note Holder by reason of the detriment caused thereby. Borrower further acknowledges that it is and will be extremely difficult and impracticable to ascertain the extent of such damages caused by nonpayment of any sums when due or resulting from any other event of default under any of the applicable Loan Documents. Borrower by its execution and delivery hereof and the Note Holder by the acceptance of this Note agree that the Default Rate is a reasonable estimate of such damages, based in part upon the duration of the default, and that the Default Rate prescribed above with respect to the amount due and payable after maturity or acceleration will not unreasonably compensate the Note Holder for such damages.

                  4. APPLICATION OF PAYMENTS. As long as there is no default under this Note, or any other applicable Loan Document, Note Holder shall apply each payment first to interest due on the unpaid principal balance, and then to the reduction of unpaid principal; provided, however, that, if any sums have been advanced by Note Holder to or on behalf of Borrower, Note Holder shall have the right, but not the obligation, to apply any cash payment first to the repayment of such sums advanced. In the event of any default under this Note, or any other applicable Loan Document, Note Holder, at its option, may apply cash payments and all other sums received by Note Holder in such manner and in such order as Note Holder elects in its sole discretion.

                  5. RESPONSIBILITY OF PERSONS UNDER THIS NOTE. Borrower and each guarantor of this Note, and each person who may at any time assume or otherwise become liable on this Note (i) waives demand, presentment for payment, valuation, appraisement, notice of intention to accelerate the maturity of this Note and to declare the entire balance of the indebtedness evidenced by this Note due and payable, notice that the entire balance of the indebtedness evidenced by this Note has been declared due and payable, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note or enforcing the Pledge Agreement or Security Agreement for the payment of this Note, (ii) agrees to any substitution, exchange or release of any security or the release of any party primarily or secondarily liable on this Note, (iii) agrees that, to enforce payment of this Note, the Note Holder will not be obligated to commence an action or exhaust the remedies of the Note Holder against Borrower or others liable or to become liable on this Note, or enforce the rights of Note Holder against any security for the payment of this Note, and (iv) consents to any extensions or postponements of time of payment of this Note and to any other indulgence in connection with this Note without notice of the extensions, postponements or indulgences to any of them.

                  6. FEES AND EXPENSES. If Borrower defaults under this Note, Borrower shall be liable for and shall pay to Note Holder, in addition to all other indebtedness of Borrower to Note Holder under the applicable Loan Documents to which it is a party (including through the Joinder Agreement), all costs and expenses incurred by Note Holder in collection of this Note or any such indebtedness or in the enforcement of this Note or any other applicable Loan Documents, including but not limited to reasonable attorneys' fees (including allocated costs of

PAGE 3 - EXHIBIT 1.37 - PROMISSORY NOTE

                                                                    EXHIBIT 1.37

in-house legal services). Without limiting the foregoing, if the Note Holder refers this Note to an attorney for collection or seeks legal advice following default, or if any other judicial or non-judicial action is instituted, or any attorney is employed to reclaim, sequester, protect, preserve or enforce the Note Holder's interest in any real property or other security for this Note, including but not limited to proceedings under bankruptcy or eminent domain laws, or any attorney is employed to interpret, amend, modify, restate or extend this Note, or any attorney is employed resulting from a dispute between Borrower and Note Holder regarding this Note, Borrower shall pay all of the Note Holder's reasonable attorneys' fees (including allocated costs of in-house legal services) and costs, including, without limitation, attorneys' fees at trial and on subsequent appeal or review, to the extent permitted by applicable law.

         7. GOVERNING LAW. The provisions of this Note shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law principles thereof.

         8. NO ORAL WAIVER, MODIFICATION OR CANCELLATION; INVALIDITY. No provision of this Note may be waived, modified, discharged or canceled orally, but only in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision(s) had never been included.

         9. HEADINGS. The headings of this Note are inserted for convenience of reference only and shall not be applied in construing the provisions of this Note.

         10. TIME OF ESSENCE. Time is of the essence under this Note.

         11. LAWFUL RATE OF INTEREST. In no event shall the amount of interest paid hereunder, together with all the amounts reserved, charged, or taken by the Note Holder as compensation for fees, services, or expenses incidental to the making, negotiation, or collection of the loan evidenced hereby exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. Nothing contained in this Note, nor in any instrument related hereto, or securing this Note, shall be construed or so operate as to require Borrower to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other payments paid by Borrower or property received by the Note Holder result in the computation or earning of interest in excess of the maximum rate of interest which is permitted under applicable law, then any and all such excess shall be and the same is hereby waived by the Note Holder, and all such excess shall be automatically credited against and in reduction of the principal balance of this Note, and any portion of said excess which exceeds the principal balance of this Note shall be paid by the Note Holder to Borrower, it being the intent of the parties hereto that under no circumstances shall Borrower be required to pay interest in excess of the maximum rate or amount allowed by applicable law.

         12. SECURITY. This Note is secured by, among other things, a pledge agreement (the "Pledge Agreement") and a security agreement (the "Security Agreement") of even date herewith. This Note shall evidence, and the Pledge Agreement and the Security Agreement, and

PAGE 4 - EXHIBIT 1.37- PROMISSORY NOTE

                                                                    EXHIBIT 1.37

any of the other Loan Documents to which it is a party which provide that they secure this Note, shall secure, the indebtedness described herein, any further loans or advances that may be made to or on behalf of Borrower by Note Holder at any time or times hereafter under the Pledge Agreement or the Security Agreement, and any other amounts required to be paid by Borrower under any such Loan Documents which provide that they secure this Note, and any such loans, advances or amounts shall be added to the indebtedness evidenced by this Note, and shall bear interest at the Interest Rate unless a greater rate is expressly provided for in this Note, the Pledge Agreement, the Security Agreement or such other Loan Documents.

         13. ASSIGNMENT AND PARTICIPATION. Borrower hereby acknowledges and agrees that Note Holder may, at any time and from time to time, in Note Holder's sole discretion, and without notice to or consent of Borrower, sell, assign or participate interests in the loan or credit facility evidenced by this Note to any of its affiliates and in connection therewith may disclose to any prospective assignee or participant any and all financial and other information about Borrower, any guarantor of the loan evidenced by this Note, or any other person or entity which may be or become liable on this Note, and about any aspect of Borrower's, any guarantor's, or any such other person's or entity's performance or non-performance of any obligations under the applicable Loan Documents.

         14. NOTICES. Any notice to be given hereunder by Borrower to Note Holder or by Note Holder to Borrower shall be given in the manner and to the respective addresses of the parties provided in the Loan Facility Agreement.

         15. NO OPERATIONAL CONTROL. Nothing in this Note shall be interpreted to give operational control over Borrower or Newco to Note Holder. Note Holder agrees that control over Borrower and Newco and any FCC licenses held by Borrower or Newco will remain with the Borrower and/or Newco and their existing owners, officers and directors, unless and until Note Holder seeks and obtains any FCC approvals, as and if applicable, for a transfer of control.

                                                [HITN SPECTRUM, LLC]/[NEWCO]

                                                By:
                                                   -----------------------------
                                                Print Name:
                                                           ---------------------
                                                Title:
                                                      --------------------------

                  NOT TO BE EXECUTED UNDER A POWER OF ATTORNEY

PAGE 5 - EXHIBIT 1.37 - PROMISSORY NOTE

                                                                    EXHIBIT 1.37

                               ADVANCE NO.________

This Grid is attached to that certain Promissory Note dated _____________, from [HITN SPECTRUM, LLC]/[NEWCO] to the order or assigns of Clearwire Corporation on the date of the [ADVANCE/SUBSEQUENT ADVANCE].

Date of [ADVANCE/SUBSEQUENT ADVANCE]:___________________________________________

EBS Opportunity Channel Acquired with Advance: _________________________________
Purchase Price of EBS Opportunity Channel:     $_________________
Due Diligence Expenses:                        $_________________
Closing Costs:                                 $_________________
Acquisition Entity Expense (if applicable):    $_________________
TOTAL ADVANCE:                                                    $_____________


                            [OR]

Expenses                                       $_________________
TOTAL SUBSEQUENT ADVANCES                                         $_____________

--------------------------------------------------------------------------------

Date    Initial Advance    Subsequent Advance    Interest Payment    Interest Paid Through    Principal Payment    Principal Balance
----    ---------------    ------------------    ----------------    ---------------------    -----------------    -----------------



PAGE 6 - EXHIBIT 1.37 - PROMISSORY NOTE

                                                                    EXHIBIT 1.40

                               SECURITY AGREEMENT

                                                 Dated as of _____________, 20__

         1. [OPTION 1 (TO BE USED IF HOLDCO IS GRANTING SECURITY INTEREST):
BACKGROUND. HITN Spectrum, LLC, a Delaware limited liability company, ("Debtor"), Hispanic Information and Telecommunications Network, Inc., a New York not-for-profit corporation ("HITN"), and Clearwire Corporation, a Delaware corporation ("Secured Party") entered into that certain Spectrum Access and Loan Facility Agreement dated as of April __, 2005 (the "Loan Facility Agreement"). Capitalized terms not otherwise defined herein shall have the meaning given in the Loan Facility Agreement. Pursuant to the Loan Facility Agreement and the other Loan Documents, Secured Party has agreed, at its continuing option and in its sole discretion, to provide financing to Debtor or wholly owned limited liability company subsidiaries of Debtor to facilitate Debtor's acquisition of EBS licenses (the "Loan Facility"). Simultaneously herewith, Debtor is entering into a Promissory Note relating to [IDENTIFY RELEVANT GEOGRAPHIC SERVICE AREA AS DEFINED BY THE FCC] (the "Market"). It is a material condition precedent to Secured Party's obligation to make Advances evidenced by a Promissory Note that Debtor enter into this Security Agreement and grant to Secured Party the security interests hereinafter provided to secure the obligations of Debtor described below.]

         1. [OPTION 2 (TO BE USED IF NEWCO IS GRANTING SECURITY INTEREST):
BACKGROUND. HITN Spectrum, LLC, a Delaware limited liability company, ("Holdco"), Hispanic Information and Telecommunications Network, Inc., a New York not-for-profit corporation ("HITN"), and Clearwire Corporation, a Delaware corporation ("Secured Party") entered into that certain Spectrum Access and Loan Facility Agreement dated as of April __, 2005 (the "Loan Facility Agreement"). Capitalized terms not otherwise defined herein shall have the meaning given in the Loan Facility Agreement. Pursuant to the Loan Facility Agreement and the other Loan Documents (as such term is defined in the Loan Facility Agreement), Secured Party has agreed, at its continuing option and in its sole discretion, to provide financing to Holdco or wholly owned limited liability company subsidiaries of Holdco to facilitate Holdco's acquisition of EBS licenses (the "Loan Facility"). It is a material condition precedent to Secured Party's obligation to make available the Loan Facility to [__________________], a Delaware limited liability company ("Debtor"), that Debtor enter into this Security Agreement and grant to Secured Party the security interests hereinafter provided to secure the obligations of Debtor described below.]

         2. THE SECURITY. Debtor hereby assigns and grants to Secured Party, a security interest in all personal and fixture property of every kind and nature of Debtor [FOLLOWING TO BE USED IF HOLDCO IS GRANTING SECURITY INTEREST: located in or used in connection with the Market], including but not limited to the following described property now owned or hereafter acquired by Debtor [FOLLOWING TO BE USED IF HOLDCO IS GRANTING SECURITY INTEREST): that is located in or used in connection with the Market] (collectively, the "Collateral"):

                  (a) All accounts, contract rights, chattel paper, instruments, deposit accounts, and general intangibles, including proceeds of the sale of the Debtor Licenses (defined below)


Page 1 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

and all amounts due to Debtor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

                  (b) All equipment and fixtures of every type.

                  (c) All instruments, notes, chattel paper, documents, and certificates of deposit of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

                  (d) All licenses and leases of Debtor, whether now owned or hereafter acquired, including licenses granted by the FCC authorizing Debtor to construct and operate Multi-channel Multipoint Distribution Service channels and lease agreements pursuant to which Debtor holds the rights under certain licenses granted by the FCC authorizing the construction and operation of Instructional Television Fixed Service channels (collectively, "Debtor Licenses"), to the extent that a security interest in such licenses and leases can now or in the future be legally granted.

                  (e) All general intangibles, including, but not limited to,
(i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems; and (vii) all payment intangibles, including proceeds of the sale of the Debtor Licenses. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

                  (f) All negotiable and nonnegotiable documents of title covering any Collateral.

                  (g) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

                  (h) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, products, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts covering the Collateral, and any causes of action relating to the Collateral and all cash or non-cash proceeds of the Debtor Licenses hereto even if such licenses are not Collateral themselves.

                  (i) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").


Page 2 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

         3. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of Debtor to Secured Party. For the purposes of this Security Agreement, "Indebtedness" means (i) the Loan Facility, including, without limitation, the payment when due of any and all amounts due or to become due to Secured Party from Debtor under the Loan Documents, the indebtedness evidenced by any Promissory Note delivered by Debtor to Secured Party pursuant to the Loan Documents; (ii) [SUBSECTION II TO BE USED IF HOLDCO IS DEBTOR] the liability of Debtor arising pursuant to any Guaranty, including, without limitation, the payment when due of any and all amounts due or to become due to Secured Party from Debtor under any Guaranty and the payment of any other present or future indebtedness or obligation of Debtor to Secured Party pursuant to any Guaranty or any other documents executed by Debtor in connection with any Guaranty; (iii) all obligations of Debtor under any of the Use Agreements; and (iv) all obligations of Debtor under this Security Agreement.

         4. DEBTOR'S COVENANTS. Debtor covenants and warrants that unless compliance is waived by Secured Party in writing:

                  (a) Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records; and execute all financing statements necessary or advisable to be filed to perfect Secured Party's security interest in the Collateral.

                  (b) Debtor has notified Secured Party in writing of, and will notify Secured Party in writing prior to any change in, the location of (i) Debtor's place of business or Debtor's chief executive office if Debtor has more than one place of business, and (ii) any Collateral, including the Books and Records.

                  (c) Debtor will notify Secured Party in writing prior to any change in Debtor's name, identity, business structure or state of organization.

                  (d) Debtor has not granted and will not grant any security interest in any of the Collateral except to Secured Party, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Secured Party and leases approved in writing by Secured Party.

                  (e) Debtor will promptly notify Secured Party in writing of any event which materially diminishes the value of the Collateral, the ability of Debtor or Secured Party to dispose of the Collateral, or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any arrangement or procedure affecting the Collateral, whether governmental or otherwise.

                  (f) Debtor shall pay all reasonable costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Secured Party's security interest. Without waiving Debtor's default for failure to make any such


Page 3 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

payment, Secured Party, at its option, may pay any such costs and expenses to discharge encumbrances on the Collateral.

                  (g) Until Secured Party exercises its rights to make collection, Debtor will diligently collect all Collateral.

                  (h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Debtor shall immediately deliver such document to Secured Party, together with any necessary endorsements.

                  (i) Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral of any material value except with the prior written consent of Secured Party, and except for Third-Party Leases.

                  (j) Debtor will engage in no business other than its current business and will not issue any securities or incur any indebtedness for borrowed money.

                  (k) With respect to the Collateral, Debtor shall maintain insurance in amounts and covering risks as is required by the Loan Facility Agreement.

         5. ADDITIONAL REQUIREMENTS. Debtor agrees that Secured Party may at its option at any time, whether or not Debtor is in default:

                  (a) Require Debtor to deliver to Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

                  (b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

                  (c) Require Debtor to deliver to Secured Party any instruments or chattel paper which are part of the Collateral.

                  (d) Following a default hereunder, notify any account debtors, any buyers of the Collateral, or any other persons of Secured Party's interest in the Collateral.

         6. DEFAULTS. Any one or more of the following shall be a default hereunder:

                  (a) The Indebtedness is not paid when due, or any default occurs under any of the Loan Documents other than this Security Agreement or any other agreement relating to the Indebtedness.


Page 4 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

                  (b) Debtor breaches its covenant in Section 4(b) and such breach has a materially adverse impact on Secured Party.

                  (c) Debtor breaches any other term, provision, warranty or representation under this Security Agreement (except for Section 4(b)), and such breach continues following five (5) days' written notice from Secured Party, or under any other obligation of Debtor to Secured Party subject to notice and/or cure periods provided therein, if any.

                  (d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of Debtor or of any guarantor or other party obligated under any Indebtedness.

                  (e) Debtor or any guarantor or other party obligated under the Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

                  (f) Any case, proceeding or other action is commenced against Debtor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors which is not dismissed within sixty (60) days.

                  (g) Any involuntary lien of any kind or character in excess of $50,000.00 attaches to any Collateral.

                  (h) Any financial statements, certificates, schedules or other information now or hereafter furnished by Debtor to Secured Party proves false or incorrect in any material respect.

         7. SECURED PARTY'S REMEDIES AFTER DEFAULT. In the event of any default, Secured Party may do any one or more of the following:

                  (a) Declare any Indebtedness immediately due and payable, without notice or demand.

                  (b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code of Washington and any other applicable law.

                  (c) Require Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Secured Party in kind.

                  (d) Require Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to Secured Party.


Page 5 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

                  (e) Require Debtor to assemble the Collateral, including the Books and Records, and make them available to Secured Party at a place designated by Secured Party.

                  (f) Upon reasonable notice during normal business hours, enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Debtor's equipment, if Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

                  (g) Demand and collect any payments on and proceeds of the Collateral. In connection therewith Debtor irrevocably authorizes Secured Party to endorse or sign Debtor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Debtor and remove therefrom any payments and proceeds of the Collateral.

                  (h) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Debtor.

                  (i) Use or transfer any of Debtor's rights and interests in any Intellectual Property now owned or hereafter acquired by Debtor, if Secured Party reasonably deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Debtor agrees that any such use or transfer shall be without any additional consideration to Debtor. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which Debtor has any right or interest, whether by ownership, license, contract or otherwise.

                  (j) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

                  (k) Take such measures as Secured Party may reasonably deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor's attorney-in-fact to perform all acts and execute all documents in connection therewith.


Page 6 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

         8. MISCELLANEOUS.

                  (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Secured Party to enforce any provision shall not preclude Secured Party from enforcing any such provision thereafter.

                  (b) Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of Washington, or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of Washington, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party's request.

                  (c) This Security Agreement shall be governed by and construed according to the laws of the State of Washington, to the jurisdiction of which the parties hereto submit.

                  (d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                  (e) All terms not defined herein are used as set forth in the Uniform Commercial Code of Washington.

                  (f) In the event of any action by Secured Party to enforce this Security Agreement or to protect the security interest of Secured Party in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services.

                  (g) Secured Party's rights hereunder shall inure to the benefit of its successors and permitted assigns. Secured Party may assign this Security Agreement. All representations, warranties and agreements of Debtor shall be binding upon the successors and assigns of Debtor.

                  (h) Notwithstanding anything else contained in this Security Agreement to the contrary, all actions taken by the parties pursuant to this Security Agreement shall be consistent with the provisions and requirements of the Communications Act of 1934, as amended by


Page 7 - EXHIBIT 1.40 - SECURITY AGREEMENT

                                                                    EXHIBIT 1.40

Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

                  (i) Debtor and Secured Party submit to the jurisdiction of the state and federal courts located in King County, Washington. Debtor and Secured Party HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT.


[HITN SPECTRUM, LLC/NEWCO]                     Clearwire Corporation

By:                                            By:
   ------------------------------------           ------------------------------
                                                  Benjamin G. Wolff
Title:                                            Executive Vice President
      ---------------------------------

Debtor's chief executive office:

--------------------------------

--------------------------------


Page 8 - EXHIBIT 1.40 - SECURITY AGREEMENT

                     SPE AND BANKRUPTCY REMOTE REQUIREMENTS.

         Holdco is a Delaware limited liability company formed for the purpose of entering this Agreement and the Loan Documents and performing its obligations thereunder. Each Newco will be a Delaware limited liability company formed for the purpose of entering any Loan Documents necessary to complete an Acquisition and performing its obligations thereunder Holdco is, and each Newco when formed will be, and will continue to be in good standing under the laws of the State of Delaware. Holdco and each Newco will become qualified to do business in each state where an EBS Opportunity Channel is located on or before any Acquisition. Holdco is a wholly owned subsidiary of HITN; each Newco will be a wholly owned subsidiary of Holdco.

         Holdco has observed, and each Newco when formed will have observed, and will continue to observe all material procedures and formalities relating to its separateness required by its organization documents (as approved by Clearwire) and by its operating agreement (as approved by Clearwire) ("SPE Operating Agreement") and by the laws of the states where the EBS Opportunity Channels are located.

         The business and purposes of Holdco are, and of each Newco when formed will be, and will continue to be limited to the following:

                  (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition;

                  (ii) to enter into and perform its obligations under the Loan Documents;

                  (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance or otherwise deal with the EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition to the extent permitted under the Loan Documents;

                  (iv) to lease the EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition to Clearwire pursuant to Use Agreements; and

                  (v) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the state of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

         Holdco and each Newco shall do (or cause to be done) all things necessary in order to preserve its existence. Holdco and each Newco shall do (or cause to be done), or not do, as appropriate, all of the following:


PAGE 1 - EXHIBIT 1.41 - SPE AND BANKRUPTCY REMOTE REQUIREMENTS

                                                                    EXHIBIT 1.41


                  (i) not own any asset or property other than (x) direct ownership interests of the EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition, (y) incidental personal property necessary for the ownership or operation of its EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition, and, in the case of Holdco, 100% of the ownership interests of each Newco;

                  (ii) not enter into any contract or agreement with any affiliate of HITN, any constituent party of HITN, Holdco or any Newco, any guarantor or indemnitor under any of the Loan Documents (a "Guarantor") or any affiliate of any such constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than any such party and only as required in connection with (i)(x) and (i)(y) above;

                  (iii) maintain its intention to remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets, to the extent of its assets, as the same shall become due;

                  (iv) do or cause to be done all things necessary to observe its organizational formalities and preserve its existence, and not terminate or fail to comply to the extent material to the opinions rendered herein with any of the single purpose entity provisions to be included in its SPE Operating Agreement;

                  (v) maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any other person or entity; provided, however, that Holdco's and each Newco's financial position, assets, results of operations and cash flows may be included in a consolidated financial statement of an affiliate in accordance with GAAP, so long as any such consolidated financial statement contains a note indicating that Holdco and its affiliate and Newco and its affiliate are separate legal entities;

                  (vi) hold itself out to the public as a legal entity separate and distinct from any other entity (including any affiliate of Holdco, Newco, any Guarantor or any constituent party of Holdco or Newco), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, and not identify itself or any of its affiliates as a division or part of the other;

                  (vii) to the extent of cash flow available from operations, intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (viii) not commingle the funds and other assets with those of any affiliate or constituent party, any Guarantor or any other person;

                  (ix) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor or any other person or entity;


PAGE 2 - EXHIBIT 1.41 - SPE AND BANKRUPTCY REMOTE REQUIREMENTS

                                                                    EXHIBIT 1.41


                  (x) not permit any affiliate or constituent party independent access to its bank accounts, except in connection with EBS Opportunity Channels which have been acquired by it pursuant to an Acquisition or cash management activities consented to by Clearwire;

                  (xi) pay the salaries of its own employees;

                  (xii) compensate each of its consultants and agents;

                  (xiii) maintain an arm's-length relationship with its affiliates;

                  (xiv) allocate fairly and reasonably shared expenses, including shared office space;

                  (xv) not pledge any of its assets for the benefit of any other person or entity;

                  (xvi) have no obligation to indemnify its officers, directors, members, springing members or preferred members, as the case may be, except to the extent that such obligation is fully subordinated to the Loan Facility and the Use Agreements and will not constitute a claim against it if cash flow (as distinct from funds from other sources, such as insurance) in excess of the amount required to pay the Loan Facility is insufficient to pay such obligation;

                  (xvii) maintain records, books of account and bank accounts separate and apart from any other person or entity; and file its own tax returns, if any, as may be required under applicable law, and maintain its books, records, resolutions and agreements as official records; and

                  (xviii) not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any such constituent party or Guarantor), and not acquire obligations or securities of its affiliates.

         So long as any obligation under any Loan Document or Use Agreement is outstanding, Holdco and each Newco shall not do (or cause to be done) any of the following without the consent of Clearwire which may be granted or withheld in Clearwire's sole and absolute discretion:

                  (i) except as may be contemplated by the Loan Documents, assume, guarantee, become obligated for, or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person;

                  (ii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Holdco's and each Newco's respective organization documents, Holdco's and each Newco's respective operating agreement (in their forms at the time of approval by Clearwire) and the Loan Documents;


PAGE 3 - EXHIBIT 1.41 - SPE AND BANKRUPTCY REMOTE REQUIREMENTS

                                                                    EXHIBIT 1.41


                  (iii) incur, create or assume any indebtedness other than the Loan Facility (in the case of Holdco) or as expressly permitted under the terms of the Loan Documents, which may include obligations under the License and existing Leases;

                  (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity, except that Holdco and each Newco may invest in those investments permitted under the Loan Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Loan Documents and permit the same to remain outstanding in accordance with such provisions;

                  (v) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) except that Holdco may form each Newco as a subsidiary; or

                  (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger or (except in accordance with the Loan Documents) sale of all or substantially all of its assets.


PAGE 4 - EXHIBIT 1.41 - SPE AND BANKRUPTCY REMOTE REQUIREMENTS

                             EBS EXCESS CAPACITY USE
                             AND ROYALTY AGREEMENT

               THIS EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT
("Agreement"), is entered into this _____day of __________________, 20___, by and between ____________, a New York not-for-profit corporation with its principal offices at 449 Broadway, Third Floor, New York, NY 10013 ("Licensee"), and Fixed Wireless Holdings, LLC, a Delaware limited liability company with its principal offices at 10210 N.E. Points Dr., Suite 210, Kirkland, WA 98033, together with its affiliates ("Operator"). Licensee and Operator shall be referred to collectively herein as the "parties," and individually as a "party." This Agreement shall be binding upon the parties as of the date of execution, and those rights, duties and responsibilities that can be performed by the parties prior to FCC consent to the FCC Long Term Lease Application (as hereinafter defined) and prior to the effectiveness of the new Part 27 rules for EBS and BRS shall be performed.

                                    RECITALS

         WHEREAS, Licensee has entered into a purchase agreement of even date herewith (the "Purchase Agreement") to purchase the license ("License") issued by the Federal Communications Commission ("FCC") to operate Educational Broadcast Service ("EBS") Station [_______________] (the "Station") on Channels [___________] in the [__________(city, state)] market area (the "Market") and may be granted associated or transitioned spectrum and guardband (each a "Channel" and, collectively, the "Channels");

         WHEREAS, upon the acquisition of such License, Licensee wishes to lease all excess capacity to Operator pursuant to the terms of this Agreement;

         WHEREAS, Operator is in the business of operating, aggregating and/or managing EBS spectrum and Broadband Radio Service spectrum ("BRS"), both as defined by Part 27 of the FCC Rules (as hereinafter defined), together with other spectrum which Operator uses for the distribution of Advanced Wireless Services in the Market. For purposes of this Agreement, "Advanced Wireless Services" shall be defined as digital, two-way, fixed, temporary-fixed, mobile or portable Internet access, data, video, voice, or telephone services that are deployed using cellular architectures, web architectures, or any other uses, technologies or architectures Operator may choose or the FCC may now or hereafter permit for EBS and BRS spectrum. All Advanced Wireless Services provided by Operator over the Channels shall comply with the rules, regulations, and policies of the FCC (as such rules may be modified from time to time, the "FCC Rules"); and

          WHEREAS, Licensee is willing to permit Operator to use its Excess Capacity (as hereinafter defined) on the Channels pursuant to the terms and conditions of this Agreement, and Operator desires to use such capacity, together with any other spectrum Operator may lease or license in the Market, to provide Advanced Wireless Services (the "Wireless System").

          In consideration of the mutual promises set forth below, the parties agree as follows:



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


                                                                    EXHIBIT 1.47

                              TERMS AND CONDITIONS

         1. TERM.

                  (a) INITIAL TERM. The initial term shall begin on the date the Commission approves the FCC Long Term Lease Application (as hereinafter defined) filed by the parties with respect to this Agreement pursuant to Section 8(a) hereof, and shall continue until expiration of the License term (the "Initial Term"); provided, however, that in the event of a reconsideration of the grant of the FCC Long Term Lease Application, as discussed in Section 8(a) hereof, the commencement of the Initial Term may be delayed at Operator's option.

                  (b) RENEWAL TERMS. Subject to the termination rights contained in Section 12 upon the expiration of the Initial Term and each Renewal Term, this Agreement shall extend to the end of the next License term (each such extension a "Renewal Term") conditioned only upon: (1) the parties' appropriate and timely application to the FCC for approval of the renewal of this Agreement, which application shall be filed with the FCC at least twenty-one (21) days prior to the expiration of the Initial Term (or the then-current Renewal Term), and the FCC's grant thereof; and (2) the FCC's renewal of the License. It is expressly understood that the Initial Term and any Renewal Term shall automatically extend during the pendency of the FCC's consideration of any application for consent to renew the License or this Agreement. The Initial Term along with any and all Renewal Terms shall be collectively referred to herein as the "Term." The terms and conditions of the Agreement for each Renewal Term shall be identical to the terms and conditions of the Initial Term, except as otherwise set forth herein or as otherwise agreed upon by the parties in writing. Licensee shall be under no obligation to renew or extend this Agreement beyond the Term; provided, however, that if Operator gives notice to Licensee between six (6) and twelve (12) months prior to expiration of the Term that it desires to renew or extend this Agreement, then Licensee shall negotiate with Operator, exclusively and in good faith, for renewal or extension of this Agreement until expiration of the Term.

                  (c) EXCLUSIVITY; RIGHT OF FIRST REFUSAL.

                           (1) Licensee agrees that it shall not, during the Term, or any extensions thereof, negotiate or discuss with any third party the use, lease, sale, transfer or assignment of the Channels, or any part thereof, or any option therefore, whether such use, lease, sale, transfer, option or assignment is to take place during the Term or thereafter, subject to Licensee's right to assign the Channels or part thereof to a qualified EBS eligible under the circumstances described in Section 20(c) hereof. Licensee shall notify Operator of any communications it receives, whether written or verbal, from third parties during the Term regarding any proposed use, lease, sale, transfer, option or assignment of the Channels, or any part thereof, either during the Term or thereafter.

                           (2) For a period of five (5) years following expiration of the Term or early termination of the Agreement pursuant to Section 12 (the "ROFR Period"), Operator shall have a right of first refusal, assignable at Operator's option, with respect to any and all offers, of any kind, received by Licensee to acquire the License (if the FCC's Rules regarding eligibility allow it), lease or otherwise use any of the capacity on the Channels (or any part thereof) in any other manner, or to acquire an option to acquire,



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47

         lease or otherwise use any of the capacity on the Channels (or any part thereof) as follows: Upon the receipt by Licensee of any bona fide offer (an "Offer") which Licensee desires to accept and Licensee is legally and contractually able to accept, Licensee shall transmit a notice of the Offer to Operator (the "Offer Notice"). The Offer Notice shall: (i) contain the name and address of the offering party, the payment structure therefor and a summary of all material terms of such Offer; and, (ii) offer to Operator the option of entering into an agreement with Licensee upon the same terms and conditions as those set forth in the Offer Notice. Operator shall have thirty (30) days following receipt of the Offer Notice to accept the terms thereof in writing. If Operator accepts, Operator and Licensee shall enter into an agreement which generally comports with the terms and conditions set forth in the Offer Notice. If, Operator does not timely accept the terms of the Offer Notice, its rights thereto shall terminate and Licensee may, for a period of sixty (60) days after expiration of Operator's thirty (30) day consideration period, enter into an agreement with the original offering party on the same terms and conditions as were offered to Operator. If, after such sixty (60) day period, Licensee does not enter into such an agreement with the original offering party, if any of the material terms of the offer or agreement change, or with respect to a purchase or option agreement, if such agreement expires or is otherwise terminated without closing prior to the end of the ROFR Period, Operator's right of first refusal shall be reinstated for the remainder of ROFR Period. If the Offer Notice provides that any consideration is to be in a form other than cash, Operator shall provide comparable non-cash consideration if Operator is able to provide or procure comparable non-cash consideration using commercially reasonable efforts, otherwise, Operator may substitute a cash equivalent to the fair market value of the offered non-cash consideration. If Licensee disputes that the substitute cash consideration specified by Operator is in an amount fairly equivalent to the fair market value of the non-cash consideration offered by the original offering party, Licensee must, within fifteen (15) days after receipt of Operator's acceptance, provide Operator with written notice specifying the amount it considers to be fairly equivalent to the fair market value of the non-cash consideration payable by the original offering party (the "Counter-Offer"). The question of the fair market value of the non-cash consideration will be referred to the arbitration pursuant to Section 28 hereof unless Operator gives Licensee written notice within fifteen (15) days after its receipt of the Counter-Offer that it agrees to enter into an agreement containing the fair market value set forth in the Counter-Offer. Nothing in this Section l(c) shall prohibit Operator from exercising its option to purchase the License at any time in accordance with Section 21(a).

         2. WIRELESS SERVICES; ADVANCED WIRELESS SERVICES; TRANSITION.

                  (a) WIRELESS SERVICES; ADVANCED WIRELESS SERVICES.

                           (1) The parties acknowledge and agree that, as of the date of this Agreement, Operator intends to offer Advanced Wireless Services over the Wireless System in the Market, both before and/or after a Transition (as hereinafter defined), and not Wireless Services. For purposes of this Agreement, "Wireless Services" shall be defined as analog or digital video service, or one-way digital Internet access service. Operator has no intention of continuing operation of any Wireless Services that may be



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


                                                                    EXHIBIT 1.47

         active in the Market as of execution of this Agreement, and the parties agree that Operator may (but shall not be required to) discontinue such Wireless Services, subject only to compliance with FCC Rules. Unless the parties otherwise agree, Licensee's educational Wireless Services on the Channels shall also be discontinued after commencement of the Initial Term in favor of implementation of Advanced Wireless Services (whether before or after a Transition, at Operator's choosing), subject only to compliance with FCC Rules. The parties agree that discontinuance of Wireless Services shall not be considered a default by Operator hereunder, provided such discontinuance is in conformance with FCC Rules and does not result in a Loss (as hereinafter defined).

                           (2) It shall be the duty of the Operator to bear all costs associated with dismantling the Wireless Services Transmission Facilities (as hereinafter defined) for the Channels. For purposes of this Agreement, "Wireless Services Transmission Facilities" shall be defined to include, but shall not be limited to, the Tower, transmitter(s), combiner, transmission line, EBS antenna, STL antenna, receiver and related equipment and hardware (if any), as well as the STL antenna and transmitter located at Licensee's control center (if any), and any modifications, additions, or replacements to the foregoing. Operator shall be solely responsible for dismantling and disposing of all equipment associated with Wireless Services that are located at any of Licensee's authorized receive sites.

                           (3) Operator will use commercially reasonable efforts to construct facilities for Advanced Wireless Services (such facilities, and any modifications and additions thereto, referred to as "Advanced Wireless Services Transmission Facilities") in accordance with applicable FCC Rules at Operator's sole cost and expense before renewal of the License in order to achieve whatever "substantial service" or performance or build-out benchmarks the FCC may adopt as a condition of renewing EBS licenses. While the legal responsibility for meeting any performance or build-out requirements applicable under the License remains the responsibility of Licensee and is not delegable to Operator, Licensee may attribute to itself the build-out or performance activities of Operator for purposes of complying with any substantial service, build-out or performance requirements applicable to the License.

                  (b) TRANSITION. The FCC expects that most EBS and BRS licensees will transition their spectrum to a new spectrum plan pursuant to Sections 27.1230 through 27.1235 of the FCC's Rules within three (3) years of the effective date of such FCC Rules (the "Transition"). Licensee and Operator agree that, for any Transition involving the Channels, Operator will be the Proponent or Co-Proponent of the Transition or will determine, based on the specific circumstances of each market that it will not be the Proponent and that it will cooperate with a third party which has decided to be the Proponent, and that Licensee shall not seek, under any circumstance, to be a Proponent or Co-Proponent of such Transition. Notwithstanding the foregoing, Licensee agrees that it will cooperate with all activities undertaken by Operator as part of a Transition to the new spectrum plan. The parties specifically agree that the Transition plan for the License shall specify use of Time Division Duplexing ("TDD") technology for spectrum in the Lower Band Segment and the Upper Band Segment (and, if possible, the Middle Band Segment), or whatever other technology Operator may choose. Licensee agrees, at Operator's option and Operator's expense, to cooperate fully with Operator to take such actions



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


                                                                    EXHIBIT 1.47


as are reasonably necessary and appropriate in order to Transition the spectrum and implement Advanced Wireless Services over some or all of the Channels, as Operator may designate, including filing any FCC notifications or applications which may be necessary.

         3. USE OF EXCESS CAPACITY AIRTIME. The term "Airtime" as used in this Agreement means all the capacity on the Channels, including all of Licensee's capacity in the Lower Band Segment, Middle Band Segment, and Upper Band Segment, all subcarriers, subchannels, blanking intervals, second audio carriers, guardband and any other spectrum, capacity, rights or transmission medium associated with the Channels, as the same exists today and as may be granted to Licensee by the FCC during the Term. To the extent allowed by FCC Rules, and any amendments thereof, Licensee hereby leases to Operator the exclusive use of all Excess Capacity on the Channels. The term "Excess Capacity" means all Airtime on the Channels apart from Licensee's Primary & Ready Recapture Airtime (defined below). Operator shall be entitled to use the Excess Capacity for any purpose allowed by the FCC. Licensee covenants and agrees that at all times during the Term Operator may peaceably and quietly enjoy the Excess Capacity, subject only to the terms and conditions of this Agreement. In furtherance of the foregoing, Licensee shall not take or fail to take any action which may have a material adverse effect on Operator's right to possession and peaceable enjoyment of the Excess Capacity. If, pursuant to changes in FCC Rules, the parties have additional flexibility in implementing Operator's use of Excess Capacity, then Licensee and Operator agree to implement such flexibility and, if necessary, to negotiate revisions to this Agreement which will be mutually beneficial to both Parties and which will maximize the availability of Airtime on the Channels for Operator's use.

         4. LICENSEE'S PRIMARY & READY RECAPTURE AIRTIME.

                  (a) DEFINED. The term "Licensee's Primary & Ready Recapture Airtime" shall describe the Airtime that is required to be set aside for Licensee's use pursuant to FCC rules, as the same may change from time to time. Consistent with FCC Rules, and as designated by Operator from time to time, Licensee's Primary & Ready Recapture Airtime may be shifted or loaded on any Channel, or portion thereof, that is part of Operator's Wireless System. For purposes of this Agreement, the terms "Licensee's Primary and Ready Recapture Airtime" and "Advanced Wireless Services Reserved Capacity" shall be used interchangeably.

                  (b) ADVANCED WIRELESS SERVICES RESERVED CAPACITY. So long as the FCC requires EBS licensees to observe a minimum educational programming requirement, Licensee's Primary & Ready Recapture Airtime shall be the minimum Airtime required to meet the obligations of an EBS licensee under the FCC's rules and regulations, but shall not be less than 5% of the digital capacity on the Channels. If the requirement is a percentage of the digital capacity on the Channels, such percentage shall be measured by determining the product of (x) the ratio of the total amount of spectrum (in MHz) assigned to Licensee's Channel(s) utilized by Operator to provide Advanced Wireless Services divided by the total amount of spectrum (in MHz) assigned to all BRS and EBS channels utilized by Operator to provide Advanced Wireless Services in the Market and (y) the aggregate throughput capacity of Operator's Wireless System radio transmission and reception equipment operating on all BRS and EBS Channels utilized in the Wireless System in the Market (including those that are utilized at more than one location due to frequency re-use) at the time of determination. For example, and for purposes of illustration only, if Operator utilizes eight (8) EBS and/or BRS channels on its Wireless System


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


                                                                    EXHIBIT 1.47


in the Market, four (4) of which are Licensee Channels, the FCC requirements provide for five percent (5%) of the digital capacity to be reserved for Licensee, and the aggregate system capacity of Operator's Wireless System is 500 mbps, Advanced Wireless Services Reserved Capacity would be 12.5 mbps (4/8 x 500 mbps x 5% = 12.5 mbps). Licensee recognizes that Operator has an interest in limiting the Advanced Wireless Services Reserved Capacity to the minimum required by the FCC in order to preserve capacity for Operator's services. Accordingly, Operator, at its expense, may use available technical and other means to restrict any usage in excess of five percent (5%) of the digital capacity on the Channels. In the event the FCC eliminates the minimum educational usage requirements at any time during the Term of this Lease, then Operator will continue to make available up to five percent (5%) of the digital capacity on the Channels; provided, however, that Operator may, in its discretion, charge Licensee Operator's standard wholesale rates offered to similarly situated, unaffiliated third parties in such Market purchasing a similar quantity and type of wireless communications services with respect to such Airtime and the delivery of any services related thereto; provided further, that such Airtime be used by Licensee and its Permitted End Users for purposes related to their non-profit mission as provided in Section 4(c). Notwithstanding the foregoing, if, at any time after (i) Operator has deployed Advanced Wireless Services on the Channels and (ii) the FCC eliminates the educational usage requirements, then if there are not at least (6) Permitted End Users using the Advanced Wireless Services on the system continuously during any six (6) month period, then Licensee shall relinquish Licensee's Primary & Ready Recapture Time and make such capacity available to Operator for the remainder of the Term as Excess Capacity.

                  (c) USE. Licensee and its Permitted End Users shall use Licensee's Primary & Ready Recapture Airtime for purposes related to their non-commercial, non-profit missions only. Licensee agrees that by its own action, or through a third party, it will not utilize any part of the Channels to create or operate any service that is in competition with the current, planned or future commercial services provided by Operator's System. It is the mutual understanding of the parties that the purpose of Licensee's use of Licensee's Primary and Ready Recapture Airtime is and shall be non-profit. Licensee shall not, directly or indirectly, acting alone, through an affiliate, or as a member of a partnership or other business entity offer, using all or any part of the channels on a system separate from Operator's system, provide or deliver a competing service to Operator's System, or lease or license any part of the Channels to a third party that offers, provides or delivers a competing service to Operator's System.

                  (d) USE OF MIDDLE BAND SEGMENT CHANNEL. Consistent with FCC Rules regarding channel loading, the parties agree that after the Channels are subject to a Transition, and the FCC grants Licensee a Channel in the Middle Band Segment (the "Middle Band Segment Channel"), Operator may choose, at its option, to load all of Licensee's Primary and Ready Recapture Airtime onto the Middle Band Segment Channel, with any remaining Excess Capacity Airtime on such Channel to be leased to Operator. Licensee agrees, at Operator's option, that the Middle Band Segment Channel may be used for low power Advanced Wireless Services, provided such use is permitted under FCC rules and provided such use does not result in interference to Licensee's Middle Band Segment Channel, or interference to other channels in the Middle Band Segment. If Licensee uses substantially all of the Airtime on the Middle Band Segment Channel for Licensee's Primary and Ready Recapture Airtime, or if Licensee's use of the Middle Band Segment Channel is incompatible with the technology deployed by Operator in the remainder of the Wireless System, Operator may, at its sole option and discretion, provide



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


                                                                    EXHIBIT 1.47



notice to Licensee that it will not use the Excess Capacity on such Channel. Upon the giving of such notice, and until further notice by Operator, the entire Middle Band Segment Channel shall be reserved for Licensee's educational use ("Contingent Reserved Capacity") subject to all terms and conditions of this Agreement. Upon Licensee's receipt of such notice, (i) Operator shall have no further rights and obligations with respect to the Contingent Reserved Capacity, and (ii) Licensee shall be solely responsible for all costs and expenses associated therewith, including but not limited to tower site lease fees; provided that, if any facilities associated with the Contingent Reserved Capacity are shared with Operator's Wireless System, such costs and expenses shall be shared equally between the parties.

                  (e) SPECTRUM CHANGES. Prior to taking any voluntary action pursuant to which Licensee may convert, swap, exchange, relinquish or in any way transfer, its License or the Channels for the same, similar or different spectrum, licenses, channels and/or other consideration, in the same or different market areas (the "FCC Rights"), Licensee will obtain Operator's written consent to such action, which may be withheld in Operator's discretion. Subject to reservation of certain channel capacity by Licensee in accordance with FCC Rules, all such FCC Rights will inure solely to the benefit, and be exclusively available for use by, Operator during the Term. This Agreement will be automatically amended to cover the FCC Rights. Unless otherwise prohibited by the FCC, Licensee will not take any action with regard to the License or the Channels other than in accordance with this Agreement or as is otherwise consented to by Operator in writing.

                  (f) CHANNEL SWAPPING; COSTS. With the consent of Licensee, which consent will not be unreasonably withheld, conditioned, or delayed, Operator may require Licensee to enter into agreements to swap some or all of its Channels for other channels in the Market (the "Swapped Channels"), and in connection therewith file any necessary FCC applications to accomplish the swap, so long as there is no material difference in the geographic service area (or equivalent service area) ("GSA") of the Swapped Channels as compared to Licensee's previous Channels, taking into account any overlap(s) of GSAs of such Channels and Swapped Channels with co-channel GSAs in other markets. Operator agrees to bear all costs and expenses associated with the implementation of channel swapping, channel loading (as discussed in Sections 4(a) and 4(d) hereof), and channel shifting (as discussed in Section 4(a) hereof), including the reasonable out-of-pocket costs of Licensee's engineering consultants and attorneys.

         5. ADVANCED WIRELESS TRANSMISSION FACILITIES, PURCHASE OPTIONS, INSTALLATION OF ADVANCED WIRELESS SERVICES.

                  (a) OWNERSHIP AND LEASE. The parties acknowledge and agree that the Advanced Wireless Transmission Facilities utilizing the Channels, and any modifications, additions thereto or replacements thereof supplied by Operator, shall be owned by Operator.

                  (b) TOWER. Operator shall, in its own name, and at its sole cost and expense, arrange for the right to use any tower facilities required in connection with the operation of Advanced Services Transmission Facilities; Licensee shall have no independent rights to use the tower facilities, except through Operator and pursuant to this Agreement.



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47

                  (c) DEDICATED EQUIPMENT PURCHASE OPTION. In the event this Agreement expires or is terminated for any reason other than a default by Licensee, Licensee shall have the option, upon giving notice to Operator within thirty (30) days of such expiration or termination, to purchase or to lease at Operator's option that portion of the Advanced Wireless Transmission Facilities (not including any tower rights) then in operation that is dedicated solely to transmission of Licensee's Primary and Ready Recapture Airtime on the Channels (the "Dedicated Equipment"), or comparable equipment. The price for such equipment shall be equal to the fair market value of the Dedicated Equipment at the time of Licensee's notice or, if comparable equipment is provided, Operator's cost in obtaining such equipment. If the parties do not agree on the fair market value of the Dedicated Equipment or comparable equipment within thirty (30) days of Licensee's exercise of its option, the fair market value shall be determined by arbitration pursuant to Section 28 hereof.

                  (d) SHARED EQUIPMENT PURCHASE OR LEASE OPTION. In the event this Agreement expires or is terminated for any reason other than a default by Licensee, Licensee shall have the option upon giving notice to Operator within thirty (30) days of such expiration or termination to purchase or lease at Operator's option any equipment owned by Operator and used in connection with the transmission of Licensee's Primary and Ready Recapture Airtime on the Channels that is not Dedicated Equipment, or comparable equipment (not including any tower rights) (the "Shared Equipment"), at a price equal to the Shared Equipment's fair market value for such purchase or lease as applicable. If the parties do not agree on the fair market value of the Shared Equipment within thirty (30) days of Licensee's exercise of its option, the fair market value shall be determined by arbitration pursuant to Section 28 hereof.

                  (e) OPERATION, MAINTENANCE AND REPAIR OF ADVANCED WIRELESS TRANSMISSION FACILITIES. Except with respect to facilities operated pursuant to Contingent Reserved Capacity, Operator shall at its own expense manage, operate, maintain and repair the Advanced Wireless Transmission Facilities, in accordance with all applicable requirements of the FCC and good engineering standards and practices

                  (f) ADVANCED WIRELESS SERVICES FOR PERMITTED END USERS. After activation of Advanced Wireless Services on the Channels in the Market, Licensee may request at no cost to Licensee, via submission of an Order Form, Standard Advanced Services Installation of Advanced Wireless Services for up to twenty-five (25) Permitted End Users that are located within Operator's then-serviceable area of the GSA for the Channels. In addition, Licensee may request in writing to Operator a request to purchase Standard Advanced Services Installation for) Permitted End Users in excess of the original twenty-five (25) during the Term of this Agreement, which request shall not be made more than one time during any calendar year. Upon receipt of such request Operator shall determine, based on Operator's then current calculation (which may either be based on a national average of all of Clearwire's then operating markets or with respect to the Market, as Clearwire determines in its sole discretion) the number of Standard Advanced Services Installation of Advance Wireless Services which would utilize Licensee's Advanced Wireless Services Reserved Capacity at the tier(s) of service then utilized by Licensee (the "Base Number"). If the Base Number is more than the greater of (i) 25 or (ii) the number of Standard Advanced Services Installations previously requested by Licensee, including without limitation the original 25, Operator shall sell to Licensee additional Standard Advanced Services


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


                                                                    EXHIBIT 1.47



Installations of Advanced Wireless Services up to the Base Number. Operator shall approve Licensee's Order Form in its reasonable discretion, taking into consideration relevant technical, operational and legal factors. The cost of the Standard Advanced Services Installation of Advanced Wireless Services, in excess of the original 25, shall be equal to Operator (or its affiliate's) standard wholesale rates offered for such equipment to similarly situated, unaffiliated third parties in such Market purchasing a similar quantity and type of equal or, if no such wholesale rates are then available in the Market, then Operator's out-of-pocket fully loaded, costs of supplying the necessary equipment and installation. Licensee may request Advanced Wireless Services for Permitted End Users for any tiers of service (with respect to throughput) that Operator makes available to commercial customers utilizing EBS or BRS capacity in the Market; provided, however, that the number of Permitted End Users shall at all times be limited by the Advanced Wireless Services Reserved Capacity set forth in Section 4(b) hereof, which may not be exceeded when the ordered throughput or capacity for all Permitted End Users in the Market are aggregated. Licensee shall comply with all laws and obtain any necessary governmental permits or approvals, and third party approvals, which are necessary in order for Operator to undertake a Standard Advanced Services Installation.

                           (1) Definitions. "Order Form" has the meaning set forth in the terms of service referenced in Section 5(f)(2) below. "Standard Advanced Services Installation" means the customer premises equipment package made generally available to Operator's retail customers in the Market, at the time Operator receives Licensee's Order Form, who subscribe to the same tier of service over BRS or EBS capacity. "Permitted End Users" means Licensee itself and any educational institution or not-for-profit organization or site in the Market with whom Licensee is working in furtherance of its educational goals, which will include at least one (1) local accredited educational institution as defined by the FCC.

                           (2) Terms of Use. Licensee's ordering and use of Advanced Wireless Services, and the use of such services by Licensee's users and Permitted End Users, shall be governed by the acceptable use policy and terms of service, and such other policies of general applicability which apply to the Advanced Wireless Services, which are subject to amendment and may be found at http://www.clearwire.com or such other URL as may be designated; provided, however, that financial terms contained in the terms of service shall not apply to Advanced Wireless Services to Licensee or Permitted End Users that are provided free of charge pursuant to this Section 5. In addition to the foregoing policies, Operator may specify from time to time, in its sole discretion, reasonable procedures for the activation, addition, deletion or substitution of services to Licensee, its users and Permitted End Users. With respect to the use of Advanced Wireless Services by Licensee, its users and its Permitted End Users, Clearwire Corporation is an intended third party beneficiary of this Agreement.

                           (3) Equipment and Software. For Licensee and any Permitted End Users for whom Operator has provided a Standard Advanced Services Installation, Operator shall make available any equipment, services or software upgrades that Operator makes generally available to Operator's retail customers subscribing to the same tier of service in the Market over BRS or EBS facilities. In the event that any equipment upgrade involves replacement of equipment, the replaced equipment shall be


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                                                                    EXHIBIT 1.47



         returned to Operator or its designee and title to the replacement equipment shall transfer to Licensee or its designee.

                           (4) Title. All equipment provided by Operator to Licensee as part of Standard Advanced Services Installations for Permitted End Users shall be the property of Licensee or its designee(s), free and clear of all liens and encumbrances, when paid in full (if any payment is required). Licensee shall own, and be solely responsible for the maintenance and operation of, all facilities installed at Licensee's locations and receive sites, including the sites of its Permitted End Users.

                  (g) ADDITIONAL EXPENSES. Licensee and its Permitted End Users shall be responsible for the payment of any telecommunications or similar charges incurred by Operator as a result of any special requirements associated with Licensee's usage of Advanced Wireless Services Reserved Capacity and Contingent Reserved Capacity. The types of operating costs for which Licensee may be responsible include, but are not limited to, Internet Service Provider ("ISP") fees (if ISP services are only provided for a separate fee to other Operator customers using the service offerings ordered by Permitted End Users), Internet access or backhaul charges (if such services are only provided for a separate fee to other Operator customers using the service offerings ordered by Permitted End Users), fees for establishing a network point of presence, long-distance telephone usage and access charges and similar telecommunications charges, as well as the cost of any additional equipment that Operator is not otherwise required to provide under this Agreement. Notwithstanding the foregoing, Operator acknowledges and agrees that Licensee and its Permitted End Users for whom Operator provides a Standard Advanced Services Installation will not be charged for services or facilities that are provided to Operator's other retail customers subscribing to the same tier of service without separate charge.

         6. CONTROL; SPECTRUM LEASING REQUIREMENTS.

                  (a) Notwithstanding anything in this Agreement to the contrary, and subject to prior FCC consent to the FCC Long Term Lease Application with respect to this Agreement, the parties expressly acknowledge that this Agreement is designed to transfer de facto, but not de jure, control of the leased spectrum to Operator in accordance with Sections 1.9010 and 1.9030 of the FCC Rules. This Agreement: (i) does not and will not vest in Operator, or constitute, create or have the effect of constituting or creating, de jure control, direct or indirect, over Licensee or the License, which ownership or control remains exclusively and at all times in the Licensee; and, (ii) does not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of the License or the transfer of control of the Licensee within the meaning of Section 310(d) of the Communications Act (as hereinafter defined) other than for spectrum leasing purposes. During the Term, Operator will not take any action inconsistent with or contrary to the Licensee's de jure control, as that term is construed by the FCC, over the License. During the Term, Operator will not hold itself out to the public as the holder of the License.

                  (b) Operator hereby assumes primary responsibility for complying with the Communications Act and applicable FCC Rules with respect to the Excess Capacity spectrum leased, and Licensee is relieved of primary and direct responsibility for ensuring that operations on the Excess Capacity spectrum comply with the Communications Act and FCC Rules.


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                                                                    EXHIBIT 1.47



However, Licensee shall remain responsible for complying with FCC Rules with regard to the spectrum it retains use of for purposes of Licensee's Primary and Ready Recapture Airtime, Licensee is responsible to satisfy its minimum educational use requirements, Licensee is responsible to comply with other FCC Rules that specifically apply to licensees in long term de facto leasing arrangements, and Licensee is responsible for its own FCC Rule violations and any ongoing violations or other egregious behavior pertaining to use of the License about which it is aware.

                  (c) Operator shall comply with applicable secondary markets leasing rules as set forth in Section 1.9000 et seq. of the FCC Rules. Operator acknowledges that this Agreement may be revoked, cancelled or terminated by Licensee or by the FCC if Operator materially fails to comply with such rules, and such failure is reasonably expected to result in a Loss; provided, however, that before Licensee may exercise such termination right, it shall first provide Operator with notice of an Event of Default pursuant to Section 12(b) hereof, and provide Operator with an opportunity to cure such default or failure as specified therein. If the License is revoked, cancelled, terminated or otherwise ceases to be in effect, Operator understands that it will have no continuing authority or right to use the leased spectrum, unless otherwise authorized by the FCC, or unless the FCC grants Operator special temporary authority to operate as contemplated in Section 12(c) hereof.

         7. ROYALTY PAYMENTS TO LICENSEE. Upon the execution of this Agreement, Operator shall advance to Licensee, $____________________as the advance payment of the annual Royalty Payment due to Licensee during the Term ("Advance Royalty Payment"). The annual "Royalty Payment" shall be equal to $_________________which, if not paid in advance, would become due on each anniversary of the execution of this Agreement. The Advance Royalty Payment and any other amounts owed by Operator to Licensee hereunder shall be subject to offset from any amounts owed by Licensee or its parent, Hispanic Information and Telecommunications Network, Inc. If, for any reason, this Agreement terminates (including without limitation by reason of Operator purchasing the license pursuant to Section 21 hereof, the Loss of the License or otherwise) or expires prior to the end of the Term, including all available Renewal Terms, the remaining advanced Royalty Payment which would have otherwise become due during the Term had this Agreement not been terminated, shall be refunded to Operator in immediately available funds within two (2) days of such termination.

         8. REGULATORY FILINGS; LEGAL AND ENGINEERING FEES.

                  (a) APPLICATION FOR LEASE APPROVAL. Within ten (10) business days following grant of the assignment application by the FCC and the closing of the purchase of the License, or upon the effective date of the new Part 27 rules for EBS and BRS, whichever occurs later, and prior to consummating the transfer of de facto control of the Excess Capacity spectrum leased to Operator hereunder, the parties agree to cooperate as required to prepare and file with the FCC all forms and related exhibits, certifications and other documents necessary to obtain the FCC's consent to this Agreement and satisfy the FCC's requirements for long term de facto lease approval as set forth in 47 C.F.R.
Section 1.9030(e) ("FCC Long Term Lease Application"). Each party covenants and agrees that it will fully cooperate with the other, and do all things reasonably necessary to timely submit, prosecute and defend the FCC Long Term Lease Application, including responding to any petitions for reconsideration or Commission reconsiderations of the


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                                                                    EXHIBIT 1.47



grant of the FCC Long Term Lease Application, and will promptly file or provide the other Party with all other information which is required to be provided to the FCC in furtherance of the transactions contemplated hereby. The parties will disclose in the FCC Long Term Lease Application the automatic extension of the Term upon the renewal of the License. The parties further covenant and agree to include in any License renewal application a request to extend and renew this Agreement for the renewal term of the License. Any fees associated with the filing of the FCC Long Term Lease Application shall be paid by Operator. To the extent Licensee is required to file this Agreement with the FCC, the Licensee shall first notify and consult with Operator, and will redact all information from the Agreement which Operator reasonably designates as confidential including, but not limited to, all payment information. In the event a petition for reconsideration is filed against the grant of an FCC Long Term Lease Application, or if the Commission determines to reconsider such grant on its own motion, Operator shall determine at its option whether to delay commencement of the Initial Term until resolution of such reconsideration and, in the event of such delay, it will notify Licensee in writing.

                  (b) OTHER FCC FILINGS. Upon Operator's reasonable request, and within five (5) days of Licensee's receipt, Licensee shall promptly review, execute and file (if necessary), and, together with Operator, prosecute, all notifications, applications, petitions, waivers, amendments, and other related documents, including, without limitation FCC Long Term Lease Applications, necessary to secure FCC approval for Licensee's and Operator's intended uses of the Channels, provided such filings are consistent with this Agreement and Licensee's legal obligations. Licensee shall promptly file any requests for extension of construction periods or performance benchmarks reasonably requested by Operator. Licensee shall promptly, within fifteen (15) business days of its receipt, review and, if consistent with this Agreement and Licensee's legal obligations, execute and provide Operator any "no objection" letters, interference consent agreements or retransmission consents that Operator may reasonably request, provided that the action requiring consent does not cause material degradation of Licensee's signal transmission capabilities. As an illustration, without limiting the foregoing, interference consent agreements and "no objection letters" that (i) involve reciprocal limitations on the operations of Licensee's licensed facilities and other affected facilities, and
(ii) waive FCC interference protection criteria subject to protection from actual harmful interference, taking into account topography, foliage, ground clutter and other real world factors limiting signal propagation, shall not be deemed to cause material degradation of Licensee's signal transmission capabilities. During the Term, Licensee shall not make any filings with any governmental authority, including the FCC, without prior consultation or coordination with Operator, and Licensee shall not provide any "no objection" letters, interference consents and/or retransmission consents to any third party without Operator's prior written consent, such consent not to be unreasonably withheld.

                  (c) TRANSITION FILINGS. Licensee shall fully cooperate with Operator to assist in a Transition of the spectrum in the Market and spectrum in other markets which are included within the Major Economic Area for the Market as defined by FCC Rules. Licensee shall execute any notices, reports, applications, correspondence or other documents reasonably necessary and appropriate to effectuate a Transition as requested by Operator. Operator shall bear all reasonable and appropriate FCC-related costs and expenses, including legal, engineering and filing fees, incurred to prepare, file and prosecute any initiation plans, Transition plans, applications and notices in connection with a Transition.



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


                                                                    EXHIBIT 1.47


                  (d) MAINTENANCE OF CHANNELS. Licensee shall use its best efforts to maintain in full force and effect throughout the Term its License and any associated authorizations for the Channels, it shall maintain its qualifications to hold such License(s) and authorizations, and it will comply in all respects with its regulatory requirements as an FCC licensee. Licensee agrees that it will timely file its License renewal applications and its FCC Long Term Lease Applications as provided herein and in FCC Rules. Each party shall, with respect to its activities and operations related to the Channels, comply with all FCC Rules and all other applicable laws, rules and regulations of every kind. Licensee shall provide to Operator a copy of any notice received from the FCC concerning the License within five (5) business days of receipt.

                  (e) COOPERATION IN FURTHER EFFORTS. The parties shall utilize reasonable efforts and take such further action and execute such further applications, documents, assurances and certificates as either party may reasonably request of the other, consistent with the parties' rights and obligations under this Agreement, in order to effectuate the purposes of this Agreement. In addition, Operator shall assist Licensee from time to time in verifying and correcting data in the FCC Universal Licensing System records for the Licensee.

                  (f) REIMBURSEMENT OF EXPENSES. Except for Licensee's payment obligations and other responsibilities as set forth in this Agreement, including, but not limited to, those obligations set forth in Sections 2(a)(2), 4(d), 5(c), 5(d), 5(f)(5) and 5(g) hereof, Operator shall reimburse Licensee, not later than thirty (30) days after receipt of any invoice from Licensee, for Licensee's reasonable, documented out-of-pocket legal and engineering expenses incurred at Operator's request after commencement of the Initial Term in connection with obtaining, renewing, and continuing in full force and effect the License, otherwise complying with FCC regulatory obligations relating to the License, and providing assistance to Operator in licensing and other matters as Operator may request from time to time during the Term. Any expense for which Licensee seeks reimbursement that is in excess of five hundred dollars ($500) shall be subject to prior approval by Operator.

         9. TAXES AND OTHER ASSESSMENTS AND FEES.

         Operator shall pay all taxes and other charges assessed against the Wireless Services Transmission Facilities, without cost to or reimbursement by Licensee. Operator shall also pay all other taxes, assessments and fees due from Operator or Licensee as a result of the use of Excess Capacity on the Channels by Operator and provision of services by Operator or any of Operator's sublessees over the Channels, including but not limited to any regulatory fees and required contributions of Licensee to the Universal Service Fund under the Communications Act and the FCC Rules, except for taxes, assessments or fees, if any, with respect to services provided by Licensee to Permitted End Users.

         10. REPRESENTATIONS AND WARRANTIES OF OPERATOR.

         Operator represents and warrants as follows:

                  (a) Operator is duly organized, validly existing and in good standing under the laws of the State of Delaware. Operator has all requisite power and authority to own its



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


                                                                    EXHIBIT 1.47



properties and to carry on its business. Operator has all requisite power to execute, deliver and, subject to the regulatory authority of the FCC, perform this Agreement.

                  (b) All necessary actions on the part of Operator to authorize the execution and delivery of this Agreement, and the performance of the obligations of Operator herein, have been taken. This Agreement is valid and legally binding upon Operator and enforceable in accordance with its terms except to the extent that enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to the enforcement of creditor's rights or by the application of equitable principles.

                  (c) The execution, delivery and performance of this Agreement and all actions and transactions contemplated hereby: (i) will not violate any provision of law or of the certificate of organization or operating agreement of Operator, any order of any court or other agency of government to which Operator is a party or by which it or any of its properties is bound, and (ii) will not violate, be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any applicable law, order or regulation, indenture, agreement or other instrument to which Operator is a party or by which it or any of its properties is bound and that has not been waived or consented to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets. The factual statements and representations contained herein are true and correct to the best of Operator's knowledge and belief.

         11. REPRESENTATIONS AND WARRANTIES OF LICENSEE.

         Licensee represents and warrants as follows:

                  (a) Licensee is lawfully existing and in good standing under the laws of the State of New York, has all requisite power and authority to enter into this Agreement, and to perform the obligations to be performed by it under this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of Licensee. The entry into and performance under this Agreement does not and will not conflict with any other obligations or any other agreements by which Licensee is or will be bound, or give rise to a cause of action for any violation thereof. The factual statements and representations contained herein are true and correct to the best of Licensee's knowledge and belief. To HITN's knowledge, there are no outstanding contractual rights, including rights of first refusal, on behalf of any third party which grants any rights with respect to leasing capacity on or otherwise using or purchasing, the License.

                  (b) Licensee holds, and is fully qualified in all respects to hold, the License (Engineering File No. ___________________________, as renewed through ___________________________ by File No. _______________________)
currently in force for the Channels.

                  (c) During Licensee's possession of the Licenses, Licensee has neither permitted (or agreed to permit) any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever to be placed on the Licenses nor transferred (or agreed to transfer) the Licenses.



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47


                  (d) Licensee has not agreed to accept interference from other FCC licensees with respect to the Channels, nor has Licensee allowed any such interference.

                  (e) Licensee is in compliance with all applicable Laws except for any non-compliance that, individually or in the aggregate, will not have a material adverse effect on the License. Since the filing of its application for the assignment of License, Licensee has complied in all material respects with FCC Laws applicable to the License. Since the approval of the assignment of the License, Licensee has complied in all material respects with all of the terms and conditions of the License. The License is unimpaired by any acts or omissions of Licensee. All material documents required to be filed at any time by Licensee with the FCC with respect to the License have been timely filed or the time period for such filing has not lapsed. All such documents filed since the date that the License was issued to Licensee are correct in all material respects. All amounts owed to the FCC by Licensee in connection with the License have been timely paid.

                  (f) There is no Proceeding now in progress or pending or, to the best knowledge of Licensee, threatened against Licensee or the assets (including the intellectual property rights) or the business of Licensee, nor to the best knowledge of Licensee, does there exist any basis therefore, except for immaterial claims brought against Licensee in the ordinary course of business. Licensee is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

                  (g) Licensee represents, warrants and covenants that with respect to the use of the Advanced Wireless Services, Licensee shall ensure that it, its users, and its Permitted End Users, strictly comply at all times with the acceptable use policy and terms of service, and such other policies of general applicability which may apply to the Advanced Wireless Services which are subject to amendment and may be found at http://www.clearwire.com or such other URL as may be designated.

         12. TERMINATION; DEFAULT; LOSS; SURVIVAL.

                  (a) TERMINATION. This Agreement may be terminated prior to expiration of a Term under any of the following circumstances: (i) by mutual written agreement of the parties; (ii) by Operator, upon giving written notice to Licensee in the Event of Default; provided that such Event of Default is not cured (if it is capable of being cured) within thirty (30) days following such notice; (iii) by Licensee, upon giving written notice to Operator in the Event of Default; provided that if the Event of Default is a payment default that is cured in thirty (30) days following such notice and with respect to all other Events of default (that are of a type capable of being cured) such Event of Default is not cured within one hundred eighty (180) days thereof; (iv) by Operator upon giving written notice to Licensee within thirty (30) days of a Loss (as hereinafter defined); (v) by Operator upon written notice to Licensee and to the extent allowed under law, if Licensee files a petition pursuant to Title 7 or 11 of the United States Bankruptcy Code or is adjudged a debtor after the filing of an involuntary bankruptcy petition against Licensee, or if Licensee files a petition for relief pursuant to any state insolvency laws, or
(vi) upon the closing of the purchase of the Licenses by Operator pursuant to
Section 21(a). If the Agreement is terminated prior to the expected termination date which was disclosed to the



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


                                                                    EXHIBIT 1.47



FCC, Licensee shall file a notification with the FCC no later than ten (10) days after the early termination indicating the date the Agreement was terminated.

                  (b) DEFAULT. It shall be an "Event of Default" hereunder if either party fails to perform a material obligation or breaches a material representation and warranty contained in this Agreement in circumstances where such failure results in the inability of the other party to exercise its full rights under this Agreement.

                  (c) LOSS. The term "Loss" means: (1) expiration of the License without renewal; (2) License termination or revocation by the FCC without reinstatement; or (3) the unavailability of the Channels for the provision of Operator's Advanced Wireless Services due to regulatory action, including, but not limited to, FCC denial of the FCC Long Term License Application related to this Agreement, or reallocation of the Channels for purposes incompatible with Operator's business, or adoption of rules or policies that substantially frustrate achievement of the purposes of this Agreement. A Loss shall not be deemed a default by Licensee or Operator if the Loss was beyond the reasonable control of such party, and such party used its best efforts to preserve the License. In the event of a Loss, the parties shall cooperate in seeking special temporary authority from the FCC to allow Operator to continue operating on the Channels until such time as it can transition its users to other spectrum and minimize service disruption to its business and other activities.

                  (d) SURVIVAL OF EXPIRATION OR TERMINATION. The obligations of the parties under this Agreement that by their nature would continue beyond expiration or termination of this Agreement (including, without limitation, Sections l(c) (Right of First Refusal), 12(a) (Termination), 12(d) (Survival), 13 (Indemnification, Insurance, Limitation of Liability), 18 (Confidential Information), 19 (Notices), 21 (Options), 22 (Waiver), 24 (Construction), 27 (Severability), 28 (Arbitration), 29 (Governing Law), 30 (Specific Performance) shall survive any expiration or termination of this Agreement.

         13. INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITY.

                  (a) SCOPE OF INDEMNIFICATION BY OPERATOR. Operator shall defend, indemnify and hold Licensee harmless from any and all costs and expenses, including reasonable attorney's fees, arising from any inaccuracy or misrepresentation of any representation or warranty made by Operator herein or any failure by Operator to perform or comply with any covenant in this Agreement to be performed of complied with by Operator.

                  (b) SCOPE OF INDEMNIFICATION BY LICENSEE. In addition to Licensee's indemnification of Operator for use of Advanced Wireless Services, which indemnification is set forth in the terms of service and the acceptable use policy referenced in Section 5(f)(2) hereof, Licensee shall defend, indemnify and hold Operator harmless from any and all costs and expenses, including reasonable attorney's fees, arising out of or resulting from any inaccuracy or misrepresentation of any representation or warranty made by Licensee herein or any failure by Licensee to perform or comply with any covenant in this Agreement to be performed of complied with by Licensee. The parties agree and acknowledge that for purposes of Licensee's indemnification for use of the Advanced Wireless Services by Licensee, its users and its Permitted End Users, Clearwire Corporation is an intended third party beneficiary.



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


                                                                    EXHIBIT 1.47

                  (c) INDEMNIFICATION PROCEDURES. In claiming indemnification pursuant to this Agreement the party seeking indemnification shall, with respect to any claim for which indemnification is available, notify the indemnifying party in writing of the nature of the claim as soon as practicable. (The failure by the party seeking indemnification to give notice as provided, above, shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the failure results in the failure of actual notice and the indemnifying party is damaged as a result of the failure to give notice.) Upon receipt of notice of the assertion of a claim, the indemnifying party shall assume the defense of the claim. The party seeking indemnification shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of the party seeking indemnification unless (a) the employment of counsel by the party seeking indemnification has been authorized by the indemnifying party, (b) the party seeking indemnification has been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the party seeking indemnification in the conduct of the defense of the action (in which case the indemnifying party shall not have the right to direct the defense of the action on behalf of the party seeking indemnification), or (c) the indemnifying party has not in fact employed counsel to assume the defense of the action within a reasonable time following receipt of the notice given pursuant to this Section, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld), nor shall the indemnifying party settle any such action without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld). The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party seeking indemnification a release from all liability with respect to the claim. Each party shall cooperate in the defense of any claim for which indemnification is available and shall furnish such records, information, testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested by the other party.

                  (d) INSURANCE. At its expense, Operator will secure and maintain with financially reputable insurers not less than the following insurance: (a) "All Risk" property insurance covering the Advanced Wireless Services Transmission Facilities for their full replacement value, (b) Commercial General Liability insurance covering liability resulting from Operator's operation of the Advanced Wireless Services Transmission Facilities with limits of not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage liability and $2,000,000 annual aggregate, (c) in the event that Operator transmits any Operator-selected content, errors and omissions insurance; and (d) Workers' Compensation, Business Auto liability and other insurance as required by law. Licensee must be named as an additional insured or loss payee, as appropriate, on the above referenced insurance (except Workers' Compensation). Such insurance must be primary to any coverage that Licensee carries. A certificate of insurance must be delivered to Licensee evidencing that the above coverage is in effect and will not be canceled or materially altered without first giving Licensee thirty (30) days' prior written notice. Renewal certificates must be delivered prior to the expiration of the term thereof. Notwithstanding any other provision of this Agreement, Operator



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


                                                                    EXHIBIT 1.47



shall not be required to provide any insurance coverage for the facilities associated with the Contingent Reserved Capacity.

                  (e) WAIVER OF SUBROGATION. Anything in this Agreement to the contrary notwithstanding, neither Licensee nor Operator will be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any structure, building, equipment or other tangible property, or any resulting loss of income, even though such damage or loss might have been occasioned by the negligence of Licensee or Operator or any of their agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage, or was required of such party to be covered by insurance pursuant to this Agreement, but only to the extent such loss is or should have been covered by such insurance.

                  (f) LIMITATION OF LIABILITY. Operator, its affiliates, directors, officers, employees or agents shall not be responsible or liable to Licensee for any indirect, incidental, consequential, special, exemplary, punitive or other damages, or for any loss of profits, loss of revenue, loss resulting from interruption of business or loss of use or data, even if Operator, its affiliates, directors, officers, employees or agents have been advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy of any kind, under any contract, negligence, strict liability or other theory, arising out of or relating in any way to this Agreement or its implementation. In no event shall the total collective liability of Operator, its affiliates, directors, officers, employees and agents arising out of or relating in any way to this Agreement or its implementation exceed the royalty payments that are remaining to be paid to Licensee under Section 7(a) hereof, for the remainder of the then-current Initial Term or Renewal Term.

         14. NO JOINT VENTURE.

         Notwithstanding any other provisions of this Agreement, the parties intend by this document to enter a use agreement and not to create a joint venture and will carry out this Agreement to preserve that intent. Neither party is, nor shall either party hold itself out to be, vested with any power or right to contractually bind, act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other party that shall be deemed representations contractually binding upon such party.

         15. PROVISION OF EBS CONTENT.

         Licensee shall be solely responsible for providing and monitoring any educational content that is transmitted over the Channels. The content shall be transmitted in the form in which it is provided by Licensee, and Operator shall have neither the right nor the obligation to edit, enhance, correct or otherwise change or monitor the content. Upon receipt of the notice specified in Section 4(d), Operator shall not be responsible for any transmissions pursuant to the Contingent Reserved Capacity.



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


                                                                    EXHIBIT 1.47


         16. FORCE MAJEURE.

         Neither Licensee nor Operator shall be deemed in default or otherwise liable hereunder due to either party's inability to perform (except with respect to any obligation to make payment of money, which shall not be affected) by reason of any fire, earthquake, flood, substantial snowstorm, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, Act of God, or any municipal, county, state or national ordinance or law, or any executive, administrative or judicial order (which order is not the result of any act or omission that would constitute a default hereunder), or the failure of any municipal, county, state or national agency or department, including without limitation the FCC, to act in a timely manner on any application or request before such agency which would permit the performance of the party hereto, or the inability of Licensee or Operator to obtain the necessary consents, after use of commercially reasonable efforts, of third parties to the performance of the party hereto, or any failure or delay of any transportation, power or other essential thing required, or similar causes beyond either party's control.

         17. FCC POLICY.

         This Agreement shall at all times be subject to and construed in accordance with the FCC Rules and the Communications Act of 1934, as amended (the "Communications Act").

         18. CONFIDENTIAL INFORMATION.

         Pursuant to this Agreement and the performance thereof, Licensee may receive non-public proprietary information relating to the plans and/or operations of Operator and its affiliates, parents and subsidiaries ("Confidential Information"). Confidential Information includes, but is not limited to, information regarding vendors, customers and lender arrangements, line-of-sight and other customer calculations, leasing terms and arrangements, product/service specifications, prototypes, computer programs, models, drawings, acquisition plans, financing plans and arrangements, marketing plans, business plans, financial data, personnel statistics and any similar non-public or otherwise confidential or sensitive information. Licensee shall not use for itself, except in performance of the Agreement, or disclose to any third person, firm, corporation or other entity this Agreement or any Confidential Information, except (a) information that was gained independent of Licensee's relationship with Operator and become publicly available through no breach of any obligation of confidentiality by Licensee; (b) information that is communicated to a third party with the prior written consent of Operator; or (c) information that is required to be disclosed pursuant to the lawful order of a government agency or disclosure that is required by operation of law, but in such event, only to the extent such disclosure is required and, to the extent reasonably practicable, prior written notice must be given to allow Operator to seek a protective order or other appropriate remedy. In the event of a beach or threatened breach of the terms of this Section, Operator shall be entitled to seek an injunction prohibiting any such breach. Any such injunctive relief shall be in addition to, and not in lieu of, any appropriate relief in the way of money damages or any other remedies available at law or in equity. Operator may disclose this Agreement to its affiliates, strategic partners, actual or potential investors, lenders, acquirers, merger partners, and others whom Operator deems in good faith to have a need to know such information for purposes of pursuing a transaction or



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47



business relationship with Operator, so long as Operator secures an enforceable obligation from such third party to limit the use and disclosure of Confidential Information as provided herein.

         19. NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be effective upon receipt, in each case addressed:



         If to Licensee, to:        ______________________________
                                    c/o Hispanic Information and
                                    Telecommunications Network, Inc.
                                    449 Broadway, Third Floor
                                    New York, NY 10013
                                    Attention: Jose Luis Rodriguez
                                    Fax: (212) 966-5725

         With a copy to:            Day, Berry & Howard
                                    One Canterbury Green
                                    Stamford, CT 06901-2047
                                    Attention: Sabino Rodriguez
                                    Fax: (203) 977-7301

                           and
                                    RJGLaw LLC
                                    1010 Wayne Avenue, Suite 950
                                    Silver Spring, MD 20910
                                    Attention: Rudolph J. Geist
                                    Fax: (301) 589-2644

         If to Operator, to:        Fixed Wireless Holdings, LLC
                                    10210 NE Points Drive, Suite 210
                                    Kirkland, WA 98033
                                    Attention: Benjamin G. Wolff
                                    Fax: (425) 828-8061

         With a copy to:            Davis Wright Tremaine, LLP
                                    2600 Century Square
                                    1501 Fourth Avenue
                                    Seattle, WA 98101
                                    Attention: Julie Weston, Esq.
                                    Fax: (206) 628-7699

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.




EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47

         20. ASSIGNMENT/TRANSFER OF CONTROL.

                  (a) ELIGIBILITY FOR TRANSFER OR ASSIGNMENT. Licensee shall not assign its interest in this Agreement or the License to any person or entity that is not eligible or qualified to hold the License or lease the spectrum under applicable FCC Rules. Operator shall not assign its interest in this Agreement and will not enter into spectrum subleasing arrangements for the spectrum subject to the License with any person or entity that is not eligible or qualified to lease the spectrum under applicable FCC Rules.

                  (b) OPERATOR ASSIGNMENT. Pursuant to Section 1.9030(g) of the FCC Rules, Operator may assign this Agreement to another entity, provided that (in the case of assignments that are not pro-forma) Licensee has consented to such assignment (such consent not to be unreasonably withheld, delayed or conditioned), there is privity between Licensee and the assignee (i.e., the assignee agrees in writing to assume Operator's obligations under this Agreement), and the assignment of the Agreement is approved by the FCC after the parties file an FCC Long Term Lease Application. Pursuant to Section 1.9030(h) of the FCC Rules, Operator may undergo a transfer of control (other than a pro forma transfer of control) during the Term of this Agreement, provided it first obtains FCC consent by filing an FCC Long Term Lease Application. Upon assignment or transfer of this Agreement by Operator pursuant to the foregoing, the assignee or transferee will be solely responsible for the obligations of Operator hereunder and Operator shall be relieved and discharged of all responsibilities, liabilities and obligations. Each party shall be entitled, without the consent of the other party, to undertake a pro forma assignment or transfer of this Agreement, or its rights hereunder, and shall provide notice to the other party and notice to the FCC as required by Sections 1.9030(g) and (h).

                  (c) LICENSEE ASSIGNMENT. Subject at all times to Operator's right to purchase the License if the FCC determines to open eligibility for EBS spectrum (as set forth in Section 21(a) hereof), Licensee may, during the Term, assign its License or individual Channels to a qualified EBS eligible, or discontinue EBS operations and surrender its License to the FCC, subject to the following: Licensee shall notify Operator immediately upon making such decision, Licensee shall not discuss such decision with any third parties without Operator's written consent, and Licensee shall assign any affected Channels or the License to an FCC-qualified entity designated by Operator who will assume the Channels or License and assume Licensee's obligations under this Agreement (a "Successor Licensee"). Licensee, Successor Licensee and Operator shall cooperate in filing with the FCC any and all paperwork necessary to assign the license to the Successor Licensee and receive continued FCC consent, if necessary, to the long term de facto spectrum leasing arrangement reflected in this Agreement.

                  (d) OPERATOR SUBLEASE. Operator shall have the right to sublease capacity on the Wireless System (but not sublease any of the Channels apart from its operation on the Wireless System) in accordance with FCC Rules after receiving FCC consent by filing an FCC Long Term Lease Application. Licensee shall provide its written consent to such subleasing which Operator may submit to the FCC, and Licensee will reasonably cooperate with Operator to effect any such sublease; provided however, that Operator shall bear all reasonable costs and expenses associated with any such sublease, and no such sublease shall relieve Operator of any responsibility for compliance with all of Operator's obligations under this Agreement.



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47

                  (e) NONCOMPETITION. During the Term of this Agreement, Licensee shall not, either itself or with a third party other than Operator, engage in any commercial or for-profit activities utilizing any of the Channels that directly compete with Operator or its affiliates; provided, however, that any relationship between Licensee and any Permitted End User relating to the use by such Permitted End User of Advanced Wireless Services shall not be deemed to be in violation of the foregoing restriction. During the Term of this Agreement, and except as contemplated herein, Licensee shall not lease, sublease, pledge, encumber or otherwise permit or grant any current rights with respect to use of the Channels, in whole or in part. Without limiting the foregoing, Licensee shall not resell or otherwise provide services to any end user that is not a Permitted End User.

                  (f) LICENSEE RELEASE. Upon the valid consummation of the sale, assignment or transfer of the License to any third party as described in this Section, the execution by such third party of an assignment and assumption agreement with respect to this Agreement, and the expiration of any applicable FCC reconsideration periods for such assignment or transfer: (i) Licensee will be released and discharged from all obligations to Operator arising thereafter; and (ii) Licensee will not incur any penalties as a result of and will not be responsible for any of Operator's expenses associated with the sale, assignment or transfer, except that nothing shall release Licensee from any liabilities incurred prior to the execution of such assignment and assumption agreement.

         21. OPTIONS TO PURCHASE AND SELL THE LICENSE.

                  (a) OPERATOR'S OPTION TO PURCHASE. Licensee grants to Operator an option (the "Option") to acquire, or to designate an FCC qualified entity to acquire, from Licensee all of Licensee's right, title and interest in and to the License, free and clear of all Liens. The Option may be exercised at any time during the Term and ten (10) years thereafter (the "Expiration Time"). If, prior to the Expiration Time, Operator intends to exercise the Option, Operator shall provide written notice of its intent to Licensee, and if the License is to be purchased pursuant to the option by an FCC qualified entity designated by Operator, then such notice shall identify such entity. Upon delivery of such notice, each party shall use its reasonable best efforts to cause the sale of the License to occur as soon as possible. Should Operator (or an FCC qualified entity designated by Operator) exercise the Option, then the purchase will close upon the grant of the FCC's approval of the assignment of the License to Operator (or an FCC qualified entity designated by Operator). At such time, Operator shall pay to Licensee [ Dollars ($_______________)] in immediately available funds wired to an account designated by the Licensee and Licensee shall deliver to Operator (or to the FCC qualified entity designated by Operator) an instrument of assignment of the License in a form reasonably satisfactory to Operator. Notwithstanding the other provisions of this Section 21(a), Operator agrees that it will not exercise the Option and designate an alternative non-profit entity qualified to hold EBS licenses to acquire the License from Licensee, unless or until (i) Licensee defaults under this Agreement and fails to cure such default within the time period given hereunder, if any; (ii) a change of control of Licensee has occurred; or (iii) such time as to refrain from exercising such Option and designating a non-profit entity qualified entity to hold such EBS license would be harmful to Clearwire's commercial or competitive interests. For the purposes of this Section 21(a), a change of control of Licensee shall occur if (A) more than fifty percent (50%) of the members of the board of directors of Licensee as of the date of this Agreement have either resigned or been

EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47



replaced or (B) Jose Luis Rodriguez is no longer the President and Chief Executive Officer of Licensee.

                  (b) SALE OF LICENSE AT AUCTION. Subject at all times to observing the FCC's anti-collusion rules, in the event the FCC determines to hold an auction pursuant to which EBS licenses are auctioned, Licensee and Operator shall cooperate and agree upon whether the License will be submitted as part of the auction. Licensee shall not submit the License for potential sale at the auction without the prior written consent of Operator. In the event the parties agree that the License may be auctioned and sold to a third party, the parties agree that in consideration of Operator's sole and substantial financial investment in developing, constructing and operating the Channels and the Wireless System, Licensee will retain Five Thousand Dollars ($5,000) of the sale price for the License sold, and immediately pay the remainder to Operator. In the event that any Channel or the License is sold at auction, Licensee shall cause: (i) the transferee of such Channel or License to unconditionally agree in writing to assume Licensee's obligations under this Agreement with respect to any such Channel or the License; and (ii) the written instrument described in the foregoing subsection shall provide that Operator will be a third-party beneficiary of such instrument.

         22. WAIVERS.

         Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         23. COMPLETE AGREEMENT.

         Except for the terms of service and acceptable use policy referenced in
Section 5(f)(2) hereof, which govern the use of the Advanced Wireless Services, this Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party (or any officer, employee or representative of any party).

         24. CONSTRUCTION.

         The parties intend that the Wireless System of which the Channels will form a part will, subject to required FCC authorizations and FCC Rules, provide an array of services selected by Operator in accordance with its business plan, as such business plan may evolve from time to time, and the parties anticipate that the architecture of the Wireless System and its service set will evolve in accordance with technological developments and Operator's plans to employ technological developments in its business. Accordingly, it is the intention and the agreement of the parties that this Agreement shall be understood and interpreted in an expansive fashion to adapt to and permit the utilization of such changes in technology, consistent with applicable legal requirements and the parties' rights hereunder. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Unless otherwise stated, references in this Agreement to Sections refer to the Sections of this Agreement.


EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47



         25. AMENDMENT.

         This Agreement may not be amended or modified orally but only by an instrument in writing duly executed by the parties.

         26. COUNTERPARTS.

         More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

         27. SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision will be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intentions of the parties, and the remainder of the Agreement will be in full force and effect.

         28. ARBITRATION.

         (a) If the parties are unable to resolve any dispute, including without limitation disputes regarding a breach or default under this Agreement (each a "Dispute"), the parties shall arbitrate such Dispute pursuant to the rules set forth in this Section 28.

         (b) Any such matter shall be resolved by a single arbitrator (the "Arbitrator"). In the event of a Dispute, either party may request that the Dispute be resolved by initiating arbitration proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this Section 28 or as agreed by the parties. The parties agree that discovery in any arbitration proceeding shall be of the type provided by the Washington State Rules of Civil Procedure, pursuant to any schedule established by the Arbitrator. Pre-hearing disclosures, briefs and other filings shall be at the discretion of the Arbitrator. The parties agree that the Arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty).

         (c) The arbitration hearing shall take place in Seattle, Washington. The Washington Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. Each party shall bear the burden of persuasion with respect to its proposal for resolution of the matter. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitrator will have no power to amend or disregard any provision of this Agreement, including without limitation the provisions of this Section 28.



EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47

                  (d) Within thirty (30) days after the closing of the arbitration hearing, the Arbitrator will prepare and provide to the parties an award (the "Award") which shall be a writing setting forth the Arbitrator's finding of facts and any conclusions of law relating to the Dispute, including the reasons for the decisions contained in the Award. The Award shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                  (e) The Award will be final, but all or any part of the Award may be appealed by either party to a court of competent jurisdiction located in King County, Washington for a trial de novo of the Dispute, including but not limited to all factual findings and legal conclusions addressed by the Arbitrator. Any such appeal must be made by the initiation of an action with a court of competent jurisdiction located in King County, Washington within thirty
(30) days following the parties receipt of the Award. Any appeal taken under this section shall include all rights of appeal from the trial court to appropriate courts of appeal.

                  (f) This Agreement and all terms and conditions contained herein shall remain in full force and effect during any arbitration pursuant to this Section 28 and all appeals thereof until a final, non-appealable determination of all issues is made or the parties otherwise finally settle all issues of the Dispute by a binding settlement agreement. Any termination under
Section 12 for an Event of Default or otherwise shall be stayed during the arbitration and all appeals thereof.

                  (g) Each party will bear an equal one-half of all fees, costs and expenses of the Arbitrator, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses, in arbitration, trial de novo or any appeal therefrom.

                  (h) Notwithstanding anything to the contrary in this Section 28, either party may seek injunctive relief from a court of competent jurisdiction located in King County, Washington (in accordance with Section 30) at any time without complying with the foregoing provisions.

         29. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and wholly performed within Washington by persons domiciled in Washington.

         30. SPECIFIC PERFORMANCE.

         The parties acknowledge and agree that the rights reserved to each of them hereunder are of a special, unique, unusual and extraordinary character, and that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that each




EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47



party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and provisions of this Agreement in any state or federal court of the United States, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The non-prevailing party shall pay its own expenses, court costs and the expenses, including without limitation, attorneys' fees and costs, and expert witness fees incurred by the other party.



                            [SIGNATURE PAGE FOLLOWS]







EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                    EXHIBIT 1.47




         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.




                                    HISPANIC INFORMATION AND
                                    TELECOMMUNICATIONS NETWORK, INC.



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------



                                    FIXED WIRELESS HOLDINGS, LLC



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------










EXHIBIT 1.47 - EBS EXCESS CAPACITY USE AND ROYALTY AGREEMENT

                                                                 EXHIBIT 3.10(h)


                                JOINDER AGREEMENT


         This Joinder Agreement ("Joinder") is made and entered into this ___ day of ___________________, 20_____, by and between Clearwire Corporation, a Delaware corporation (the "Company"), and the party whose signature appears below ("Newco").

         Reference is made to that certain Spectrum Access and Loan Facility Agreement dated May_______, 2005, (the "Loan Facility Agreement") by and among the Company, Hispanic Information and Telecommunications Network, Inc., and HITN Spectrum, LLC ("Holdco"). The Loan Facility Agreement requires Newco to deliver this Joinder.

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Newco hereby consents and agrees to become a party to and be bound by the Loan Facility Agreement as fully as if Newco were one of its original parties. Newco hereby acknowledges receipt of a copy of the Loan Facility Agreement.

         2. Newco hereby agrees that all representations, warranties and covenants under the Loan Facility Agreement that apply to Holdco shall also apply to Newco in the same fashion. Without limiting the foregoing, Newco hereby makes all of the representations and warranties in Section 4 of the Loan Facility Agreement as Holdco has made therein and Newco hereby agrees to be bound by all of the covenants in Sections 6 and 7 of the Loan Facility Agreement as Holdco has agreed to be bound by therein.

         3. All terms and conditions of the Loan Facility Agreement remain in full force and effect.

         4. This Joinder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without reference to any rules governing conflicts of laws.

         5. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         Each party has caused this Joinder Agreement to be duly executed personally or by its duly authorized officer or representative on the date first above written.


COMPANY:                                 JOINING PARTY:
CLEARWIRE CORPORATION,                   [NEWCO, LLC],a Delaware limited
a Delaware corporation                   liability company

By:                                      By:
   ----------------------------             ----------------------------
   Benjamin G. Wolff                     Name:
   Executive Vice President                   --------------------------
                                         Title:
                                               -------------------------



EXHIBIT 3.10(h) - JOINDER AGREEMENT